MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
Depositor

WELLS FARGO BANK, N.A
Servicer

WELLS FARGO BANK, N.A.
Master Servicer and Trust Administrator

and

U.S. BANK NATIONAL ASSOCIATION
Trustee

POOLING AND SERVICING AGREEMENT
Dated as of July 1, 2006

MASTR Asset Backed Securities Trust 2006-AM2
Mortgage Pass-Through Certificates

Series 2006-AM2

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
SECTION 1.01.	Defined Terms.
SECTION 1.02.	Allocation of Certain Interest Shortfalls.
SECTION 1.03.	Rights of the NIMS Insurer.

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.	Conveyance of the Mortgage Loans.
SECTION 2.02.	Acceptance of REMIC I by Trustee.
SECTION 2.03.	Repurchase or Substitution of Mortgage Loans by the Originator or the Seller.
SECTION 2.04.	Reserved.
SECTION 2.05.	Representations, Warranties and Covenants of the Servicer and the Master Servicer.
SECTION 2.06.	Conveyance of REMIC Regular Interests and Acceptance of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI by the Trustee; Issuance of Certificates.
SECTION 2.07.	Issuance of Class R Certificates and Class R-X Certificates.

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01.	Servicer to Act as Servicer.
SECTION 3.02.	Sub-Servicing Agreements Between Servicer and Sub-Servicers.
SECTION 3.03.	Successor Sub-Servicers.
SECTION 3.04.	Liability of the Servicer.
SECTION 3.05.	No Contractual Relationship Between Sub-Servicers and the Trustee, the Trust Administrator, the NIMS Insurer or Certificateholders.
SECTION 3.06.	Assumption or Termination of Sub-Servicing Agreements by Master Servicer.
SECTION 3.07.	Collection of Certain Mortgage Loan Payments.
SECTION 3.08.	Sub-Servicing Accounts.
SECTION 3.09.	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.
SECTION 3.10.	Collection Account.
SECTION 3.11.	Withdrawals from the Collection Account.
SECTION 3.12.	Investment of Funds in the Collection Account.
SECTION 3.13.	[Reserved].
SECTION 3.14.	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.
SECTION 3.15.	Enforcement of Due-On-Sale Clauses; Assumption Agreements.
SECTION 3.16.	Realization Upon Defaulted Mortgage Loans.
SECTION 3.17.	Trustee to Cooperate; Release of Mortgage Files.
SECTION 3.18.	Servicing Compensation.
SECTION 3.19.	Reports; Collection Account Statements.
SECTION 3.20.	Statement as to Compliance.
SECTION 3.21.	Assessments of Compliance and Attestation Reports.
SECTION 3.22.	Access to Certain Documentation.
SECTION 3.23.	Title, Management and Disposition of REO Property.
SECTION 3.24.	Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.
SECTION 3.25.	Obligations of the Servicer in Respect of Monthly Payments.
SECTION 3.26.	Advance Facility
SECTION 3.27.	Late Remittance.
SECTION 3.28.	Foreclosure Rights

ARTICLE IIIA ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3A.01.	Master Servicer to Act as Master Servicer
SECTION 3A.02.	[Reserved].
SECTION 3A.03.	Monitoring of Servicer.
SECTION 3A.04.	Fidelity Bond.
SECTION 3A.05.	Power to Act; Procedures.
SECTION 3A.06.	Due on Sale Clauses; Assumption Agreements.
SECTION 3A.07.	[Reserved].
SECTION 3A.08.	Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee.
SECTION 3A.09.	Compensation for the Master Servicer.
SECTION 3A.10.	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.
SECTION 3A.11.	Distribution Account.
SECTION 3A.12.	Permitted Withdrawals and Transfers from the Distribution Account.

ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.	Distributions.
SECTION 4.02.	Statements to Certificateholders.
SECTION 4.03.	Remittance Reports, Advances.
SECTION 4.04.	Allocation of Realized Losses.
SECTION 4.05.	Compliance with Withholding Requirements.
SECTION 4.06.	Exchange Commission Filings; Additional Information.
SECTION 4.07.	Net WAC Rate Carryover Reserve Account.
SECTION 4.08.	Swap Account.
SECTION 4.09.	Tax Treatment of Swap Payments and Swap Termination Payments.
SECTION 4.10.	Cap Account.

ARTICLE V THE CERTIFICATES

SECTION 5.01.	The Certificates.
SECTION 5.02.	Registration of Transfer and Exchange of Certificates.
SECTION 5.03.	Mutilated, Destroyed, Lost or Stolen Certificates.
SECTION 5.04.	Persons Deemed Owners.
SECTION 5.05.	Certain Available Information.

ARTICLE VI THE DEPOSITOR AND THE MASTER SERVICER

SECTION 6.01.	Liability of the Depositor, the Servicer and the Master Servicer.
SECTION 6.02.	Merger or Consolidation of the Depositor or the Master Servicer.
SECTION 6.03.	Limitation on Liability of the Depositor, the Servicer, the Master Servicer and Others.
SECTION 6.04.	Limitation on Resignation of the Servicer; Assignment of Master Servicing.
SECTION 6.05.	Successor Master Servicer.
SECTION 6.06.	Rights of the Depositor in Respect of the Servicer.
SECTION 6.07.	[Reserved].
SECTION 6.08.	Duties of the Credit Risk Manager.
SECTION 6.09.	Limitation Upon Liability of the Credit Risk Manager.
SECTION 6.10.	Removal of the Credit Risk Manager.

ARTICLE VII DEFAULT

SECTION 7.01.	Servicer Events of Default and Master Servicer Events of Termination.
SECTION 7.02.	Master Servicer or Trustee to Act; Appointment of Successor Servicer.
SECTION 7.03.	Trustee to Act; Appointment of Successor Master Servicer.
SECTION 7.04.	Notification to Certificateholders.
SECTION 7.05.	Waiver of Servicer Events of Default and Master Servicer Events of Termination.
SECTION 7.06.	Survivability of Servicer and Master Servicer Liabilities.

ARTICLE VIII CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

SECTION 8.01.	Duties of Trustee and Trust Administrator.
SECTION 8.02.	Certain Matters Affecting the Trustee and the Trust Administrator
SECTION 8.03.	Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.
SECTION 8.04.	Trustee and Trust Administrator May Own Certificates.
SECTION 8.05.	Trust Administrator’s and Trustee’s Fees and Expenses.
SECTION 8.06.	Eligibility Requirements for Trustee and Trust Administrator.
SECTION 8.07.	Resignation and Removal of the Trustee or Trust Administrator.
SECTION 8.08.	Successor Trustee or Trust Administrator.
SECTION 8.09.	Merger or Consolidation of Trustee or Trust Administrator.
SECTION 8.10.	Appointment of Co-Trustee or Separate Trustee.
SECTION 8.11.	Appointment of Office or Agency; Appointment of Custodian.
SECTION 8.12.	Representations and Warranties.

ARTICLE IX TERMINATION

SECTION 9.01.	Termination Upon Repurchase or Liquidation of All Mortgage Loans.
SECTION 9.02.	Additional Termination Requirements.

ARTICLE X REMIC PROVISIONS

SECTION 10.01.	REMIC Administration.
SECTION 10.02.	Prohibited Transactions and Activities.
SECTION 10.03.	Servicer, Master Servicer and Trustee Indemnification.

ARTICLE XI MISCELLANEOUS PROVISIONS

SECTION 11.01.	Amendment.
SECTION 11.02.	Recordation of Agreement; Counterparts.
SECTION 11.03.	Limitation on Rights of Certificateholders.
SECTION 11.04.	Governing Law.
SECTION 11.05.	Notices.
SECTION 11.06.	Severability of Provisions.
SECTION 11.07.	Notice to Rating Agencies and the NIMS Insurer.
SECTION 11.08.	Article and Section References.
SECTION 11.09.	Grant of Security Interest.
SECTION 11.10.	Third Party Rights.
SECTION 11.11.	Intention of the Parties and Interpretation.

Exhibits

Exhibit A-1	Form of Class A-1 Certificate
Exhibit A-2	Form of Class A-2 Certificate
Exhibit A-3	Form of Class A-3 Certificate
Exhibit A-4	Form of Class A-4 Certificate
Exhibit A-5	Form of Class M-1 Certificate
Exhibit A-6	Form of Class M-2 Certificate
Exhibit A-7	Form of Class M-3 Certificate
Exhibit A-8	Form of Class M-4 Certificate
Exhibit A-9	Form of Class M-5 Certificate
Exhibit A-10	Form of Class M-6 Certificate
Exhibit A-11	Form of Class M-7 Certificate
Exhibit A-12	Form of Class M-8 Certificate
Exhibit A-13	Form of Class M-9 Certificate
Exhibit A-14	Form of Class M-10 Certificate
Exhibit A-15	Form of Class M-11 Certificate
Exhibit A-16	Form of Class M-12 Certificate
Exhibit A-17	Form of Class CE Certificate
Exhibit A-18	Form of Class P Certificate
Exhibit A-19	Form of Class R Certificate
Exhibit A-20	Form of Class R-X Certificate
Exhibit B	[Reserved]
Exhibit C-1	Form of Initial Certification
Exhibit C-2	Form of Final Certification
Exhibit C-3	Form of Receipt of Mortgage Notes
Exhibit D	Form of Assignment Agreement
Exhibit E	Request for Release
Exhibit F-1	Form of Transferor Representation Letter and Form of Transferee Representation
Letter in Connection with Transfer of the Private Certificates Pursuant to Rule 144A Under the 1933 Act
Exhibit F-2	Form of Transfer Affidavit and Agreement and Form of Transferor Affidavit in Connection with Transfer of Residual Certificates
Exhibit G	Form of Certification with respect to ERISA and the Code
Exhibit H	Form of Report Pursuant to Section 4.06
Exhibit I	Form of Lost Note Affidavit
Exhibit J-1	Form of Certification to Be Provided by the Master Servicer with Form 10-K
Exhibit J-2	Form of Certification to Be Provided by the Servicer to the Master Servicer
Exhibit K	Form of Cap Contract
Exhibit L	Annual Statement of Compliance pursuant to Section 3.20
Exhibit M	Form of Interest Rate Swap Agreement
Exhibit N	Form of Swap Administration Agreement
Exhibit O	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit P	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit Q	Additional Disclosure Notification
Exhibit R-1	Form of Delinquency Report
Exhibit R-2	Form of Monthly Remittance Advice
Exhibit R-3	Form of Realized Loss Report
Exhibit S	List of Appraisal Firms

Schedule 1	Mortgage Loan Schedule
Schedule 2	Prepayment Charge Schedule

This Pooling and Servicing Agreement, is dated and effective as of July 1, 2006 among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC. as Depositor, WELLS FARGO BANK, N.A., as Servicer, WELLS FARGO BANK, N.A. as Master Servicer and Trust Administrator and U.S. BANK NATIONAL ASSOCIATION as Trustee.

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement.

REMIC I

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (other than the Net WAC Rate Carryover Reserve Account, the Swap Account, the Supplemental Interest Trust, the Interest Rate Swap Agreement, the Cap Account, the Cap Contract, any Originator Prepayment Charge Payment Amounts and any Servicer Prepayment Charge Payment Amounts) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I.” The Class R-I Interest will be the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

Designation	REMIC 1 Remittance Rate(2)	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
I	Variable	$408.42	June 2036
I-1-A	Variable	$3,217,500.00	June 2036
I-1-B	Variable	$3,217,500.00	June 2036
I-2-A	Variable	$4,022,000.00	June 2036
I-2-B	Variable	$4,022,000.00	June 2036
I-3-A	Variable	$4,824,500.00	June 2036
I-3-B	Variable	$4,824,500.00	June 2036
I-4-A	Variable	$5,612,000.00	June 2036
I-4-B	Variable	$5,612,000.00	June 2036
I-5-A	Variable	$6,383,000.00	June 2036
I-5-B	Variable	$6,383,000.00	June 2036
I-6-A	Variable	$7,121,500.00	June 2036
I-6-B	Variable	$7,121,500.00	June 2036
I-7-A	Variable	$7,826,000.00	June 2036
I-7-B	Variable	$7,826,000.00	June 2036
I-8-A	Variable	$8,474,500.00	June 2036
I-8-B	Variable	$8,474,500.00	June 2036
I-9-A	Variable	$9,058,000.00	June 2036
I-9-B	Variable	$9,058,000.00	June 2036
I-10-A	Variable	$8,637,500.00	June 2036
I-10-B	Variable	$8,637,500.00	June 2036
I-11-A	Variable	$8,224,500.00	June 2036
I-11-B	Variable	$8,224,500.00	June 2036
I-12-A	Variable	$7,832,000.00	June 2036
I-12-B	Variable	$7,832,000.00	June 2036
I-13-A	Variable	$7,458,500.00	June 2036
I-13-B	Variable	$7,458,500.00	June 2036
I-14-A	Variable	$7,102,000.00	June 2036
I-14-B	Variable	$7,102,000.00	June 2036
I-15-A	Variable	$6,763,500.00	June 2036
I-15-B	Variable	$6,763,500.00	June 2036
I-16-A	Variable	$6,441,000.00	June 2036
I-16-B	Variable	$6,441,000.00	June 2036
I-17-A	Variable	$6,133,500.00	June 2036
I-17-B	Variable	$6,133,500.00	June 2036
I-18-A	Variable	$5,841,500.00	June 2036
I-18-B	Variable	$5,841,500.00	June 2036
I-19-A	Variable	$5,604,000.00	June 2036
I-19-B	Variable	$5,604,000.00	June 2036
I-20-A	Variable	$11,113,000.00	June 2036
I-20-B	Variable	$11,113,000.00	June 2036
I-21-A	Variable	$9,993,500.00	June 2036
I-21-B	Variable	$9,993,500.00	June 2036
I-22-A	Variable	$8,925,500.00	June 2036
I-22-B	Variable	$8,925,500.00	June 2036
I-23-A	Variable	$7,986,000.00	June 2036
I-23-B	Variable	$7,986,000.00	June 2036
I-24-A	Variable	$7,129,000.00	June 2036
I-24-B	Variable	$7,129,000.00	June 2036
I-25-A	Variable	$3,764,000.00	June 2036
I-25-B	Variable	$3,764,000.00	June 2036
I-26-A	Variable	$3,520,000.00	June 2036
I-26-B	Variable	$3,520,000.00	June 2036
I-27-A	Variable	$3,317,500.00	June 2036
I-27-B	Variable	$3,317,500.00	June 2036
I-28-A	Variable	$3,125,000.00	June 2036
I-28-B	Variable	$3,125,000.00	June 2036
I-29-A	Variable	$2,946,500.00	June 2036
I-29-B	Variable	$2,946,500.00	June 2036
I-30-A	Variable	$2,777,500.00	June 2036
I-30-B	Variable	$2,777,500.00	June 2036
I-31-A	Variable	$2,619,500.00	June 2036
I-31-B	Variable	$2,619,500.00	June 2036
I-32-A	Variable	$2,470,500.00	June 2036
I-32-B	Variable	$2,470,500.00	June 2036
I-33-A	Variable	$2,329,500.00	June 2036
I-33-B	Variable	$2,329,500.00	June 2036
I-34-A	Variable	$2,195,500.00	June 2036
I-34-B	Variable	$2,195,500.00	June 2036
I-35-A	Variable	$2,071,500.00	June 2036
I-35-B	Variable	$2,071,500.00	June 2036
I-36-A	Variable	$1,953,500.00	June 2036
I-36-B	Variable	$1,953,500.00	June 2036
I-37-A	Variable	$1,843,500.00	June 2036
I-37-B	Variable	$1,843,500.00	June 2036
I-38-A	Variable	$1,739,500.00	June 2036
I-38-B	Variable	$1,739,500.00	June 2036
I-39-A	Variable	$1,641,000.00	June 2036
I-39-B	Variable	$1,641,000.00	June 2036
I-40-A	Variable	$1,548,000.00	June 2036
I-40-B	Variable	$1,548,000.00	June 2036
I-41-A	Variable	$1,461,000.00	June 2036
I-41-B	Variable	$1,461,000.00	June 2036
I-42-A	Variable	$1,379,000.00	June 2036
I-42-B	Variable	$1,379,000.00	June 2036
I-43-A	Variable	$1,302,000.00	June 2036
I-43-B	Variable	$1,302,000.00	June 2036
I-44-A	Variable	$1,229,000.00	June 2036
I-44-B	Variable	$1,229,000.00	June 2036
I-45-A	Variable	$1,160,500.00	June 2036
I-45-B	Variable	$1,160,500.00	June 2036
I-46-A	Variable	$1,095,500.00	June 2036
I-46-B	Variable	$1,095,500.00	June 2036
I-47-A	Variable	$1,034,500.00	June 2036
I-47-B	Variable	$1,034,500.00	June 2036
I-48-A	Variable	$977,000.00	June 2036
I-48-B	Variable	$977,000.00	June 2036
I-49-A	Variable	$923,000.00	June 2036
I-49-B	Variable	$923,000.00	June 2036
I-50-A	Variable	$872,000.00	June 2036
I-50-B	Variable	$872,000.00	June 2036
I-51-A	Variable	$824,000.00	June 2036
I-51-B	Variable	$824,000.00	June 2036
I-52-A	Variable	$778,500.00	June 2036
I-52-B	Variable	$778,500.00	June 2036
I-53-A	Variable	$735,500.00	June 2036
I-53-B	Variable	$735,500.00	June 2036
I-54-A	Variable	$695,500.00	June 2036
I-54-B	Variable	$695,500.00	June 2036
I-55-A	Variable	$657,500.00	June 2036
I-55-B	Variable	$657,500.00	June 2036
I-56-A	Variable	$621,000.00	June 2036
I-56-B	Variable	$621,000.00	June 2036
I-57-A	Variable	$587,500.00	June 2036
I-57-B	Variable	$587,500.00	June 2036
I-58-A	Variable	$555,500.00	June 2036
I-58-B	Variable	$555,500.00	June 2036
I-59-A	Variable	$525,500.00	June 2036
I-59-B	Variable	$525,500.00	June 2036
I-60-A	Variable	$9,663,500.00	June 2036
I-60-B	Variable	$9,663,500.00	June 2036
P	Variable	$100.00	June 2036
________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC I Remittance Rate” herein.

REMIC II

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” The Class R-II Interest will evidence the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the REMIC II Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.

Designation	REMIC II Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
II-LTAA	Variable(2)	$467,781,840.25	June 2036
II-LTA1	Variable(2)	$2,064,400.00	June 2036
II-LTA2	Variable(2)	$646,300.00	June 2036
II-LTA3	Variable(2)	$697,200.00	June 2036
II-LTA4	Variable(2)	$262,750.00	June 2036
II-LTM1	Variable(2)	$186,150.00	June 2036
II-LTM2	Variable(2)	$171,830.00	June 2036
II-LTM3	Variable(2)	$105,010.00	June 2036
II-LTM4	Variable(2)	$95,460.00	June 2036
II-LTM5	Variable(2)	$83,530.00	June 2036
II-LTM6	Variable(2)	$76,370.00	June 2036
II-LTM7	Variable(2)	$73,980.00	June 2036
II-LTM8	Variable(2)	$62,050.00	June 2036
II-LTM9	Variable(2)	$50,110.00	June 2036
II-LTM10	Variable(2)	$40,570.00	June 2036
II-LTM11	Variable(2)	$47,730.00	June 2036
II-LTM12	Variable(2)	$42,960.00	June 2036
II-LTZZ	Variable(2)	$4,840,168.17	June 2036
II-LTP	Variable(2)	$100.00	June 2036
II-LTIO	Variable(2)	(3)	June 2036
________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC II Remittance Rate” herein.
(3)	REMIC II Regular Interest II-LTIO will not have an Uncertificated Balance, but will accrue interest on its Uncertificated Notional Amount.

REMIC III

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III.” The Class R-III Interest will evidence the sole class of “residual interests” in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Classes of Certificates.

Each Certificate, other than the Class P Certificate, the Class CE Certificate, the Class R Certificate and the Class R-X Certificates, represents ownership of a Regular Interest in REMIC III and also represents (i) the right to receive payments with respect to the Net WAC Rate Carryover Amount (as defined herein) and (ii) the obligation to pay Class IO Distribution Amounts (as defined herein). The entitlement to principal of the Regular Interest which corresponds to each Certificate shall be equal in amount and timing to the entitlement to principal of such Certificate.

Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class A-1	Variable(2)	$206,440,000.00	June 2036
Class A-2	Variable(2)	$64,630,000.00	June 2036
Class A-3	Variable(2)	$69,720,000.00	June 2036
Class A-4	Variable(2)	$26,275,000.00	June 2036
Class M-1	Variable(2)	$18,615,000.00	June 2036
Class M-2	Variable(2)	$17,183,000.00	June 2036
Class M-3	Variable(2)	$10,501,000.00	June 2036
Class M-4	Variable(2)	$9,546,000.00	June 2036
Class M-5	Variable(2)	$8,353,000.00	June 2036
Class M-6	Variable(2)	$7,637,000.00	June 2036
Class M-7	Variable(2)	$7,398,000.00	June 2036
Class M-8	Variable(2)	$6,205,000.00	June 2036
Class M-9	Variable(2)	$5,011,000.00	June 2036
Class M-10	Variable(2)	$4,057,000.00	June 2036
Class M-11	Variable(2)	$4,773,000.00	June 2036
Class M-12	Variable(2)	$4,296,000.00	June 2036
Class CE Interest	Variable(3)	$6,688,408.42	June 2036
Class P Interest	N/A(4)	$100.00	June 2036
Class Swap-IO Interest	N/A(5)	N/A	June 2036
_______________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC III Regular Interest.
(2) Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3) The Class CE Interest will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class CE Interest outstanding from time to time, which shall equal the Uncertificated Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest II-LTP). The Class CE Interest will not accrue interest on its Uncertificated Balance.
(4) The Class P Interest will not accrue interest.
(5) The Class Swap-IO Interest will not have a Pass-Through Rate or a Certificate Principal Balance, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest II-LTIO.

REMIC IV

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class CE Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV.” The Class R-IV Interest represents the sole class of “residual interests” in REMIC IV for purposes of the REMIC Provisions.

The following table irrevocably sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the indicated Class of Certificates that represents a “regular interest” in REMIC IV created hereunder:

Class Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class CE Certificates	Variable(2)	$6,688,408.42	June 2036
_______________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the “latest possible maturity date” for the Class CE Certificates.
(2) The Class CE Certificates will receive 100% of amounts received in respect of the Class CE Interest.

REMIC V

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC V.” The Class R-V Interest represents the sole class of “residual interests” in REMIC V for purposes of the REMIC Provisions.

The following table irrevocably sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the indicated Class of Certificates that represents a “regular interest” in REMIC V created hereunder:

Class Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class P Certificates	Variable(2)	$100.00	June 2036
_______________
(1)    For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the “latest possible maturity date” for the Class P Certificates.
(2)    The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

REMIC VI

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class SWAP-IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC VI.” The Class R-VI Interest represents the sole class of “residual interests” in REMIC VI for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated REMIC VI Regular Interest SWAP-IO, which will be uncertificated.

Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
SWAP-IO	Variable(2)	N/A	June 2036
________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for REMIC VI Regular Interest SWAP-IO.

(2)	REMIC VI Regular Interest SWAP-IO shall receive 100% of amounts received in respect of the Class SWAP-IO Interest.

As of the Cut-off Date, the Mortgage Loans had an aggregate Stated Principal Balance equal to $477,328,508.42.

In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms.

Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

“10-K Filing Deadline”: The meaning set forth in Section 4.06(a)(iv).

“Accepted Master Servicing Practices”: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage loan master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in Section 3A.01 hereof, but in no event below the standard set forth in clause (x).

“Accrual Period”: With respect to the Class A Certificates and the Mezzanine Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding the current Distribution Date. With respect to the Class CE Certificates and the REMIC Regular Interests and each Distribution Date, the calendar month prior to the month of such Distribution Date.

“Additional Disclosure”: The meaning set forth in Section 4.06(a)(v).

“Additional Form 10-D Disclosure”: The meaning set forth in Section 4.06(a)(i).

“Additional Form 10-K Disclosure”: The meaning set forth in Section 4.06(a)(iv).

“Adjustable-Rate Mortgage Loan”: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

“Adjusted Net Maximum Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any Fixed-Rate Mortgage Loan) as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Master Servicing Fee Rate, (ii) the Servicing Fee Rate and (iii) the Credit Risk Manager Fee Rate.

“Adjusted Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Master Servicing Fee Rate, (ii) the Servicing Fee Rate and (iii) the Credit Risk Manager Fee Rate.

“Adjustment Date”: With respect to each Adjustable-Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”: With respect to any Distribution Date, as to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of Monthly Payments due during the related Due Period pursuant to Section 4.03 or by the Master Servicer (in its capacity as successor Servicer) or any other successor Servicer pursuant to Section 4.03.

“Advance Facility”: As defined in Section 3.26 hereof.

“Advancing Person”: As defined in Section 3.26 hereof.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Loss Severity Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred on any Mortgage Loans from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate Stated Principal Balance of such Mortgage Loans immediately prior to the liquidation of such Mortgage Loans.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Realized Loss Amount”: With respect to any Distribution Date and any Class of Mezzanine Certificates, (i) the sum of (a) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (b) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining undistributed from the previous Distribution Date reduced by (ii) the amount of any Subsequent Recoveries added to the Certificate Principal Balance of such Class of Certificates.

“Assessment of Compliance”: As defined in Section 3.21.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder’s office), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

“Assignment Agreement”: The Assignment and Recognition Agreement, dated July 28, 2006, among the Depositor, the Seller and the Originator, a form of which is attached hereto as Exhibit D, pursuant to which the Seller assigns its rights under the Originator Master Agreement to the Depositor.

“Attestation Report”: As defined in Section 3.21.

“Available Funds”: With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on the Mortgage Loans by the Servicer on or prior to the related Determination Date, (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Subsequent Recoveries, proceeds from repurchases of and substitutions for such Mortgage Loans and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received by the Servicer during the related Prepayment Period, (c) the aggregate of any amounts received by the Servicer in respect of a related REO Property and withdrawn from any REO Account and remitted to the Master Servicer for such Distribution Date, (d) the aggregate of any amounts on deposit in the Distribution Account representing Compensating Interest paid by the Servicer or the Master Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any Advances made by the Servicer for such Distribution Date in respect of the Mortgage Loans and (f) the aggregate of any related Advances made by the Master Servicer (or other successor Servicer) in respect of the Mortgage Loans for such Distribution Date pursuant to Section 4.03 over (ii) the sum of (a) amounts reimbursable or payable to the Servicer pursuant to Section 3.11(a) or to the Master Servicer pursuant to Section 3A.21, (b) Extraordinary Trust Fund Expenses reimbursable to the Trustee, the Servicer, the Master Servicer or the Trust Administrator pursuant to Section 3A.12, (c) amounts in respect of the items set forth in clauses (i)(a) through (i)(f) above deposited in the Collection Account or the Distribution Account, as the case may be, in error, (d) the amount of any Prepayment Charges collected by the Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Originator Prepayment Charge Payment Amount or Servicer Prepayment Charge Payment Amount, (e) any indemnification and reimbursement amounts owed to the Trust Administrator, the Trustee or the Custodian payable from the Distribution Account pursuant to Section 8.05, (f) the Credit Risk Manager Fee, (g) without duplication, any amounts in respect of the items set forth in clauses (i)(a) and (i)(b) permitted hereunder to be retained by the Master Servicer or to be withdrawn by the Master Servicer from the Distribution Account pursuant to Section 3A.12, (h) Servicing Fees retained by the Servicer pursuant to Section 3.11 and (i) any Net Swap Payment or Swap Termination Payment owed to a Swap Provider (other than any Swap Termination Payment owed to a Swap Provider resulting from a Swap Provider Trigger Event). Notwithstanding any of the foregoing, with respect to any items that are part of the Available Funds as defined above and that are required to be remitted by the Servicer to the Master Servicer, the Available Funds shall not be deemed to include any portion of such items that are not actually remitted by the Servicer to the Master Servicer.

“Back-Up Certification”: The meaning set forth in Section 4.06(a)(iv).

“Balloon Mortgage Loan”: A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

“Balloon Payment”: A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Basic Principal Distribution Amount”: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

“Book-Entry Certificate”: The Class A Certificates and the Mezzanine Certificates for so long as the Certificates of such Class shall be registered in the name of the Depository or its nominee.

“Book-Entry Custodian”: The custodian appointed pursuant to Section 5.01.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of New Jersey, the State of California, the State of New York, or in the cities in which the Corporate Trust Office of the Trustee or the Corporate Trust Office of the Trust Administrator are located, are authorized or obligated by law or executive order to be closed.

“Cap Account”: The account or accounts created and maintained pursuant to Section 4.10. The Cap Account must be an Eligible Account.

“Cap Contract”: The interest rate cap agreement between UBS AG and the Trust Administrator (on behalf of the Supplemental Interest Trust) attached hereto as Exhibit K, which agreement provides for cap payments to be paid, as provided herein.

“Certification Parties”: The meaning set forth in Section 4.06(a)(iv).

“Certificate”: Any one of the Mortgage Pass-Through Certificates, Series 2006-AM2, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12, Class CE, Class P, Class R or Class R-X, issued under this Agreement.

“Certificate Factor”: With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to at least six places, the numerator of which is the aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates as of the Closing Date.

“Certificate Margin”: With respect to each Class A Certificate and Mezzanine Certificate and, for purposes of the Marker Rate, the specified REMIC II Regular Interest, as follows:

Class	REMIC II Regular Interest	Certificate Margin
		(1) (%)	(2) (%)
A-1	II-LTA1	0.050%	0.100%
A-2	II-LTA2	0.110%	0.220%
A-3	II-LTA3	0.170%	0.340%
A-4	II-LTA4	0.260%	0.520%
M-1	II-LTM1	0.290%	0.435%
M-2	II-LTM2	0.300%	0.450%
M-3	II-LTM3	0.320%	0.480%
M-4	II-LTM4	0.380%	0.570%
M-5	II-LTM5	0.420%	0.630%
M-6	II-LTM6	0.480%	0.720%
M-7	II-LTM7	0.950%	1.425%
M-8	II-LTM8	1.100%	1.650%
M-9	II-LTM9	1.950%	2.925%
M-10	II-LTM10	2.500%	3.750%
M-11	II-LTM11	2.500%	3.750%
M-12	II-LTM12	2.500%	3.750%
__________
(1)	For the Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(2)	For the Interest Accrual Period for each Distribution Date after the Optional Termination Date.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trust Administrator, the Trustee and the NIMS Insurer may conclusively rely upon a certificate of the Depositor, the Servicer or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trust Administrator, the Trustee and the NIMS Insurer shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Certificate Owner”: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

“Certificate Principal Balance”: With respect to each Class A Certificate, Mezzanine Certificate or Class P Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.01, minus all distributions allocable to principal made thereon and Realized Losses allocated thereto on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). With respect to each Class CE Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balance of the REMIC II Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding.

“Certificate Register”: The register maintained pursuant to Section 5.02.

“Certifying Person”: The meaning set forth in Section 4.06(a)(iv).

“Class”: Collectively, all of the Certificates bearing the same class designation.

“Class A Certificates”: Any of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates.

“Class A-1 Certificate”: Any one of the Class A-1 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class A-2 Certificate”: Any one of the Class A-2 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-2 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class A-3 Certificate”: Any one of the Class A-3 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-3 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class A-4 Certificate”: Any one of the Class A-4 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-4 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class CE Certificate”: Any one of the Class CE Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-17 and evidencing (i) a Regular Interest in REMIC IV, (ii) the obligation to pay Net WAC Rate Carryover Amounts and Swap Termination Payments and (iii) the right to receive the Class IO Distribution Amount.

“Class CE Interest”: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class CE Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class IO Distribution Amount”: As defined in Section 4.08 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Trust Administrator on such Distribution Date in excess of the amount payable on the Class SWAP-IO Interest on such Distribution Date, all as further provided in Section 4.08 hereof.

“Class M-1 Certificate”: Any one of the Class M-1 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-5 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-1 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 61.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,386,642.54.

“Class M-2 Certificate”: Any one of the Class M-2 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-6 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-2 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 68.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,386,642.54.

“Class M-3 Certificate”: Any one of the Class M-3 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-7 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-3 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 73.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,386,642.54.

“Class M-4 Certificate”: Any one of the Class M-4 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-8 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-4 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 77.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,386,642.54.

“Class M-5 Certificate”: Any one of the Class M-5 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-9 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-5 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 80.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,386,642.54.

“Class M-6 Certificate”: Any one of the Class M-6 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-10 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-6 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.90% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,386,642.54.

“Class M-7 Certificate”: Any one of the Class M-7 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-11 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-7 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,386,642.54.

“Class M-8 Certificate”: Any one of the Class M-8 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-12 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-8 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,386,642.54.

“Class M-9 Certificate”: Any one of the Class M-9 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-13 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-9 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,386,642.54.

“Class M-10 Certificate”: Any one of the Class M-10 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-14 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-10 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,386,642.54.

“Class M-11 Certificate”: Any one of the Class M-11 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-15 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-11 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date) and (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,386,642.54.

“Class M-12 Certificate”: Any one of the Class M-12 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-16 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-12 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the Certificate Principal Balance of the Class M-11 Certificates (after taking into account the distribution of the Class M-11 Principal Distribution Amount on such Distribution Date) and (xiii) the Certificate Principal Balance of the Class M-12 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,386,642.54.

“Class P Certificate”: Any one of the Class P Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-18 and evidencing a Regular Interest in REMIC V for purposes of the REMIC Provisions.

“Class P Interest”: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class R Certificate”: Any one of the Class R Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-19 and evidencing the ownership of the Class R-I Interest, the Class R-II Interest and the Class R-III Interest.

“Class R-X Certificate”: The Class R-X Certificate executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-20 and evidencing the ownership of the Class R-IV Interest, the Class R-V Interest and the Class R-VI Interest.

“Class R-I Interest”: The uncertificated Residual Interest in REMIC I.

“Class R-II Interest”: The uncertificated Residual Interest in REMIC II.

“Class R-III Interest”: The uncertificated Residual Interest in REMIC III.

“Class R-IV Interest”: The uncertificated Residual Interest in REMIC IV.

“Class R-V Interest”: The uncertificated Residual Interest in REMIC V.

“Class R-VI Interest”: The uncertificated Residual Interest in REMIC VI.

“Class SWAP-IO Interest”: An uncertificated interest in the Trust Fund evidencing a Regular Interest in REMIC III.

“Closing Date”: July 28, 2006.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collection Account”: The account or accounts created and maintained, or caused to be created and maintained, by the Servicer pursuant to Section 3.10(a), which shall be entitled “Wells Fargo Bank, N.A., as Servicer for U.S. Bank National Association, as Trustee, in trust for the registered holders of MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates.” The Collection Account must be an Eligible Account

“Commission”: The U.S. Securities and Exchange Commission.

“Compensating Interest”: With respect to the Servicer and any Principal Prepayment, the amount in respect of Prepayment Interest Shortfalls required to be paid by the Servicer pursuant to Section 3.24 from its own funds without right of reimbursement and with respect to the Master Servicer, the amount in respect of Prepayment Interest Shortfalls required to be paid by the Master Servicer pursuant to Section 3A.10 from its own funds without right of reimbursement except as provided in Section 3A.10, in each case, up to the aggregate compensation payable to the Servicer or the Master Servicer, as applicable, for the related collection period under this Agreement.

“Compensating Interest Payment”: As defined in Section 3.24.

“Corporate Trust Office”: The principal corporate trust office of the Trustee or the Trust Administrator, as the case may be, at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) with respect to the Trustee, U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Attention: Structured Finance/MASTR 2006-AM2, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Master Servicer, the Originator, and the Trust Administrator, or (ii) with respect to the Trust Administrator, (A) for Certificate transfer and surrender purposes, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services—MASTR 2006-AM2 and (B) for all other purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services—MASTR 2006-AM2, or in each case at such other address as the Trust Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Master Servicer, the Originator and the Trustee.

“Corresponding Certificate”: With respect to each REMIC II Regular Interest set forth below, the corresponding Regular Certificate set forth in the table below:

REMIC II Regular Interest	Regular Certificate
II-LTA1	Class A-1
II-LTA2	Class A-2
II-LTA3	Class A-3
II-LTA4	Class A-4
II-LTM1	Class M-1
II-LTM2	Class M-2
II-LTM3	Class M-3
II-LTM4	Class M-4
II-LTM5	Class M-5
II-LTM6	Class M-6
II-LTM7	Class M-7
II-LTM8	Class M-8
II-LTM9	Class M-9
II-LTM10	Class M-10
II-LTM11	Class M-11
II-LTM12	Class M-12
II-LTP	Class P

“Credit Enhancement Percentage”: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class CE Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date.

“Credit Risk Management Agreement”: The respective agreements between the Credit Risk Manager and the Servicer and/or Master Servicer regarding the loss mitigation and advisory services to be provided by the Credit Risk Manager.

“Credit Risk Manager”: Risk Management Group, LLC, a New York limited liability company, and its successors and assigns.

“Credit Risk Manager Fee”: The amount payable to the Credit Risk Manager on each Distribution Date as compensation for all services rendered by it in the exercise and performance of any of the powers and duties of the Credit Risk Manager under the Credit Risk Management Agreement and any other agreement pursuant to which the Credit Risk Manager is to perform any duties with respect to the Mortgage Loans, which amount shall equal one twelfth of the product of (i) the Credit Risk Manager Fee Rate (without regard to the words “per annum”) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any related REO Properties as of the first day of the related Due Period.

“Credit Risk Manager Fee Rate”: 0.0100% per annum.

“Cumulative Loss Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Custodian”: The entity acting as custodian of the Mortgage Files on behalf of and for the benefit of the Trustee, which as of the Closing Date shall be Deutsche Bank National Trust Company. The parties hereto acknowledge that any duties or actions of Deutsche Bank National Trust Company as Custodian are subject to the terms and provisions of the Custodial Agreement.

“Custodial Agreement”: The Custodial Agreement, dated as of July 1, 2006, between the Trustee and Deutsche Bank National Trust Company.

“Cut-off Date”: With respect to each Original Mortgage Loan, July 1, 2006. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the “Cut-off Date,” when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

“Cut-off Date Principal Balance”: With respect to any Mortgage Loan, the unpaid Stated Principal Balance thereof as of the Cut-off Date of such Mortgage Loan (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut-off Date, whether or not received.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: As defined in Section 5.01(b).

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

“Delinquency Percentage”: The percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans (not including Liquidated Mortgage Loans as of the end of the Prepayment Period) that, as of the last day of the previous calendar month, are 60 or more days delinquent, are in foreclosure, have been converted to REO Properties or are in bankruptcy and are 60 or more days delinquent, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the previous calendar month (in each case, not including any Mortgage Loans that have prepaid in full as of the end of the related Prepayment Period).

“Depositor”: Mortgage Asset Securitization Transactions, Inc., a Delaware corporation, or its successor in interest.

“Depository”: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

“Depository Participant”: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Discount Factor”: With respect to each Distribution Date, the product of each Projected Zero Factor for each preceding Distribution Date, including such Distribution Date, with the Projected Zero Factor for the Significance Percentage Calculation Date equal to 1.

“Disqualified Organization”: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” and (vi) any other Person so designated by the Trustee or the Trust Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any Trust REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Account”: The trust account or accounts created and maintained by the Trust Administrator pursuant to Section 3A.11 which shall be entitled “Wells Fargo Bank, N.A. as Trust Administrator, in trust for the registered holders of MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates, Series 2006-AM2—Distribution Account.” The Distribution Account must be an Eligible Account.

“Distribution Date”: The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in August 2006.

“Due Date”: With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is generally the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the related Due Date.

“Eligible Account”: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody’s or A-1+ by S&P (or comparable ratings if Moody’s and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) with respect to any escrow account, an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the NIMS Insurer, the Trust Administrator, the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to the NIMS Insurer and to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trust Administrator, the Trustee and the NIMS Insurer. Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“Estate in Real Property”: A fee simple estate in a parcel of land.

“Excess Overcollateralized Amount”: With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal distribution on such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Extra Principal Distribution Amount”: With respect to any Distribution Date, the lesser of (x) the sum of (i) Monthly Interest Distributable Amount payable on the Class CE Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.04 and (ii) any amounts received under the Interest Rate Swap Agreement or the Cap Contract for this purpose and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

“Extraordinary Trust Fund Expense”: Any amounts reimbursable to the Master Servicer pursuant to Section 3A.03 or Section 6.03, to the Trustee pursuant to Section 3.06 or Section 7.02, to the Servicer, the Trustee or the Trust Administrator, or any director, officer, employee or agent of the Trustee or the Trust Administrator from the Trust Fund pursuant to Section 6.03, Section 8.05 or Section 10.01(c) and any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii).

“Fannie Mae”: Fannie Mae, formally known as the Federal National Mortgage Association, or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased or repurchased by the Originator, the Seller, the Depositor, the Servicer or the NIMS Insurer pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

“Fixed-Rate Mortgage Loans”: Each of the Mortgage Loans identified in the Mortgage Loan Schedule whose Mortgage Rates remain fixed for the life of the Mortgage Loan.

“Fixed Swap Payment”: With respect to any Distribution Date, a fixed amount equal to the related amount set forth in the Interest Rate Swap Agreement.

“Floating Swap Payment”: With respect to any Distribution Date, a floating amount equal to the product of (i) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement for such Distribution Date), (ii) the related Swap Notional Amount (as defined in the Interest Rate Swap Agreement), (iii) 250 and (iv) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

“Form 8-K Disclosure Information”: The meaning set forth in Section 4.06(a)(iii).

“Formula Rate”: For any Distribution Date and the Class A Certificates and the Mezzanine Certificates, the lesser of (i) One-Month LIBOR plus the related Certificate Margin and (ii) the Maximum Cap Rate.

“Freddie Mac”: Freddie Mac, formally known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

“Gross Margin”: With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Adjustable-Rate Mortgage Loan.

“Highest Priority”: As of any date of determination, the Class of Mezzanine Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates.

“Indenture”: An indenture relating to the issuance of notes secured by the Class CE Certificates, the Class P Certificates, the Class R Certificates and/or the Class R-X Certificates (or any portion thereof) which may or may not be guaranteed by the NIMS Insurer.

“Independent”: When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

“Independent Contractor”: Either (i) any Person (other than the Servicer or the Master Servicer) that would be an “independent contractor” with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer and the Master Servicer) if the Trust Administrator has received an Opinion of Counsel for the benefit of the Trustee and the Trust Administrator to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”: With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

“Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy, covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Interest Determination Date”: With respect to the Class A Certificates, the Mezzanine Certificates, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTM12 and any Accrual Period therefor, the second London Business Day preceding the commencement of such Accrual Period.

“Interest Rate Swap Agreement”: The 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of July 28, 2006 (together with the confirmation, the credit support annex and the schedule thereto) between UBS AG and the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee).

“Interest Remittance Amount”: With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans.

“Late Collections”: With respect to any Mortgage Loan and any Due Period, all amounts received by the Servicer subsequent to the Determination Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

“Liquidated Mortgage Loan”: As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in its reasonable judgment, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from REMIC I by reason of its being purchased, repurchased or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to Section 9.01.

“Liquidation Proceeds”: The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee’s sale, foreclosure sale or otherwise, or (iii) the purchase, repurchase or substitution of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01.

“Loan-to-Value Ratio”: As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

“London Business Day”: Any day on which banks in the City of London and New York are open and conducting transactions in United States dollars.

“Loss Severity Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a Mortgage Loan and the denominator of which is the principal balance of such Mortgage Loan immediately prior to the liquidation of such Mortgage Loan.

“Marker Rate”: With respect to the Class CE Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC II Remittance Rate for each of REMIC II Regular Interests II-LTA1, II-LTA2, II-LTA3, II-LTA4, II-LTM1, II-LTM2, II-LTM3, II-LTM4, II-LTM5, II-LTM6, II-LTM7, II-LTM8, II-LTM9, II-LTM10, II-LTM11, II-LTM12 and II-LTZZ, with the rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest II-LTZZ) subject to a cap equal to the lesser of (a) One-Month LIBOR plus the related Certificate Margin and (b) the Net WAC Rate for the purpose of this calculation and with the rate on REMIC II Regular Interest II-LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, calculations of the REMIC II Remittance Rate and the related caps with respect to such REMIC II Regular Interests (other than REMIC II Regular Interest II-LTZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

“Master Servicer”: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest who meet the qualifications of the Master Servicer under this Agreement or any successor appointed hereunder. The Master Servicer and the Trust Administrator shall at all times be the same Person.

“Master Servicer Event of Default”: One or more of the events described in Section 7.01(b).

“Master Servicing Compensation”: The meaning specified in Section 3A.09.

“Master Servicing Fee”: With respect to each Mortgage Loan, the amount of the annual fee paid to the Master Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Master Servicing Fee Rate (without regard to the words “per annum”) and (b) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is received. The obligation for payment of the Master Servicing Fee is limited to, and the Master Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Servicer.

“Master Servicing Fee Rate”: With respect to each Mortgage Loan, the rate of 0.0075% per annum.

“Master Servicing Transfer Costs”: Shall mean all reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of master servicing from a predecessor master servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and master servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively.

“Maximum Cap Rate”: For any Distribution Date with respect to the Class A Certificates and the Mezzanine Certificates, a per annum rate equal to the sum of (i) the product of (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans, weighted based on their outstanding Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period and (ii) (A) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans, multiplied by 12 and (B) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to payments received under the Cap Contract and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans, multiplied by 12 minus (a) an amount, expressed as a percentage, equal to the product of (I) the Net Swap Payment, if any, paid by the Trust for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans and (II) 12 and (b) an amount, expressed as a percentage, equal to the product of (x) the Swap Termination Payment, if any, due from the Trust (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) for such Distribution Date, divided by the aggregate Stated Principal Balance of the Mortgage Loans and (y) 12.

“Maximum II-LTZZ Uncertificated Interest Deferral Amount”: With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC II Remittance Rate applicable to REMIC II Regular Interest II-LTZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC II Regular Interest II-LTZZ minus the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTM12 for such Distribution Date, with the rate on each such REMIC II Regular Interest subject to a cap equal to the lesser of (a) One-Month LIBOR plus the related Certificate Margin and (b) the Net WAC Rate; provided, however, each cap shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

“Maximum Mortgage Rate”: With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS® System”: The system of recording transfers of Mortgages electronically maintained by MERS.

“Mezzanine Certificate”: Any Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate, Class M-5 Certificate, Class M-6 Certificate, Class M-7 Certificate, Class M-8 Certificate, Class M-9 Certificate, Class M-10 Certificate, Class M-11 Certificate or Class M-12 Certificate.

“MIN”: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

“Minimum Mortgage Rate”: With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“MOM Loan”: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Monthly Interest Distributable Amount”: With respect to the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class CE Certificates) of such Class immediately prior to such Distribution Date, reduced (to not less than zero) by any Prepayment Interest Shortfalls (to the extent not covered by payments made by the Servicer or the Master Servicer) and Relief Act Interest Shortfalls (allocated to each such Certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07 and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Monthly Statement”: The statement prepared by the Trust Administrator pursuant to Section 4.02.

“Moody’s”: Moody’s Investors Service, Inc. or its successor in interest.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Any Adjustable-Rate Mortgage Loan or Fixed-Rate Mortgage Loan transferred and assigned to the Trustee and delivered to the Trustee pursuant to Section 2.01 or Section 2.03(b) of this Agreement as held from time to time as a part of the Trust, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in REMIC I on such date, attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(i)  the Mortgage Loan identifying number;

(ii)  [reserved];

(iii)  the state and zip code of the Mortgaged Property;

(iv)  a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(v)  the type of Residential Dwelling constituting the Mortgaged Property;

(vi)  the original months to maturity;

(vii)  the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

(viii)  the Loan-to-Value Ratio at origination;

(ix)  the Mortgage Rate in effect immediately following the Cut-off Date;

(x)  the date on which the first Monthly Payment was due on the Mortgage Loan;

(xi)  the stated maturity date;

(xii)  the amount of the Monthly Payment at origination;

(xiii)  the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

(xiv)  the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xv)  the original principal amount of the Mortgage Loan;

(xvi)  the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(xvii)  a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xviii)  the Mortgage Rate at origination;

(xix)  a code indicating the documentation program (i.e., full documentation, limited documentation, stated income documentation);

(xx)  the risk grade assigned by the Originator;

(xxi)  the Value of the Mortgaged Property;

(xxii)  the sale price of the Mortgaged Property, if applicable;

(xxiii)  the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

(xxiv)  the type and term of the related Prepayment Charge;

(xxv)  the rounding code;

(xxvi)  the program code;

(xxvii)  a code indicating the lien priority for Mortgage Loans;

(xxviii)   with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate, the Maximum Mortgage Rate, the Gross Margin, the next Adjustment Date and the Periodic Rate Cap;

(xxix)  the credit score (“FICO”) of such Mortgage Loan; and

(xxx)  the total amount of points and fees charged such Mortgage Loan.

The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans (separately identifying the number of Fixed-Rate Mortgage Loans and the number of Adjustable-Rate Mortgage Loans); (2) the current Stated Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

“Mortgage Note”: The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”: The pool of Mortgage Loans, identified on the Mortgage Loan Schedule and existing from time to time thereafter, and any REO Properties acquired in respect thereof.

“Mortgage Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate with respect to the Adjustable-Rate Mortgage Loans, (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest or next highest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Adjustable-Rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of the related Mortgaged Property (including REO Property) the related Liquidation Proceeds and Insurance Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or related Mortgaged Property and any amounts due on such Mortgage Loans on or prior to the Cut-off Date.

“Net Monthly Excess Cashflow”: With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and the Mezzanine Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

“Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate and the Master Servicing Fee Rate.

“Net Swap Payment”: In the case of payments made by the Swap Administrator, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment and in the case of payments made by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment over (y) the Fixed Swap Payment. In each case, the Net Swap Payment shall not be less than zero.

“Net WAC Rate”: For any Distribution Date with respect to the Class A Certificates and the Mezzanine Certificates, a per annum rate equal to the product of (a)(i) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted based on their outstanding Stated Principal Balances (adjusted to account for principal prepayments distributed on the prior Distribution Date) as of the first day of the calendar month preceding the month in which the Distribution Date occurs minus (ii) an amount, expressed as a percentage, equal to the product of (x) each Net Swap Payment, if any, paid by the Trust for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans (adjusted to account for principal prepayments distributed on the prior Distribution Date) as of the first day of the calendar month preceding the month in which the Distribution Date occurs and (y) 12 and (iii) an amount, expressed as a percentage, equal to the product of (x) a Swap Termination Payment, if any, due from the Trust (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans (adjusted to account for principal prepayments distributed on the prior Distribution Date) as of the first day of the calendar month preceding the month in which the Distribution Date occurs and (y) 12 and (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, for any Distribution Date with respect to the REMIC III Regular Interests the ownership of which is represented by the Regular Certificates (other than the Class CE Certificates or Class P Certificates), the equivalent of the foregoing shall be expressed as the product of (a) weighted average of the REMIC II Remittance Rate on the REMIC II Regular Interests (other than REMIC II Regular Interest II-LTIO), weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest and (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

“Net WAC Rate Carryover Amount”: With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the sum of (A) the positive excess of (i) the amount of interest accrued on such Class of Certificates on such Distribution Date calculated at the related Formula Rate, over (ii) the amount of interest accrued on such Class of Certificates at the Net WAC Rate for such Distribution Date and (B) the Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the Formula Rate for such Class of Certificates for such Distribution Date and for such Accrual Period.

“Net WAC Rate Carryover Reserve Account”: The account established and maintained pursuant to Section 4.07.

“New Lease”: Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

“NIMS Insurer”: Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class CE Certificates, the Class P Certificates, the Class R Certificates and/or the Class R-X Certificates.

“Nonrecoverable Advance”: Any Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer or the Master Servicer, as applicable, will not or, in the case of a proposed Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Non-United States Person”: Any Person other than a United States Person.

“Notional Amount”: With respect to the Class CE Interest and any Distribution Date, the aggregate Uncertificated Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest II-LTP) for such Distribution Date.

“Officer’s Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Master Servicer, the Originator, the Seller or the Depositor, as applicable.

“One-Month LIBOR”: With respect to the Class A Certificates, the Mezzanine Certificates, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTM12 and any Accrual Period therefor, the rate determined by the Trust Administrator on the related Interest Determination Date on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. In such event, the Trust Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, One-Month LIBOR for an Interest Determination Date would be based on One-Month LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Trust Administrator shall select, after consultation with the NIMS Insurer, an alternative comparable index (over which the Trust Administrator has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Seller, the Servicer or the Master Servicer, acceptable to the Trustee, if such opinion is delivered to the Trustee, or acceptable to the Trust Administrator, if such opinion is delivered to the Trust Administrator, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Original Mortgage Loan”: Any of the Mortgage Loans included in REMIC I as of the Closing Date.

“Originator”: Aames Capital Corporation.

“Originator Master Agreement”: The Master Seller’s Purchase, Warranties and Interim Servicing Agreement, dated as of April 1, 2006, between the Seller and the Originator, as amended.

“Originator Prepayment Charge Payment Amount”: The amounts payable by the Originator in respect of any waived Prepayment Charges pursuant to Section 3.01.

“Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date).

“Overcollateralization Release Amount”: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

“Overcollateralization Target Amount”: With respect to any Distribution Date, (i) 1.40% of the Cut-off Date Principal Balance of the Mortgage Loans, (ii) on or after the Stepdown Date provided that a Trigger Event is not in effect, the greater of (x) 2.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) an amount equal to approximately 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero, the Overcollateralization Target Amount shall be zero.

“Overcollateralized Amount”: For any Distribution Date, the amount equal to (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) as of the related Determination Date minus (ii) the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the Net WAC Rate for such Distribution Date.

With respect to the Class CE Interest and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) 100% of the interest on REMIC II Regular Interest II-LTP and (ii) interest on the Uncertificated Balance of each REMIC II Regular Interest listed in clause (y) at a rate equal to the related REMIC II Remittance Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Balance of REMIC II Regular Interests II-LTAA, II-LTA1, II-LTA2, II-LTA3, II-LTA4, II-LTM1, II-LTM2, II-LTM3, II-LTM4, II-LTM5, II-LTM6, II-LTM7, II-LTM8, II-LTM9, II-LTM10, II-LTM11, II-LTM12 and II-LTZZ.

With respect to the Class CE Certificates, 100% of the interest distributable to the Class CE Interest, expressed as a per annum rate.

With respect to the Class SWAP-IO Interest, the Class SWAP-IO Interest shall not have a Pass-Through Rate, but interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to REMIC II Regular Interest II-LTIO for such Distribution Date.

“Percentage Interest”: With respect to any Class of Certificates (other than the Residual Certificates), the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. The Class A Certificates and the Mezzanine Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1.00 in excess thereof. The Class P Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of $20 and integral multiples thereof. The Class CE Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $10,000 and integral multiples of $1.00 in excess thereof; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class or to an otherwise authorized denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Residual Certificates are issuable in Percentage Interests of 20% and multiples thereof.

“Periodic Rate Cap”: With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date (other than the first Adjustment Date) from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Master Servicer, the NIMS Insurer, the Trustee, the Trust Administrator or any of their respective Affiliates or for which an Affiliate of the NIMS Insurer, the Trustee or the Trust Administrator serves as an advisor:

(i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in the highest available rating category of Moody’s and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)  repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A-1+ or higher by S&P and A2 or higher by Moody’s, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)  securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(v)  commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by a Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi)  units of money market funds, including those managed or advised by the Trust Administrator or its Affiliates, that have been rated “AAA” by S&P and “Aaa” by Moody’s; and

(vii)  if previously confirmed in writing to the Trustee and the Trust Administrator and consented to by the NIMS Insurer, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

“Prepayment Assumption”: As defined in the Prospectus Supplement.

“Prepayment Charge”: With respect to any Mortgage and Prepayment Period, any prepayment premium, fee, penalty or charge payable by a Mortgagor in connection with any full or partial Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note and any Originator Prepayment Charge Payment Amount (other than any Servicer Prepayment Charge Payment Amount).

“Prepayment Charge Schedule”: As of any date, the list of Prepayment Charges on the Mortgage Loans provided by the Depositor included in REMIC I on such date, attached hereto as Schedule 2 (including the Prepayment Charge Summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each related Mortgage Loan:

(i)  the Mortgage Loan identifying number;

(ii)  a code indicating the type of Prepayment Charge;

(iii)  the state of origination of the related Mortgage Loan;

(iv)  the date on which the first monthly payment was due on the related Mortgage Loan;

(v)  the term of the related Mortgage Loan; and

(vi)  the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

The Prepayment Charge Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement and a copy of such amended Prepayment Charge Schedule shall be furnished by the Depositor to the NIMS Insurer and the Servicer.

“Prepayment Interest Excess”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period commencing on the first day of the calendar month in which the Distribution Date occurs and ending on the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a voluntary Principal Prepayment during the portion of the related Prepayment Period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest on the Mortgage Loan at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date such Principal Prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

“Prepayment Period”: With respect to each Distribution Date and any Principal Prepayment in full, the period commencing on the 14th day of the calendar month preceding the related Distribution Date (and in the case of the first Distribution Date, commencing on July 1, 2006) and ending on the 13th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any Principal Prepayment in part, the calendar month preceding the calendar month in which such Distribution Date occurs.

“Present Value Maximum Probable Exposure”: With respect to each Distribution Date, the sum of each Present Value Probable Cash Flow from, and including, such Distribution Date to, and including, the Termination Date in such derivative confirmation.

“Present Value Probable Cash Flow”: With respect to each Distribution Date, the product of (i) the Probable Cash Flow and (ii) the Discount Factor applicable for such Distribution Date.

“Principal Balance”: As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Cut-off Date Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

“Principal Distribution Amount”: For any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans and (iv) any Extra Principal Distribution Amount for such Distribution Date minus (v) any Overcollateralization Release Amount for such Distribution Date. In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Remittance Amount”: With respect to any Distribution Date, the sum of the amounts set forth in clauses (i) through (iii) of the definition of Principal Distribution Amount.

“Private Mezzanine Certificates”: The Class M-7 Certificates, Class M-8 Certificates and Class M-12 Certificates.

“Probable Cash Flow”: With respect to each Distribution Date, the product of (i) the Notional Balance in such derivative confirmation for such Distribution Date, divided by 12, and (ii) the excess, if any, of (a) the Projected Forward Rate over (b) the cap rate, as defined in the derivative confirmation attached hereto as Exhibit K or the fixed rate, as defined in the derivative confirmation attached hereto as Exhibit M, as applicable. The Probable Cash Flow for each Distribution Date that precedes the Significance Percentage Calculation Date shall equal zero.

“Projected Forward Rate”: With respect to each Distribution Date, the product of (i) One Month LIBOR (expressed as a percentage) for the related Accrual Period made available at Bloomberg Financial Markets, L.P. ("Bloomberg") by typing in the following keystrokes: FWCV <go>US<go>3<go> and inputting “1” as Forwards and Intervals, and (ii) the sum of 1 and the product of (a) a percentage volatility level, linearly interpolated based on "Mid USD Cap" volatility levels as obtained from Bloomberg within 15 calendar days of such Distribution Date by typing the keystrokes: TTCF <go>, 1 <go>, whose maturity date corresponds to the Termination Date in such derivative confirmation, (b) a factor of 1.3, and (c) the square root of the number of days from the Significance Percentage Calculation Date to the first day of the Accrual Period for each related Distribution Date divided by 360.

“Projected Zero Factor”: With respect to each Distribution Date, a fraction, the numerator of which is 1 and the denominator of which is the sum of (i) 1 and (ii) the Projected Forward Rate divided by 12.

“Prospectus Supplement”: That certain Prospectus Supplement dated July 24, 2006 relating to the public offering of the Class A Certificates and the Mezzanine Certificates (other than the Class A-4 Certificates and the Private Mezzanine Certificates).

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01, and as confirmed by an Officer’s Certificate from the Servicer to the Trustee an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Advances and Servicing Advances (including Nonrecoverable Advances and Nonrecoverable Servicing Advances) and any unpaid Servicing Fees and Master Servicing Fee allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account pursuant to Section 3.11(a)(ix) and Section 3.16(b) or the Distribution Account in respect of such Mortgage Loan or REO Property, and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer, the Master Servicer, the NIMS Insurer, the Trust Administrator or the Trustee in respect of the breach or defect giving rise to the purchase obligation including any costs and damages incurred by the Trust in connection with any violation with respect to such loan of any predatory or abusive lending law. With respect to the Originator and any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officer’s Certificate from the Servicer to the Trust Administrator and Trustee, an amount equal to the amount set forth pursuant to the terms of the Originator Master Agreement.

“Qualified Substitute Mortgage Loan”: A mortgage loan substituted for a Deleted Mortgage Loan by the Seller or the Originator, as applicable, pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) with respect to any Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate of the Deleted Mortgage Loan, (iv) with respect to any Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) with respect to any Adjustable-Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) with respect to any Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have a Prepayment Charge provision at least equal to the Prepayment Charge provision in the Deleted Mortgage Loan, (xii) [reserved] and (xiii) conform to each representation and warranty set forth in the Originator Master Agreement and related Assignment Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency” or “Rating Agencies”: Moody’s and S&P or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

“Realized Loss”: With respect to any Liquidated Mortgage Loan or any Mortgage Loan charged off by the Servicer pursuant to this Agreement, the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan. If the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

“Record Date”: With respect to each Distribution Date and any Book-Entry Certificate, the Business Day immediately preceding such Distribution Date. With respect to each Distribution Date and any other Certificates, including any Definitive Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

“Reference Banks”: Deutsche Bank AG, Barclay’s Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trust Administrator (after consultation with the NIMS Insurer) which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Trust Administrator.

“Refinanced Mortgage Loan”: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

“Regular Certificate”: Any Class A Certificate, Mezzanine Certificate, Class CE Certificate or Class P Certificate.

“Regular Interest”: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

“Regulation AB”: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to the various parties, as set forth on Exhibit O attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.

“Relief Act”: The Servicemembers Civil Relief Act and any similar state laws.

“Relief Act Interest Shortfall”: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act or any similar state or local law.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC I”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans and Prepayment Charges as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies, required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor’s rights under the Originator Master Agreement (including any security interest created thereby); and (v) the Collection Account, the Distribution Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount or any Originator Prepayment Charge Payment Amount) and any REO Account, and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes the Net WAC Rate Carryover Reserve Account, the Interest Rate Swap Agreement, the Swap Account, the Cap Account, the Cap Contract, the Supplemental Interest Trust, any Servicer Prepayment Charge Payment Amounts or any Originator Prepayment Charge Payment Amounts, all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date.

“REMIC I Regular Interest”: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a “regular interest” in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

“REMIC I Remittance Rate”: With respect to REMIC I Regular Interest I and REMIC I Regular Interest I-LTP, a per annum rate equal to the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans. With respect to each REMIC I Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans multiplied by 2, subject to a maximum rate of 11.200%. With respect to each REMIC I Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average Net Mortgage Rate of the Mortgage Loans over (ii) 11.200% and (y) 0.00%.

“REMIC II”: The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC II Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC II Interest Loss Allocation Amount”: With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Accrual Periods for the indicated Regular Interests for such Distribution Date) equal to (a) the product of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTAA minus the Marker Rate, divided by (b) 12.

“REMIC II Overcollateralized Amount”: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest II-LTP and REMIC II Regular Interest II-LTIO) minus (ii) the aggregate Uncertificated Balance of REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTM12, in each case as of such date of determination.

“REMIC II Principal Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Balance of REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and the denominator of which is the aggregate Uncertificated Balance of REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11, REMIC II Regular Interest II-LTM12 and REMIC II Regular Interest II-LTZZ.

“REMIC II Regular Interest”: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a “regular interest” in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC II Regular Interest II-LTIO-1 and REMIC II Regular Interest II-LTIO-2), subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The REMIC II Regular Interests are as follows: REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11, REMIC II Regular Interest II-LTM12, REMIC II Regular Interest II-LTP, REMIC II Regular Interest I-TLZZ and REMIC II Regular Interest II-LTIO. REMIC II Regular Interest II-LTP shall also be entitled to any Prepayment Charges received by the Trust Fund.

“REMIC II Remittance Rate”: With respect to REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11, REMIC II Regular Interest II-LTM12, REMIC II Regular Interest II-LTZZ and REMIC II Regular Interest II-LTP, a per annum rate (but not less than zero) equal to the weighted average of (v) with respect to REMIC I Regular Interest I, and REMIC I Regular Interest I-LTP, the REMIC I Remittance Rate for such REMIC I Regular Interest for each such Distribution Date, (w) with respect to REMIC I Regular Interests ending with the designation “B”, the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interests for each such Distribution Date and (x) with respect to REMIC I Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC 1 Regular Interest	Rate
1	I-1-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
2	I-2-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A	REMIC 1 Remittance Rate
3	I-3-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A and I-2-A	REMIC 1 Remittance Rate
4	I-4-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-3-A	REMIC 1 Remittance Rate
5	I-5-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-4-A	REMIC 1 Remittance Rate
6	I-6-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-5-A	REMIC 1 Remittance Rate
7	I-7-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-6-A	REMIC 1 Remittance Rate
8	I-8-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-7-A	REMIC 1 Remittance Rate
9	I-9-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-8-A	REMIC 1 Remittance Rate
10	I-10-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-9-A	REMIC 1 Remittance Rate
11	I-11-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-10-A	REMIC 1 Remittance Rate
12	I-12-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-11-A	REMIC 1 Remittance Rate
13	I-13-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-12-A	REMIC 1 Remittance Rate
14	I-14-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-13-A	REMIC 1 Remittance Rate
15	I-15-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-14-A	REMIC 1 Remittance Rate
16	I-16-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-15-A	REMIC 1 Remittance Rate
17	I-17-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-16-A	REMIC 1 Remittance Rate
18	I-18-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-17-A	REMIC 1 Remittance Rate
19	I-19-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-18-A	REMIC 1 Remittance Rate
20	I-20-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-19-A	REMIC 1 Remittance Rate
21	I-21-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-20-A	REMIC 1 Remittance Rate
22	I-22-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-21-A	REMIC 1 Remittance Rate
23	I-23-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-22-A	REMIC 1 Remittance Rate
24	I-24-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-23-A	REMIC 1 Remittance Rate
25	I-25-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-24-A	REMIC 1 Remittance Rate
26	I-26-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-25-A	REMIC 1 Remittance Rate
27	I-27-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-26-A	REMIC 1 Remittance Rate
28	I-28-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-27-A	REMIC 1 Remittance Rate
29	I-29-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-28-A	REMIC 1 Remittance Rate
30	I-30-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-29-A	REMIC 1 Remittance Rate
31	I-31-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-30-A	REMIC 1 Remittance Rate
32	I-32-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-31-A	REMIC 1 Remittance Rate
33	I-33-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-32-A	REMIC 1 Remittance Rate
34	I-34-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-33-A	REMIC 1 Remittance Rate
35	I-35-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-34-A	REMIC 1 Remittance Rate
36	I-36-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-35-A	REMIC 1 Remittance Rate
37	I-37-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-36-A	REMIC 1 Remittance Rate
38	I-38-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-37-A	REMIC 1 Remittance Rate
39	I-39-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-38-A	REMIC 1 Remittance Rate
40	I-40-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-39-A	REMIC 1 Remittance Rate
41	I-41-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-40-A	REMIC 1 Remittance Rate
42	I-42-A and I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-41-A	REMIC 1 Remittance Rate
43	I-43-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-42-A	REMIC 1 Remittance Rate
44	I-44-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-43-A	REMIC 1 Remittance Rate
45	I-45-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-44-A	REMIC 1 Remittance Rate
46	I-46-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-45-A	REMIC 1 Remittance Rate
47	I-47-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-46-A	REMIC 1 Remittance Rate
48	I-48-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-47-A	REMIC 1 Remittance Rate
49	I-49-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-48-A	REMIC 1 Remittance Rate
50	I-50-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-49-A	REMIC 1 Remittance Rate
51	I-51-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-50-A	REMIC 1 Remittance Rate
52	I-52-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-51-A	REMIC 1 Remittance Rate
53	I-53-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-52-A	REMIC 1 Remittance Rate
54	I-54-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-53-A	REMIC 1 Remittance Rate
55	I-55-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-54-A	REMIC 1 Remittance Rate
56	I-56-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-55-A	REMIC 1 Remittance Rate
57	I-57-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-56-A	REMIC 1 Remittance Rate
58	I-58-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-57-A	REMIC 1 Remittance Rate
59	I-59-A through I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-58-A	REMIC 1 Remittance Rate
60	I-60-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC 1 Remittance Rate
	I-1-A through I-59-A	REMIC 1 Remittance Rate
thereafter	I-1-A through I-60-A	REMIC 1 Remittance Rate

With respect to REMIC II Regular Interest II-LTIO, and (a) the first 60 Distribution Dates, the excess of (i) the weighted average of the REMIC I Remittance Rates for REMIC I Regular Interests ending with the designation “A”, over (ii) 2 multiplied by Swap LIBOR, and (b) thereafter, 0.00%.

“REMIC II Required Overcollateralized Amount”: 1.00% of the Overcollateralization Target Amount.

“REMIC III”: The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC III Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC III Certificate”: Any Regular Certificate (other than a Class CE Certificate or Class P Certificate) or Class R Certificate.

“REMIC III Certificateholder”: The Holder of any REMIC III Certificate.

“REMIC III Regular Interest”: Any Class A Certificate, Mezzanine Certificate, the Class CE Interest, the Class P Interest or the Class Swap-IO Interest.

“REMIC IV”: The segregated pool of assets consisting of all of the Class CE Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class CE Certificates and the Class R-X Certificate (in respect of the Class R-IV Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC V”: The segregated pool of assets consisting of all of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class R-X Certificate (in respect of the Class R-V Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC VI”: The segregated pool of assets consisting of all of the Class Swap-IO Interest conveyed in trust to the Trustee, for the benefit of the Holders of the REMIC VI Regular Interest SWAP-IO and the Class R-X Certificate (in respect of the Class R-VI Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC Provisions”: Provisions of the federal income tax law relating to REMICs, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Interest”: Any REMIC I Regular Interest, REMIC II Regular Interest or REMIC III Regular Interest, and REMIC VI Regular Interest SWAP-IO.

“REMIC Remittance Rate”: The REMIC I Remittance Rate or the REMIC II Remittance Rate.

“Remittance Report”: A report prepared by the Servicer and delivered to the Trust Administrator and the NIMS Insurer pursuant to Section 4.03.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term “rents from real property.”

“REO Account”: The account or accounts maintained, or caused to be maintained, by the Servicer in respect of an REO Property pursuant to Section 3.23.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of REMIC I.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees or Master Servicing Fees in respect of the related Mortgage Loan and unreimbursed Advances and Servicing Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of REMIC I through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

“Reportable Event”: The meaning set forth in Section 4.06(a)(iii).

“Request for Release”: A request for release in such electronic or other format as shall be mutually agreed to by the Custodian and the Servicer, in substantially the form of Exhibit E attached hereto.

“Reserve Interest Rate”: With respect to any Interest Determination Date, the rate per annum that the Trust Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trust Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such Interest Determination Date to leading European banks.

“Residential Dwelling”: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

“Residual Certificate”: Any one of the Class R Certificates and the Class R-X Certificates.

“Residual Interest”: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee or the Trust Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers, in each case, having direct responsibility for the administration of this Agreement, and, with respect to a particular matter relating to this Agreement, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“Sarbanes-Oxley Act”: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: The meaning set forth in Section 4.06(a)(iv).

“Securities Act”: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Seller”: UBS Real Estate Securities Inc. or its successor in interest, in its capacity as Seller under the Assignment Agreement.

“Senior Principal Distribution Amount”: The excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 53.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,386,642.54.

“Servicer”: Wells Fargo, with respect to the Mortgage Loans or any successor Servicer appointed as herein provided, in its capacity as Servicer hereunder.

“Servicer Event of Default”: One or more of the events described in Section 7.01(a).

“Servicer Prepayment Charge Payment Amount”: The amounts payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 3.01.

“Servicer Remittance Date”: With respect to any Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately following.

“Servicing Account”: The account or accounts created and maintained pursuant to Section 3.09.

“Servicing Advances”: The reasonable “out-of-pocket” costs and expenses incurred by the Servicer in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property, (ii) any enforcement, administration or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (iv) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgage Property and (v) the performance of its obligations under Section 3.01, Section 3.09, Section 3.13, Section 3.14, Section 3.16 and Section 3.23. Servicing Advances shall also include any reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the related Mortgagor or otherwise payable under this Agreement. The Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein. The Servicer shall not be required to make any Servicing Advance that would be a Nonrecoverable Advance.

“Servicing Criteria” means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to each Mortgage Loan, the amount of the annual fee paid to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate (without regard to the words “per annum”) and (b) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is received. The obligation for payment of the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 3.11.

“Servicing Fee Rate”: With respect to each Mortgage Loan, the rate of 0.50% per annum.

“Servicing Function Participant” means any Sub-Servicer or Subcontractor of the Servicer, the Master Servicer, the Custodian or the Trust Administrator, respectively. For the avoidance of doubt, the Custodian shall be considered a Servicing Function Participant without regard to the threshold percentage set forth in instruction 2 of Item 1122 of Regulation AB, provided, however, the parties hereto agree that duties and obligations of Deutsche Bank National Trust Company, in its capacity as a Servicing Function Participant, shall be solely governed pursuant to the terms of the Custodial Agreement.

“Servicing Officer”: Any employee of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name appear on a list of Servicing Officers furnished by the Servicer to the Master Servicer, the Trust Administrator, the Trustee and the Depositor, upon request, as such list may from time to time be amended. With respect to the Master Servicer, any officer of the Master Servicer involved in or responsible for, the administration and master servicing of the Mortgage Loans whose name appears on a list of master Servicing Officers furnished by the Master Servicer to the Trustee, the Trust Administrator and the Depositor upon request, as such list may from time to time be amended.

“Servicing Transfer Costs”: Shall mean all reasonable out-of-pocket costs and expenses incurred by the Trustee or the Master Servicer in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee, the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Master Servicer to service the Mortgage Loans properly and effectively.

“Significance Percentage”: The percentage equivalent of a fraction, the numerator of which is the highest of each Present Value Maximum Probable Exposure and the denominator of which is the aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates that are supported by the derivatives (after giving effect to all distributions on such Distribution Date in such derivative confirmation).

“Significance Percentage Calculation Date”: Shall mean no later than the respective Distribution Date.

“Single Certificate”: With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Class P Certificates and the Residual Certificates, a hypothetical Certificate of such Class evidencing a 100% Percentage Interest in such Class.

“Startup Day”: With respect to each Trust REMIC, the day designated as such pursuant to Section 10.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Cut-off Date Principal Balance of such Mortgage Loan, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of Section 3.16, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of REMIC I, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Stepdown Date”: The earlier to occur of (i) the first Distribution Date immediately succeeding the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in August 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans) for the Class A Certificates is equal to or greater than 46.20%.

“Subcontractor” means any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Custodian or the Trust Administrator.

“Subordinate Certificates”: The Mezzanine Certificates and the Class CE Certificates.

“Sub-Servicer” means any Person that services Mortgage Loans on behalf of the Servicer, and is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

“Sub-Servicing Account”: An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

“Sub-Servicing Agreement”: The written contract between the Servicer and a Sub-Servicer, relating to servicing and administration of certain Mortgage Loans, which meets the requirements set forth in Section 3.02.

“Subsequent Recoveries”: As of any Distribution Date, unexpected amounts received by the Servicer (net of any related expenses permitted to be reimbursed to the Servicer or the Master Servicer) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

“Substitution Adjustment Amount”: As defined in Section 2.03(b).

“Supplemental Interest Trust”: As defined in Section 4.08(a).

“Supplemental Interest Trust Trustee”: Wells Fargo Bank, N. A., a national banking association, not in its individual capacity but solely in its capacity as supplemental interest trust trustee, and any successor thereto.

“Swap Account”: The account or accounts created and maintained pursuant to Section 4.08. The Swap Account must be an Eligible Account.

“Swap Administration Agreement”: As defined in Section 4.08(b).

“Swap Administrator”: Wells Fargo Bank, N.A., a national banking association, or any successor in interest not in its individual capacity but solely as swap administrator under the Swap Administration Agreement, or any successor swap administrator appointed pursuant to the Swap Administration Agreement.

“Swap Interest Shortfall Amount”: Any shortfall of interest with respect to any Class of Certificates resulting from the application of the Net WAC Rate due to a discrepancy between the Uncertificated Notional Amounts of the Class SWAP-IO Interest and the scheduled notional amount pursuant to the Swap Administration Agreement.

“Swap LIBOR”: A per annum rate equal to the floating rate payable by the Swap Provider under the Interest Rate Swap Agreement.

“Swap Provider”: UBS AG.

“Swap Provider Trigger Event”: A Swap Termination Payment that is triggered upon: (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) a Swap Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

“Swap Termination Payment”: The payment due under the Interest Rate Swap Agreement upon the early termination of the Interest Rate Swap Agreement.

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to the classification of portions thereof as REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Telerate Page 3750”: The display designated as page “3750” on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

“Termination Price”: As defined in Section 9.01.

“Terminator”: As defined in Section 9.01.

“Transfer”: Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferor”: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Trigger Event”: A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if:

(b)  the Delinquency Percentage exceeds 34.63% of the Credit Enhancement Percentage; or

(c)  the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
August 2008 through July 2009	1.50% for the first month, plus an additional 1/12th of 1.85% for each month thereafter
August 2009 through July 2010	3.35% for the first month, plus an additional 1/12th of 1.85% for each month thereafter
August 2010 through July 2011	5.20% for the first month, plus an additional 1/12th of 1.30% for each month thereafter
August 2011 through July 2012	6.50% for the first month, plus an additional 1/12th of 0.25% for each month thereafter
August 2012 and thereafter	6.75%

“Trust Administrator”: Wells Fargo Bank, N.A., or any successor in interest, or any successor trust administrator appointed as herein provided.

“Trust Fund”: Collectively, all of the assets of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI, the Net WAC Rate Carryover Reserve Account, distributions made to the Trust Administrator by the Swap Administrator under the Swap Administration Agreement and the Swap Account and the other assets conveyed by the Depositor to the Trustee pursuant to Section 2.01.

“Trust REMIC”: Any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI.

“Trustee”: U.S. Bank National Association, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

“Uncertificated Balance”: The amount of any REMIC Regular Interest (other than REMIC II Regular Interest II-LTIO) outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest (other than REMIC II Regular Interest II-LTIO) shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of each REMIC Regular Interest (other than REMIC II Regular Interest II-LTIO) shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.01 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.04. The Uncertificated Balance of REMIC II Regular Interest II-LTZZ shall be increased by interest deferrals as provided in Section 4.01(a)(1). The Uncertificated Balance of each REMIC Regular Interest (other than REMIC II Regular Interest II-LTIO) shall never be less than zero. With respect to the Class CE Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, Mezzanine Certificates and the Class P Interest then outstanding.

“Uncertificated Interest”: With respect to any REMIC Regular Interest for any Distribution Date, one month’s interest at the REMIC Remittance Rate applicable to such REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Balance or Uncertificated Notional Amount thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of any REMIC I Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by Compensating Interest and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC Regular Interest pursuant to Section 1.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest shall be reduced by Realized Losses, if any, allocated to such REMIC Regular Interest pursuant to Section 1.02 and Section 4.04.

“Uncertificated Notional Amount”: With respect to REMIC II Regular Interest II-LTIO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests ending with the designation “A” listed below:

Distribution Date<?xml:namespace prefix = o />	REMIC I Regular Interests
1	I-1-A through I-60-A
2	I-2-A through I-60-A
3	I-3-A through I-60-A
4	I-4-A through I-60-A
5	I-5-A through I-60-A
6	I-6-A through I-60-A
7	I-7-A through I-60-A
8	I-8-A through I-60-A
9	I-9-A through I-60-A
10	I-10-A through I-60-A
11	I-11-A through I-60-A
12	I-12-A through I-60-A
13	I-13-A through I-60-A
14	I-14-A through I-60-A
15	I-15-A through I-60-A
16	I-16-A through I-60-A
17	I-17-A through I-60-A
18	I-18-A through I-60-A
19	I-19-A through I-60-A
20	I-20-A through I-60-A
21	I-21-A through I-60-A
22	I-22-A through I-60-A
23	I-23-A through I-60-A
24	I-24-A through I-60-A
25	I-25-A through I-60-A
26	I-26-A through I-60-A
27	I-27-A through I-60-A
28	I-28-A through I-60-A
29	I-29-A through I-60-A
30	I-30-A through I-60-A
31	I-31-A through I-60-A
32	I-32-A through I-60-A
33	I-33-A through I-60-A
34	I-34-A through I-60-A
35	I-35-A through I-60-A
36	I-36-A through I-60-A
37	I-37-A through I-60-A
38	I-38-A through I-60-A
39	I-39-A through I-60-A
40	I-40-A through I-60-A
41	I-41-A through I-60-A
42	I-42-A through I-60-A
43	I-43-A through I-60-A
44	I-44-A through I-60-A
45	I-45-A through I-60-A
46	I-46-A through I-60-A
47	I-47-A through I-60-A
48	I-48-A through I-60-A
49	I-49-A through I-60-A
50	I-50-A through I-60-A
51	I-51-A through I-60-A
52	I-52-A through I-60-A
53	I-53-A through I-60-A
54	I-54-A through I-60-A
55	I-55-A through I-60-A
56	I-56-A through I-60-A
57	I-57-A through I-60-A
58	I-58-A through I-60-A
59	I-59-A and I-60-A
60	I-60-A
thereafter	$0.00

With respect to the Class Swap-IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC II Regular Interest II-LTIO.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

“United States Person”: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or, the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates and Class R-X Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term “United States” shall have the meaning set forth in Section 7701 of the Code.

“Unpaid Interest Shortfall Amount”: With respect to the Class A Certificates and the Mezzanine Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

“Value”: With respect to any Mortgage Loan, and the related Mortgaged Property, the lesser of:

(i) the lesser of (a) the value thereof as determined by an appraisal made for the Originator at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (b) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value more than 10% lower than the value thereof, in the case of a Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80%, or more than 5% lower than the value thereof, in the case of a Mortgage Loan with a Loan-to-Value Ratio greater than 80%, as determined by the appraisal referred to in clause (i)(a) above; and

(ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan or a Mortgage Loan originated in connection with a “lease option purchase” if the “lease option purchase price” was set 12 months or more prior to origination, such value of the Mortgaged Property is based solely upon clause (i) above.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, 98% of all Voting Rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all Voting Rights will be allocated to the holders of the Class P Certificates and 1% of all Voting Rights will be allocated among the holders of the Residual Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

“Watch List Loan”: As defined in Section 4.02.

“Wells Fargo”: Wells Fargo Bank, N.A.

SECTION 1.02.	Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for any Distribution Date, (1) the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest Payments by the Servicer or the Master Servicer) and any Relief Act Interest Shortfall incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class CE Certificates based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Notional Amount of each such Certificate and, thereafter, among the Class A Certificates and the Mezzanine Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts incurred for any Distribution Date shall be allocated to the Class CE Certificates based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Notional Amount of each such Certificate.

For purposes of calculating the amount of Uncertificated Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans shall be allocated first, to REMIC I Regular Interest I and to the REMIC I Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest, and then, to REMIC I Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest.

For purposes of calculating the amount of Uncertificated Interest for the REMIC II Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11, REMIC II Regular Interest II-LTM12 and REMIC II Regular Interest II-LTZZ, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective REMIC II Remittance Rates on the respective Uncertificated Balances of each such REMIC II Regular Interest.

SECTION 1.03.	Rights of the NIMS Insurer.

Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to the Indenture and (ii) the notes issued pursuant to the Indenture remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 and any rights to indemnification hereunder in the case of clause (ii) below) so long as (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.	Conveyance of the Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Assignment Agreement, payments made to the Trust Administrator by the Swap Administrator under the Swap Administration Agreement and the Swap Account and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor or the Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). Any payments received on the Mortgage Loans after the Cut-off Date, whether in the form of Monthly Payments, Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Subsequent Recoveries or any other amounts collected on such Mortgage Loan, shall be used first to satisfy any amounts due on such Mortgage Loan on or prior to the Cut-off Date, to the Person and in the amount certified by the Servicer to the Depositor on the Closing Date. The Depositor herewith delivers to the Trustee executed originals of each Assignment Agreement.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, to the Custodian (on behalf of the Trustee), with respect the Mortgage Loans, the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (a “Mortgage File”):

(i)  the original Mortgage Note, endorsed in blank or in the following form: “Pay to the order of U.S. Bank National Association, as Trustee under the applicable agreement, without recourse,” with all prior and intervening endorsements showing a complete chain of endorsement from the Originator to the Person so endorsing to the Trustee;

(ii)  the original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(iii)  unless the Mortgage Loan is registered on the MERS® System, an original Assignment in blank;

(iv)  the original recorded Assignment or Assignments showing a complete chain of assignment from the Originator to the Person assigning the Mortgage to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS® System and noting the presence of the MIN) as contemplated by the immediately preceding clause (iii);

(v)  the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(vi)  the original lender’s title insurance policy, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first or second lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

With respect to a maximum of 1.0% of the Mortgage Loans, by outstanding Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in Section 2.01(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee (or the Custodian on behalf of the Trustee) of a photocopy of such Mortgage Note, if available, with a lost note affidavit substantially in the form of Exhibit I attached hereto. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee (or the Custodian on behalf of the Trustee) with respect to the related Mortgage Files, is subsequently located, such original Mortgage Note shall be delivered to the Trustee (or the Custodian on behalf of the Trustee) within three Business Days.

Except with respect to any Mortgage Loan for which MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record, the Trustee (upon receipt of notice from the Custodian) shall promptly (within sixty Business Days following the later of the Closing Date and the date of receipt by the Trustee or the Custodian on behalf of the Trustee of the recording information for a Mortgage, but in no event later than ninety days following the Closing Date) enforce the obligations of the Originator pursuant to the terms of the Originator Master Agreement to submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trustee, the Trust Administrator, the Custodian, the Servicer, the Master Servicer or the Depositor, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above and in connection therewith, the Trustee (upon receipt of notice from the Custodian) shall enforce the obligation of the Originator pursuant to the terms of the Originator Master Agreement to execute each original Assignment in the following form: “U.S. Bank National Association, as Trustee under the applicable agreement.” In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Trustee (upon receipt of notice from the Custodian) shall enforce the obligation of the Originator pursuant to the Originator Master Agreement to promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Depositor further agrees that it will cause, within 30 Business Days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Servicer to, and the Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

If any of the documents referred to in Sections 2.01(ii), (iii) or (iv) has, as of the Closing Date, been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee (or the Custodian on behalf of the Trustee) of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trustee (or the Custodian on behalf of the Trustee) promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.

If the original lender’s title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Custodian on behalf of the Trustee, promptly after receipt thereof, the original lender’s title insurance policy with a copy thereof to the Servicer. The Depositor shall deliver or cause to be delivered to the Custodian on behalf of the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan with a copy thereof to the Servicer.

The Depositor shall deliver or cause the Originator, the Trustee or the Custodian on behalf of the Trustee to deliver to the Servicer copies of all trailing documents required to be included in the servicing file at the same time the originals or certified copies thereof are delivered to the Trustee or the Custodian, such documents including but not limited to the mortgagee policy of title insurance and any mortgage loan documents upon return from the recording office. The Servicer shall not be responsible for any custodian fees or other costs incurring in obtaining such documents and the Depositor shall cause the Servicer to be reimbursed for any such costs it may incur in connection with performing its obligations under this Agreement. Subject to Section 6.03(a), the Servicer shall have no liability as a result of an inability to service any Mortgage Loan due to its failure to receive any documents missing from the Mortgage File or servicing file.

All original documents relating to the Mortgage Loans that are not delivered to the Trustee (or the Custodian on behalf of the Trustee) are and shall be held by or on behalf of the Originator, the Seller, the Depositor or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section 2.01 to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee (or the Custodian on behalf of the Trustee). Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.

The Depositor and the Trustee hereto understand and agree that it is not intended that any Mortgage Loan be included in the Trust that is a “High-Cost Home Loan” as defined by the Homeownership and Equity Protection Act of 1994 or any other applicable predatory or abusive lending laws.

The Depositor hereby directs the Trust Administrator to execute, deliver and perform its obligations under the Cap Contract, the Interest Rate Swap Agreement (in its capacity as Supplemental Interest Trust Trustee) and to assign any rights to receive payments from a Swap Provider to the Swap Administrator pursuant to the Swap Administration Agreement and the Depositor further directs the Trust Administrator to execute, deliver and perform its obligations under the Swap Administration Agreement. The Seller, the Depositor, the Servicer and the Holders of the Class A Certificates and the Mezzanine Certificates by their acceptance of such Certificates acknowledge and agree that the Trust Administrator shall execute, deliver and perform its obligations under the Cap Contract, the Interest Rate Swap Agreement and the Swap Administration Agreement and shall do so solely in its capacity as Trust Administrator or as Swap Administrator, as the case may be, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trust Administrator shall apply to the Trust Administrator’s execution of the execution of the Cap Contract, the Interest Rate Swap Agreement and the Swap Administration Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

SECTION 2.02.	Acceptance of REMIC I by Trustee.

The Trustee acknowledges receipt (or receipt by the Custodian on behalf of the Trustee), subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(v)) above and all other assets included in the definition of “REMIC I” under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “REMIC I” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Custodian on behalf of the Trustee agrees to execute and deliver to the Depositor and the NIMS Insurer on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit C-3 hereto.

The Trustee (or the Custodian on behalf of the Trustee) agrees, for the benefit of the Certificateholders and the NIMS Insurer, to review each Mortgage File and, within 45 days of the Closing Date, to certify in substantially the form attached hereto as Exhibit C-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1), (3), (12), (15) and (18) of the definition of “Mortgage Loan Schedule” accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian on behalf of the Trustee) is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.

Prior to the first anniversary date of this Agreement, the Custodian on behalf of the Trustee shall deliver to the Depositor, the NIMS Insurer, the Trustee, the Servicer and the Master Servicer a final certification in the form annexed hereto as Exhibit C-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon, and the Servicer shall forward a copy thereof to any Sub-Servicer.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian on behalf of the Trustee) finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee (or the Custodian on behalf of the Trustee) shall so notify the Depositor, the NIMS Insurer, the Trustee, the Servicer and the Master Servicer. In addition, upon the discovery by the Depositor, the NIMS Insurer, the Servicer or the Master Servicer of a breach of any of the representations and warranties made by the Originator under the Originator Master Agreement or the Seller in an Assignment Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

The Trustee (or the Custodian on behalf of the Trustee) shall provide, at the written request and expense of any Certificateholder, a written report to the Trust Administrator for forwarding to such Certificateholder of all related Mortgage Files released to the Servicer for servicing purposes.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection, receipt and release of the Mortgage Files pursuant to Section 2.01, 2.02 and 2.03 and preparation and delivery of the acknowledgements of receipt and the certifications required under such sections shall be performed by the Custodian pursuant to the terms and conditions of this Agreement.

SECTION 2.03.	Repurchase or Substitution of Mortgage Loans by the Originator or the Seller.

(a)  Upon receipt of written notice from the Custodian of any materially defective document in, or that a document is missing from, a Mortgage File or from the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Custodian of the breach by the Originator or the Seller of any representation, warranty or covenant under the Originator Master Agreement or Assignment Agreement, as applicable (including any representation, warranty or covenant regarding the Prepayment Charge Schedule), in respect of any Mortgage Loan that materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Originator, the Trust Administrator, the NIMS Insurer, the Seller, the Servicer and the Master Servicer of such defect, missing document or breach and request that the Originator or the Seller, as applicable, deliver such missing document or cure such defect or breach within 90 days from the date the Originator or the Seller, as applicable, was notified of such missing document, defect or breach, and if the Trustee receives written notice from the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Custodian, that the Originator or the Seller, as applicable, has not delivered such missing document or cured such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Originator or the Seller, as applicable, under the related Mater Agreement or Assignment Agreement to repurchase such Mortgage Loan from REMIC I at the Purchase Price (or the Purchase Price as set forth in the Assignment Agreement with respect to any Watch List Loan). The Purchase Price for the repurchased Mortgage Loan shall be remitted to the Servicer for deposit in the Collection Account and the Custodian on behalf of the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release to the Originator or the Seller, as applicable, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Originator or the Seller, as applicable, any Mortgage Loan released pursuant hereto. In furtherance of the foregoing, if the Originator or the Seller, as applicable, is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS® System, the Originator or the Seller, as applicable, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Originator or the Seller, as applicable, and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations. Neither the Trustee nor the Custodian shall have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Originator Master Agreement or Assignment Agreement, the Originator or the Seller, as applicable, may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(b); provided, however, the Originator or the Seller, as applicable, may not substitute a Qualified Substitute Mortgage Loan for any Deleted Mortgage Loan that violates any predatory or abusive lending law. It is understood and agreed that the obligation of the Originator or the Seller, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders.

(b)  Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date which is two years after the Startup Day for REMIC I.

As to any Deleted Mortgage Loan for which the Originator or the Seller, as applicable, substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator or the Seller, as applicable, delivering to the Trustee (or the Custodian on behalf of the Trustee), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment in blank or to the Custodian on behalf of the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Custodian on behalf of the Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor, the NIMS Insurer and the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Custodian on behalf of the Trustee shall deliver to the Depositor, the NIMS Insurer and the Servicer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC I and will be retained by the Originator or the Seller, as applicable. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Originator or the Seller, as applicable, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders and the NIMS Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Master Servicer, the Trust Administrator, the Trustee, the Custodian, the Servicer and the NIMS Insurer. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Originator Master Agreement or Assignment Agreement, as applicable, including, all applicable representations and warranties thereof included therein.

For any month in which the Originator or the Seller, as applicable, substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the “Substitution Adjustment Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Stated Principal Balance thereof as of the date of substitution, together with one month’s interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances (including Nonrecoverable Advances and Nonrecoverable Servicing Advances) related thereto. On the date of such substitution, the Originator or the Seller, as applicable, will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Custodian on behalf of the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and written notice by the Servicer of such deposit, shall release to the Originator or the Seller, as applicable, the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, the Originator or the Seller, as applicable, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Originator or the Seller, as applicable, shall obtain at its own expense and deliver to the Trustee, the Trust Administrator and the NIMS Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(c)  Upon discovery by the Depositor, the Servicer, the NIMS Insurer, any Originator, the Seller, the Master Servicer or the Trust Administrator that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties hereto and the Trustee shall give written notice to the Originator and the Seller. In connection therewith, the Originator, the Seller or the Depositor shall repurchase or, subject to the limitations set forth in Section 2.03(b), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by (i) the Originator or the Seller, as the case may be, if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Originator or the Seller, as the case may be, under the Originator Master Agreement or Assignment Agreement, or (ii) the Depositor, if the affected Mortgage Loan’s status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Depositor, the Originator or the Seller, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

SECTION 2.04.	Reserved.

SECTION 2.05.	Representations, Warranties and Covenants of the Servicer and the Master Servicer.

(a)  The Servicer hereby represents, warrants and covenants to the Trust Administrator and the Trustee, for the benefit of each of the Trustee, the Trust Administrator, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)  The Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer;

(ii)  The Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming the due authorization, execution and delivery thereof by the Trustee, the Depositor, the Master Servicer and the Trust Administrator, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally, laws affecting the contract obligations of insured banks and by general principles of equity;

(iii)  The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the charter of by-laws of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement, (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole or (z) the legality, validity or enforceability of this Agreement;

(iv)  The Servicer is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act and is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing. No event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with HUD eligibility requirements or that would require notification to HUD;

(v)  The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(vi)  No litigation is pending against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof

(vii)  There are no actions or proceedings against, or investigations known to it of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement;

(viii)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(ix)  The Servicer has fully furnished and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors (the “Credit Repositories”) in a timely manner; and

(x)  The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Custodian on behalf of the Trustee and shall inure to the benefit of the Trustee, the Trust Administrator, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Trust Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee and the Trust Administrator. Subject to Section 7.01(a), the obligation of the Servicer set forth in Section 2.03(c) to cure breaches shall constitute the sole remedies against the Servicer available to the Certificateholders, the Depositor, the Trust Administrator or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05.

(b)  The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders, and to the Servicer and the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)  The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

(ii)  The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iii)  The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, the ability of the Master Servicer to perform its obligations under this Agreement;

(iv)  The Master Servicer or an Affiliate thereof is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act;

(v)  The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(vi)  No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof,

(vii)  There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

(viii)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trust Administrator, the Trustee or the Custodian, as applicable and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Master Servicer, the NIMS Insurer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to other parties to this Agreement.

SECTION 2.06.	Conveyance of REMIC Regular Interests and Acceptance of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI by the Trustee; Issuance of Certificates.

(a)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC I for the benefit of the Holders of the REMIC I Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-I Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC I and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC I Regular Interests and the Class R Certificates (in respect of the Class R-I Interest). The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I.

(b)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests (which are uncertificated) for the benefit of the Holders of the REMIC II Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-II Interest). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC II Regular Interests and the Class R Certificates (in respect of the Class R-II Interest). The interests evidenced by the Class R-II Interest, together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II.

(c)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests (which are uncertificated) for the benefit of the Holders of the REMIC III Regular Interests and the Class R Certificates (in respect of the Class R-III Interest). The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC III Regular Interests and the Class R Certificates (in respect of the Class R-III Interest). The interests evidenced by the Class R-III Interest, together with the Regular Certificates (other than the Class CE Certificates and the Class P Certificates), the Class CE Interest, the Class P Interest and the Class Swap-IO Interest constitute the entire beneficial ownership interest in REMIC III.

(d)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class CE Interest (which is uncertificated) for the benefit of the Holders of the Class CE Certificates and the Class R-X Certificates (in respect of the Class R-IV Interest). The Trustee acknowledges receipt of the Class CE Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class CE Certificates and the Class R-X Certificates (in respect of the Class R-IV Interest). The interests evidenced by the Class R-IV Interest, together with the Class CE Certificates, constitute the entire beneficial ownership interest in REMIC IV.

(e)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest (which is uncertificated) for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-V Interest). The Trustee acknowledges receipt of the Class P Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-V Interest). The interests evidenced by the Class R-V Interest, together with the Class P Certificates, constitute the entire beneficial ownership interest in REMIC V.

(f)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class Swap-IO Interest (which is uncertificated) for the benefit of the Holders of REMIC VI Regular Interest SWAP-IO and the Class R-X Certificates (in respect of the Class R-VI Interest). The Trustee acknowledges receipt of the Class Swap-IO Interest and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of REMIC VI Regular Interest SWAP-IO and the Class R-X Certificates (in respect of the Class R-VI Interest). The interests evidenced by the Class R-VI Interest, together with REMIC VI Regular Interest SWAP-IO, constitute the entire beneficial ownership interest in REMIC VI.

SECTION 2.07.	Issuance of Class R Certificates and Class R-X Certificates.

(a)  The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and REMIC II Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations. The interests evidenced by the Class R Certificates (in respect of the Class R-III Interest), together with the REMIC III Certificates, the Class CE Interest, the Class P Interest and the Class Swap-IO Interest, constitute the entire beneficial ownership interest in REMIC III.

(b)  The Trustee acknowledges the assignment to it of the Class CE Interest, the Class P Interest and the Class Swap-IO Interest, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-X Certificates in authorized denominations. The interests evidenced by the Class R-X Certificates, together with the Class CE Certificates, the Class P Certificates and the REMIC VI Regular Interest SWAP-IO constitute the entire beneficial ownership interest in REMIC IV, REMIC V and REMIC VI.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

SECTION 3.01.	Servicer to Act as Servicer.

The Servicer shall service and administer the Mortgage Loans on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)  any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor;

(ii)  the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

(iii)  the Servicer’s obligation to make Advances or Servicing Advances; or

(iv)  the Servicer’s or any Sub-Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Servicer (a) shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar mortgage loans and such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (ii) the collection of such Prepayment Charge would be in violation of applicable laws, (iii) the amount of the Prepayment Charge set forth on the Prepayment Charge Schedule is not consistent with the related Mortgage Note or is otherwise unenforceable, (iv) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters or (v) the Servicer has not received information and documentation sufficient to confirm the existence or amount of such Prepayment Charge. If a Prepayment Charge is waived as permitted by meeting the standard described in clauses (ii), (iii), (iv) or (v) above, then the Trustee (upon receipt of written notice from the Servicer that such waiver has occurred) shall enforce the obligation of the Originator to pay the amount of such waived Prepayment Charge to the Trust Administrator for deposit in the Distribution Account for the benefit of the Holders of the Class P Certificates (the “Originator Prepayment Charge Payment Amount”). If a Prepayment Charge is waived other than in accordance with (i) through (v) above, the Servicer shall pay the amount of such waived Prepayment Charge to the Trust Administrator for deposit in the Distribution Account for the benefit of the Holders of the Class P Certificates (the “Servicer Prepayment Charge Payment Amount”).

To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer or in the name of the Trustee, solely in its capacity as Trustee of the Trust, is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, within fifteen (15) days of the Closing Date, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder; provided, such limited powers of attorney or other documents shall be prepared by the Servicer and submitted to the Trustee for execution. The Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.

In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit provided, however, that (subject to Section 3.07) the Servicer may capitalize the amount of any Servicing Advances incurred pursuant to this Section 3.01 in connection with the modification of a Mortgage Loan.

The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer (but not at its expense), when the Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses (i) incurred as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System or (ii) if the affected Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, incurred in connection with the actions described in the preceding sentence, shall be subject to withdrawal by the Servicer from the Collection Account.

Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.03) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan (except with respect to a Mortgage Loan that is in default or, in the judgment of the Servicer, such default is reasonably foreseeable) that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

Notwithstanding anything in this Agreement to the contrary and notwithstanding its ability to do so pursuant to the terms of the related mortgage note, the Servicer shall not be required to enforce any provision in any mortgage note the enforcement of which would violate federal, state or local laws or ordinances designed to discourage predatory lending practices.

The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

SECTION 3.02.	Sub-Servicing Agreements Between Servicer and Sub-Servicers.

(a)  The Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrading by the Rating Agencies of the rating on any Class of Certificates) with Sub-Servicers, for the servicing and administration of the Mortgage Loans; provided, however, that (i) such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of Mortgage Loans in a manner consistent with the servicing arrangement contemplated hereunder and (ii) the NIMS Insurer shall have consented to such Sub-Servicing Agreement.

(b)  Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08, 3.20, 3.21 and 4.06 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 (relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub- Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer), Section 3.20 or Section 3.21, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee and the Trust Administrator, the Master Servicer and the NIMS Insurer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

(c)  As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation of a Sub-Servicer to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

SECTION 3.03.	Successor Sub-Servicers.

The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Master Servicer (if the Master Servicer is acting as Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or the Master Servicer, if it is then acting as Servicer) shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default).

SECTION 3.04.	Liability of the Servicer.

Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub- Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

SECTION 3.05.	No Contractual Relationship Between Sub-Servicers and the Trustee, the Trust Administrator, the NIMS Insurer or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Trustee, the Master Servicer, the Trust Administrator, the NIMS Insurer and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

SECTION 3.06.	Assumption or Termination of Sub-Servicing Agreements by Master Servicer.

In the event the Servicer shall for any reason no longer be the Servicer (including by reason of the occurrence of a Servicer Event of Default), the Master Servicer, or, if the Master Servicer is the Servicer, the Trustee (or the successor servicer appointed pursuant to Section 7.02) shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Master Servicer or the Trustee, as applicable, elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Master Servicer or the Trustee, as applicable (or the successor servicer appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Trust Administrator, its designee or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall, upon request of the Master Servicer or the Trustee, as applicable, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

SECTION 3.07.	Collection of Certain Mortgage Loan Payments.

The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and the servicing standards set forth in Section 3.01, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest or (ii) extend the due dates for Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below; provided further that the NIMS Insurer’s prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-off Date (as reported by the Trust Administrator in the Monthly Statement as of the prior Distribution Date). In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may waive, modify or vary any term of such Mortgage Loan (including, but not limited to, modifications that change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a “Short Pay-off”) or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor without the prior written consent of the NIMS Insurer, if in the Servicer’s determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, the Servicer shall not modify any Mortgage Loan in a manner that would capitalize the amount of any unpaid Monthly Payments or tax or insurance payments advanced by the Servicer on the Mortgagor’s behalf unless the related Mortgagor shall have remitted an amount equal to a full Monthly Payment (or, in the case of any Mortgage Loan subject to a forbearance plan or bankruptcy plan, a full modified monthly payment under such plan) in each of the three calendar months immediately preceding the month of such modification.

SECTION 3.08.	Sub-Servicing Accounts.

In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the “Sub-Servicing Account”). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the Sub-Servicing Account, in no event more than two Business Days after the Sub-Servicer’s receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement. The Sub-Servicer shall thereafter remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

SECTION 3.09.	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

To the extent the terms of a Mortgage provide for Escrow Payments, the Servicer shall establish and maintain one or more accounts (the “Servicing Accounts”), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, fire, flood, and hazard insurance premiums, hazard insurance proceeds (to the extent such amounts are to be applied to the restoration or repair of the property) and comparable items for the account of the Mortgagors (“Escrow Payments”) shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the Servicing Accounts on a daily basis and in no event later than the second Business Day after receipt, and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, fire, flood, and hazard insurance premiums, and comparable items; (ii) reimburse the Servicer out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to fire, flood and hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. Notwithstanding the foregoing, the Servicer shall not be obligated to collect Escrow Payments if the related Mortgage Loan does not require such payments but the Servicer shall nevertheless be obligated to make Servicing Advances as provided in Section 3.01. In the event the Servicer shall deposit in the Servicing Accounts any amount not required to be deposited therein, it may at any time withdraw such amount from the Servicing Accounts, any provision to the contrary notwithstanding.

To the extent that a Mortgage does not provide for Escrow Payments, the Servicer (i) shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) shall ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, the Servicer will, to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

SECTION 3.10.	Collection Account.

(a)  On behalf of the Trust Fund, the Servicer shall establish and maintain one or more separate, segregated trust accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Trust Administrator, the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than one Business Day after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it from and after the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

(i)  all payments on account of principal, including Principal Prepayments (but not Prepayment Charges), on the Mortgage Loans;

(ii)  all payments on account of interest (net of the Servicing Fee and any Prepayment Interest Excess) on each Mortgage Loan;

(iii)  all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

(iv)  any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)  any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(vi)  all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03 or Section 9.01;

(vii)  all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03; and

(viii)  all Prepayment Charges collected by the Servicer, and any Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans.

For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, Prepayment Interest Excess or assumption fees (other than Prepayment Charges) need not be deposited by the Servicer in the Collection Account. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)  On behalf of the Trust Fund, the Servicer shall deliver to the Trust Administrator in immediately available funds for deposit in the Distribution Account (i) on the Servicer Remittance Date, that portion of the Available Funds for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges collected during the applicable Prepayment Period by the Servicer (including any Originator Prepayment Charge Payment Amounts) and Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account.” If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account,” the Servicer shall, on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Servicer, the Trustee, the Trust Administrator, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

(c)  Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the Trust Administrator who shall then forward such notice to the Trustee, the Depositor, the Master Servicer and the NIMS Insurer of the location of the Collection Account maintained by it when established and prior to any change thereof.

(d)  Funds held in the Collection Account at any time may be delivered by the Servicer to the Trust Administrator for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trust Administrator shall have the sole authority to withdraw any funds held by it pursuant to this subsection (d). In the event the Servicer shall deliver to the Trust Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trust Administrator withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trust Administrator from time to time for deposit, and upon written notification from the Servicer, the Trust Administrator shall so deposit, in the Distribution Account:

(i)  any Advances, as required pursuant to Section 4.03;

(ii)  any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

(iii)  any amounts to be paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01; and

(iv) any amounts required to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfalls.

(e)  The Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

SECTION 3.11.	Withdrawals from the Collection Account.

The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes, without priority, or as described in Section 4.03:

(i)  to remit to the Trust Administrator for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(ii)  subject to Section 3.16(d), to reimburse the Servicer for Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.03;

(iii)  subject to Section 3.16(d), to pay the Servicer or any Sub-Servicer (A) any unpaid Servicing Fees, (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan and (C) without limiting any right of withdrawal set forth in clause (vi) below, any Servicing Advances made with respect to a Mortgage Loan that, following the final liquidation of a Mortgage Loan are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any Sub-Servicer for such Servicing Advances;

(iv)  to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v)  to pay to the Servicer, the Originator or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)  to reimburse the Servicer for any Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.03;

(vii)  to reimburse the Servicer, the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Servicer, the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

(viii)  to reimburse the Servicer, the NIMS Insurer, the Trust Administrator, the Master Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

(ix)  to pay itself any Prepayment Interest Excess (to the extent not otherwise retained);

(x)  to pay, or to reimburse the Servicer for advances in respect of expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

(xi)  to clear and terminate the Collection Account pursuant to Section 9.01.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (viii) and (ix) above. The Servicer shall provide written notification to the Trust Administrator and the NIMS Insurer, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.

SECTION 3.12.	Investment of Funds in the Collection Account.

(a)  The Servicer may direct any depository institution maintaining the Collection Account (for purposes of this Section 3.12, an “Investment Account”) to invest the funds in such Investment Account in one or more Permitted Investments specified in such instruction bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trust or the Trust Administrator (in its capacity as such) on behalf of the Trust or in the name of a nominee of the Trust Administrator. The Trust Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and the Distribution Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

(x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)  All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Servicer shall deposit in the Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c)  Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trust Administrator may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the NIMS Insurer or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

SECTION 3.13.	[Reserved].

SECTION 3.14.	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

The terms of each Mortgage Note require the related Mortgagor to maintain fire, flood and hazard insurance policies. To the extent such policies are not maintained, the Servicer shall cause to be maintained for each Mortgaged Property fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire, flood and hazard insurance on each REO Property with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) 100% of the insurable value on a replacement cost basis of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such insurance shall be sufficient to prevent the application to the Mortgagor or the loss payee of any coinsurance clause under the policy. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that the Servicer may capitalize the amount of any Servicing Advances incurred pursuant to this Section 3.14 in connection with the modification of a Mortgage Loan. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If at any time during the term of the Mortgage Loan, the Servicer determines, in accordance with applicable law, that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:VI or better in Best’s Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Trust Fund and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(a)  The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of its respective obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer, has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer, has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer, has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee, the Trust Administrator and the NIMS Insurer.

The Servicer shall provide to the Master Servicer evidence (in the form of an incumbency certificate) of the authorization of the person signing any certification, statement, copy or other evidence of any fidelity bond, errors and omissions policy, financial information and reports, or such other information related to the Servicer or any Sub-Servicer or to the Servicer’s or such Sub-Servicer’s performance hereunder.

SECTION 3.15.	Enforcement of Due-On-Sale Clauses; Assumption Agreements.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the then current underwriting criteria of the Servicer for mortgage loans similar to the Mortgage Loans. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee, the Master Servicer, the Trust Administrator and the Custodian that any such substitution or assumption agreement has been completed by forwarding to the Custodian on behalf of the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.15, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

SECTION 3.16.	Realization Upon Defaulted Mortgage Loans.

(a)  The Servicer shall, consistent with the servicing standard set forth in Section 3.01, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which the Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b)  Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund, the Trust Administrator, the Servicer or the Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

Notwithstanding the foregoing, if such environmental audit reveals, or if the Servicer has actual knowledge or notice, that such Mortgaged Property contains such toxic or hazardous wastes or substances, the Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the NIMS Insurer.

The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

(c)  The Servicer, the NIMS Insurer or the majority Holder of the Class CE Certificates (the “Majority Class CE Holder”) shall have the right to purchase from REMIC I any defaulted Mortgage Loan that is 90 days or more delinquent (other than with respect to the Majority Class CE Holder, any Mortgage Loan that is also a Watch List Loan (as defined in Section 4.02)), which the Servicer, the NIMS Insurer or the Majority Class CE Holder determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee and the Trust Administrator, in form and substance satisfactory to the Trustee and the Trust Administrator prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer, the NIMS Insurer or the Majority Class CE Holder, as applicable, of such deposit, shall release or cause to be released to the Servicer, the NIMS Insurer or the Majority Class CE Holder, as applicable, the related Mortgage File and the Trustee, upon receipt of written certification from the Servicer, the NIMS Insurer or the Majority Class CE Holder, as applicable, of such deposit, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer, the NIMS Insurer or the Majority Class CE Holder, as applicable, shall furnish and as shall be necessary to vest in the Servicer, the NIMS Insurer or the Majority Class CE Holder, as applicable, title to any Mortgage Loan released pursuant hereto.

(d)  Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.11(a)(ii) or (a)(iii)(B); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii)(A).

SECTION 3.17.	Trustee to Cooperate; Release of Mortgage Files.

(a)  Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Custodian on behalf of the Trustee, by a Request for Release in the form of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request that the Custodian on behalf of the Trustee deliver to it the Mortgage File. Upon receipt of such certification and request, the Custodian shall promptly release the related Mortgage File to the Servicer (at no cost to the Servicer), and the Servicer is authorized to cause the removal from the registration on the MERS® System of any such Mortgage, if applicable, and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

The Custodian on behalf of the Trustee shall, at the written request and expense of any Certificateholder, provide a written report to such Certificateholder of all Mortgage Files released to the Servicer for servicing purposes.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Custodian shall, upon request of the Servicer and delivery to the Custodian of a Request for Release in the form of Exhibit E, release the related Mortgage File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian on behalf of the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Custodian on behalf of the Trustee to the Servicer.

(c)  Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

SECTION 3.18.	Servicing Compensation.

As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii)(A) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement. As part of its servicing compensation, the Servicer shall also be entitled to Prepayment Interest Excess.

Additional servicing compensation in the form of assumption fees, late payment charges and other similar fees and charges (other than Prepayment Charges) shall be retained by the Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

SECTION 3.19.	Reports; Collection Account Statements.

Upon reasonable request by the Master Servicer or the Trust Administrator (such request to be made on the related Distribution Date), the Servicer shall forward to the Master Servicer and the Trust Administrator no later than ten days after such request, a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on the last day of the calendar month relating to such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in a format as mutually agreed to among the Servicer, the Master Servicer and the Trust Administrator, and may also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trust Administrator.

SECTION 3.20.	Statement as to Compliance.

The Servicer, the Master Servicer and the Trust Administrator shall deliver (or otherwise make available) (and each of the Servicer, the Master Servicer and the Trust Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Trust Administrator (and the Trust Administrator shall deliver (or otherwise make available) to the Depositor) on or before March 15th (with no cure period) of each year, commencing in March 2007, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The Custodian, in its capacity as such, shall not be required to deliver such Officer’s Certificate.

The Master Servicer shall include all annual statements of compliance received by it from each Servicer with its own annual statement of compliance to be submitted to the Trust Administrator pursuant to this Section.

In the event the Servicer, the Master Servicer, the Trust Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 3.20 or the relevant section of such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

Failure of the Servicer to timely comply with this Section 3.20 shall be deemed a Servicer Event of Default, and upon receipt of written notice from the Trust Administrator of such Servicer Event of Default, the Trustee or the Master Servicer, as applicable, may at the direction of the Depositor, in addition to whatever rights the Trustee or the Master Servicer, as applicable, may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate (as provided in Section 7.01(a)) all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same (other than the Servicer’s rights to reimbursement of unreimbursed Advances and Servicing Advances and accrued and unpaid Servicing Fees in the manner provided in this Agreement). This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Each of the Servicer, the Master Servicer and the Trust Administrator (each, an “Indemnifying Party”) shall indemnify and hold harmless the Depositor, the Master Servicer, the Trust Administrator and their officers, directors and Affiliates, as applicable, from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the obligations of such Indemnifying Party under this Section 3.20.

SECTION 3.21.	Assessments of Compliance and Attestation Reports.

(a) By March 15th (with no cure period) of each calendar year, commencing in March 2007, the Servicer, the Master Servicer, the Trust Administrator and the Custodian (if a party to this Agreement), each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Trust Administrator (and the Trust Administrator shall furnish or otherwise make available to the Depositor), a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 4.06, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period (the “Attestation Report”).

Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Servicer, the Master Servicer, the Trust Administrator, and any Servicing Function Participant engaged by such parties, as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Trust Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit O and notify the Depositor of any exceptions.

The Master Servicer shall include all annual reports on assessment of compliance received by it from the Servicers with its own assessment of compliance to be submitted to the Trust Administrator pursuant to this Section.

In the event the Servicer, the Master Servicer, the Trust Administrator, the Custodian, or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 3.21, or the relevant section of such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(b) By March 15th (with no cure period) of each year, commencing in March 2007, the Servicer, the Master Servicer, the Trust Administrator and the Custodian (if a party to this Agreement), each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Servicer, the Master Servicer, the Trust Administrator, the Custodian, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Trust Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

Promptly after receipt of each such assessment of compliance and attestation report, the Trust Administrator shall confirm that each assessment submitted pursuant to Section 3.21(a) is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

The Master Servicer shall include each such attestation furnished to it by the Servicers with its own attestation to be submitted to the Trust Administrator pursuant to this Section.

In the event the Servicer, the Master Servicer, the Trust Administrator, the Custodian, or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable custodial agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.21(b), or the relevant section of such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(c) Failure of the Servicer to timely comply with this Section 3.21 shall be deemed a Servicer Event of Default, and upon written receipt of notice (which notice may be delivered electronically) from the Trust Administrator of such Servicer Event of Default, the Trustee or the Master Servicer, as applicable, at the direction of the Depositor may, in addition to whatever rights the Trustee or the Master Servicer, as applicable, may have under this Agreement and at law or in equity, including injunctive relief and specific performance, upon notice immediately terminate (as provided in Section 7.01(a)) all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same (other than the Servicer’s rights to reimbursement of unreimbursed Advances and Servicing Advances and accrued and unpaid Servicing Fees in the manner provided in this Agreement). This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Each of the Servicer, the Master Servicer and the Trust Administrator shall indemnify and hold harmless the Custodian, the Depositor, the Master Servicer and the Trust Administrator and its respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the obligations of such Indemnifying Party under this Section 3.21.

If the indemnifications provided for herein are unavailable or insufficient to hold harmless any indemnified party, then the indemnifying party agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of any claims, losses, damages or liabilities incurred by such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party on the one hand and the indemnifying party on the other. This indemnification shall survive the termination of this Agreement or the termination of the indemnifying party.

SECTION 3.22.	Access to Certain Documentation.

The Servicer shall provide to the Office of the Controller of the Currency, the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations will be provided to such Certificateholder, the Trustee, the Trust Administrator, the Master Servicer and to any Person identified to the Servicer as a prospective transferee of a Certificate subject to the execution of a confidentiality agreement in form and substance satisfactory to the servicer, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access. Nothing in this Section 3.22 shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section 3.22.

SECTION 3.23.	Title, Management and Disposition of REO Property.

(a)  In the event that title to an REO Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Trustee to the Servicer) in the name of the Trustee or a nominee thereof, on behalf of the Certificateholders, or in the event the Trustee or a nominee thereof is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee. The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. The Servicer, on behalf of the Trust Fund, shall either sell any REO Property before the close of the third taxable year following the year the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the above three-year grace period would otherwise expire, an extension of the above three-year grace period, unless the Servicer shall have delivered to the Trustee, the Trust Administrator and the Depositor an Opinion of Counsel, addressed to the Trustee, the Trust Administrator and the Depositor, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third taxable year after its acquisition will not result in the imposition on the Trust Fund of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.

(b)  The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the “REO Account”), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)  The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Servicer’s receipt thereof, and shall thereafter deposit in the REO Account, in no event more than one Business Day after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i)  all insurance premiums due and payable in respect of such REO Property;

(ii)  all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii)  all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer’s judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

Notwithstanding the foregoing, none of the Servicer, the Trust Administrator or the Trustee shall:

(a)  authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(b)  authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(c)  authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(d)  authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Trust Administrator, the Master Servicer and the NIMS Insurer, to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the at any time that it is held by the Trust Fund, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

The Servicer may contract with any Independent Contractor for the operation and management of any REO Property; provided that:

(i)  the terms and conditions of any such contract shall not be inconsistent herewith;

(ii)  any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii)  none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

(iv)  the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer’s compensation pursuant to Section 3.18 is sufficient to pay such fees.

(d)  In addition to the withdrawals permitted under Section 3.23(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. Any income from the related REO Property received during any calendar months prior to a Final Recovery Determination, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d), shall be withdrawn by the Servicer from each REO Account maintained by it and remitted to the Trust Administrator for deposit into the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date relating to a Final Recovery Determination with respect to such Mortgage Loan, for distribution on the related Distribution Date in accordance with Section 4.01.

(e)  Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

(f)  The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be remitted to the Trust Administrator for deposit in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(g)  The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

SECTION 3.24.	Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

The Servicer shall deliver to the Trust Administrator for deposit into the Distribution Account on the Servicer Remittance Date from its own funds (or from a Sub-Servicer’s own funds received by the Servicer in respect of Compensating Interest) an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from full or partial Principal Prepayments during the related Prepayment Period and (ii) the aggregate compensation payable to the Servicer for the related collection period pursuant to Section 3.18 (the “Compensating Interest Payment”).

SECTION 3.25.	Obligations of the Servicer in Respect of Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trust Administrator for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Trust Administrator, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. If amounts paid by the Servicer with respect to any Mortgage Loan pursuant to this Section 3.25 are subsequently recovered from the related Mortgagor, the Servicer shall be permitted to reimburse itself for such amounts paid by it pursuant to this Section 3.25 from such recoveries.

SECTION 3.26.	Advance Facility

(a)  Either (i) the Servicer or (ii) the Trust Administrator, on behalf of the Trust Fund, with the consent of and at the direction of the Servicer, is hereby authorized to enter into a facility with any Person which provides that such Person (an “Advancing Person”) may fund Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or Servicing Advances. If the Servicer enters into such an Advance Facility pursuant to this Section 3.26, upon reasonable request of the Advancing Person, the Trust Administrator shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advance Facility. If the Trust Administrator enters into such an Advance Facility pursuant to this Section 3.26, the Servicer shall also be a party to such Advance Facility. To the extent that an Advancing Person funds any Advance or any Servicing Advance and provides the Trust Administrator with notice acknowledged by the Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.26(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Trust Administrator, rather than the Servicer, and include the Servicer’s acknowledgment thereto or proof of an Event of Default under the Advance Facility. The Trust Administrator shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person’s notice provided pursuant to this Section 3.26. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Servicer or a Sub-Servicer pursuant to Section 3.02 hereof and will not be deemed to be a Sub-Servicer under this Agreement.

(b)  If an advancing facility is entered into, then the Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi) prior to the remittance to the Trust Fund, but instead the Servicer shall include such amounts in the applicable remittance to the Trust Administrator made pursuant to Section 3.11(a). The Trust Administrator is hereby authorized to pay to the Advancing Person, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi), as the case may be, had the Servicer itself funded such Advance or Servicing Advance. The Trust Administrator is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree in writing.

(c)  All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a “first in-first out” (FIFO) basis.

(d)  Any amendment to this Section 3.26 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.26, including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee, the Trust Administrator and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement.

SECTION 3.27.	Late Remittance.

With respect to any remittance received by the Master Servicer after the day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Distribution Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Servicer Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Servicer Event of Default.

SECTION 3.28.	Foreclosure Rights

(a)  The Majority Class CE Holder shall have the right to consult with the Servicer with respect to any such Mortgage Loan in order to determine whether to foreclose, workout or proceed otherwise with respect to such Mortgage Loan.

(b)  The Servicer shall not commence foreclosure proceedings with respect to a Mortgage Loan unless (i) no later than five Business Days prior to its commencement of such foreclosure proceedings, it notifies the Master Servicer of its intention to do so, and (ii) the Majority Class CE Holder, either directly or through the Master Servicer, does not, within such five-Business-Day period, affirmatively object to such action.

(c)  In the event that the Servicer determines not to proceed with foreclosure proceedings with respect to a Mortgage Loan that becomes 60 days’ or more delinquent and the Servicer has determined that it is unable to collect payments due under such Mortgage Loan in accordance with the servicing standard described in Section 3.01, the Servicer shall, prior to taking any action with respect to such Mortgage Loan, promptly provide the Master Servicer with notice of such determination and a description of such other action as it intends to take with respect to such Mortgage Loan; provided, that the Servicer shall not be permitted to proceed with any such action if the Majority Class CE Holder, either directly or through the Master Servicer, within five Business Days following such notice, affirmatively objects to the Servicer taking such action.

(d)  If the Majority Class CE Holder timely and affirmatively objects to an action or contemplated action of the Servicer pursuant to either (a) or (b) above, then the Majority Class CE Holder shall instruct the Servicer to hire, at the Majority Class CE Holder’s sole cost and expense, three appraisal firms, selected by the Servicer in its sole and absolute discretion from the list of appraisal firms attached as Exhibit S, to compute the fair value of the Mortgaged Property relating to the related Mortgage Loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal-firm computation, a “Fair Value Price”), in each case (other than as set forth in (d) below) no later than 30 days from the date of such Majority Class CE Holder’s objection. If the Servicer shall have received three Fair Value Prices by the end of such 30-day period, then the Majority Class CE Holder shall, no later than 5 Business Days after the expiration of such 30-day period, purchase such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (i) accrued and unpaid interest on such Mortgage Loan as of such purchase date (“Accrued Interest”) and (ii) the highest of such three Fair Value Prices respectively determined by such appraisal firms, and shall promptly deliver such amount to the Servicer for deposit into the Collection Account. All costs relating to the computation of the related Fair Value Prices shall be for the account of the Majority Class CE Holder and shall be paid by the Majority Class CE Holder at the time such Mortgage Loan and the related Mortgaged Property are purchased by the Majority Class CE Holder.

(e)  If the Servicer shall not have received three Fair Value Prices at the end of the 30-day period set forth in (c) above, then:

(i)  The Servicer shall obtain such three Fair Value Prices no later than 15 days after the end of such 30-day period.

(ii)  If the Servicer shall have only received two Fair Value Prices at the end of such 15-day extension period, then the Servicer will determine, in its sole and absolute discretion, the fair value of the Mortgaged Property relating to such Mortgage Loan, related Insurance Proceeds and the current delinquency status of such Mortgage Loan (such fair value, the “Servicer Fair Value Price”), and the Majority Class CE Holder shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (A) Accrued Interest thereon and (B) the higher of (1) the highest of such two Fair Value Prices determined by such appraisal firms and (2) the Servicer Fair Value Price.

(f)  If the Servicer shall have received only one Fair Value Price at the end of such 15-day extension period, then the Servicer will determine, in its sole and absolute discretion, the Servicer Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and:

(i)  if such Servicer Fair Value Price is equal to or greater than the unpaid principal balance of the related Mortgage Loan as of such date (the “Unpaid Principal Balance”), then the Majority Class CE Holder shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) such Servicer Fair Value Price; and

(ii)  if such Servicer Fair Value Price is less than the related Unpaid Principal Balance, then the Majority Class CE Holder shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) the related Unpaid Principal Balance (such sum, the “Preliminary Purchase Price”); provided, that the provisions of clause (d)(iv) shall thereafter apply.

(g)  Following the payment by the Majority Class CE Holder of the Preliminary Purchase Price, the Servicer shall continue to hire appraisal firms at the Majority Class CE Holder’ sole cost and expense to compute the Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and at such time as two such Fair Value Prices shall have been obtained:

(i)  if the sum of (1) Accrued Interest on the related Mortgage Loan and (2) the higher of (x) the highest of such two Fair Value Prices determined by such appraisal firms and (y) the Servicer’s Fair Value Price of the Mortgaged Property related to such Mortgage Loan (such sum, the “Revised Fair Value Price”) is greater than such Preliminary Purchase Price, then the Servicer shall promptly notify the Majority Class CE Holder and the Servicer of such calculation, and the Majority Class CE Holder shall, no later than 5 days after such notice, remit to the Servicer, for deposit into the Custodial Account, the difference between such Revised Fair Value Price and such Preliminary Purchase Price; and

(ii)  if such Preliminary Purchase Price is greater than such Revised Fair Value Price, then the Servicer shall promptly notify the Majority Class CE Holder and the Servicer of such calculation, and the Servicer shall, no later than 5 days after such notice, remit to the Majority Class CE Holder, from funds then on deposit in the Custodial Account, the difference between such Preliminary Purchase Price and such Revised Fair Value Price.

(h)  Notwithstanding anything herein to the contrary, the Majority Class CE Holder shall not be entitled to any of its rights set forth herein with respect to a Mortgage Loan following its failure to purchase such Mortgage Loan and the related Mortgaged Property, at the related purchase price set forth in this Section 3.28 within the timeframe set forth in this Section 3.28 following the Majority Class CE Holder’s objection to an action of the Servicer, and the Servicer shall provide the Master Servicer written notice of such failure.

(i)  Any notice, confirmation, instruction or objection pursuant to paragraphs (a), (b), (c) and (d) above may be delivered via facsimile or other written or electronic communication as the parties hereto and the Majority Class CE Holder may agree to from time to time.

(j)  For the avoidance of doubt, the Majority Class CE Holder’ rights set forth in this Section 3.28 are intended to provide the Majority Class CE Holder, for so long as it has not forfeited its right under this Section 3.28, with the unilateral right to control foreclosure decisions in respect of delinquent and defaulted Mortgage Loans, and certain exclusive purchase rights so as to maximize the recovery value on delinquent and defaulted Mortgage Loans.

(k)  To the extent that the Majority Class CE Holder purchases any Mortgage Loan pursuant to this Section 3.28, the Servicer will continue to service such Mortgage Loan in accordance with the Agreement. The parties acknowledge that, in such event, the Master Servicer will have no duty or responsibility to master service any such Mortgage Loan.

ARTICLE IIIA

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

SECTION 3A.01.	Master Servicer to Act as Master Servicer

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as reasonably necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under this Agreement. The Master Servicer shall independently monitor the Servicer’s servicing activities with respect to each Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Trust Administrator as shall be necessary in order for it to prepare the statements specified in Section 4.02, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Collection Account pursuant to Section 3.10.

The Trustee shall furnish the Servicer and the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer and the Master Servicer to service and administer the Mortgage Loans and REO Properties.

The Trustee and the Trust Administrator shall provide access to the records and documentation in possession of the Trustee or the Trust Administrator, as applicable, regarding the Mortgage Loans and REO Properties and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee or the Trust Administrator, as applicable; provided, however, that, unless otherwise required by law, neither the Trustee nor the Trust Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee and the Trust Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s or Trust Administrator’s, as applicable, actual costs.

The Trustee shall execute and deliver to the Servicer and the Master Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity.

SECTION 3A.02.	[Reserved].

SECTION 3A.03.	Monitoring of Servicer.

The Master Servicer shall be responsible for reporting to the Trustee, the Trust Administrator and the Depositor the non-compliance by the Servicer with its duties under this Agreement. In the review of the Servicer’s activities, the Master Servicer may rely upon an Officers’ Certificate of the Servicer (or similar document signed by a Servicing Officer of the Servicer) with regard to the Servicer’s compliance with the terms of this Agreement. In the event that the Master Servicer, in its good faith judgment, determines that the Servicer should be terminated in accordance with the terms hereof, or that a notice should be sent pursuant to the terms hereof with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Trust Administrator and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

The Master Servicer (or if the Master Servicer is the Servicer, the Trustee), for the benefit of the Certificateholders, shall enforce the obligations of the Servicer under this Agreement, and shall, in the event that it receives notice and confirms that the Servicer has failed to perform its obligations in accordance with this Agreement, subject to the preceding paragraph, terminate the rights and obligations of the Servicer hereunder and in accordance with the provisions of Article VII of this Agreement and act as Servicer of the Mortgage Loans or appoint a successor servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or Trustee, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans. The Master Servicer or the Trustee, as applicable, shall pay the costs of such enforcement at its own expense, provided that the Master Servicer or the Trustee, as applicable, shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer or the Trustee, as applicable, shall have received reasonable indemnity for its costs and expenses in pursuing such action.

To the extent that the costs and expenses of the Master Servicer or Trustee, as applicable, related to any termination of the Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee, as applicable, with respect to this Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of a Servicer Event of Default and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

The Master Servicer (or if the Master Servicer is the Servicer, the Trustee) shall, upon receipt from the Servicer, the Master Servicer or the Trust Administrator, of notice of any failure of the Servicer to comply with the remittance requirements and other obligations set forth in this Agreement, enforce such obligations.

If the Master Servicer or the Trustee, as applicable, acts as Servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces.

SECTION 3A.04.	Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicer.

SECTION 3A.05.	Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Article X, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause the Trust REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action would not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer or the Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 8.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

SECTION 3A.06.	Due on Sale Clauses; Assumption Agreements.

To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with this Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement.

SECTION 3A.07.	[Reserved].

SECTION 3A.08.	Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee.

The Master Servicer and the Servicer shall transmit to the Trustee (or the Custodian on behalf of the Trustee) such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof to be delivered to the Trustee, the Trust Administrator or the Custodian. Any funds received by the Master Servicer or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain its Master Servicing Fee or withdraw from the Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the Servicer to retain its Servicing Fee and other amounts as provided in this Agreement. The Master Servicer shall, and subject to Section 3.22 shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trust Administrator, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Servicer or the Master Servicer, as applicable, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement.

SECTION 3A.09.	Compensation for the Master Servicer.

The Master Servicer shall be entitled to the Master Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan. The Master Servicer will also be entitled to all income and gain realized from any investment of funds in the Distribution Account, pursuant to Section 3A.11 and Section 3A.12, for the performance of its activities hereunder (the “Master Servicing Compensation”). Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise shall be retained by the Servicer in accordance with Section 3.18. The Master Servicer shall be required to pay all expenses incurred by it in connection with the performance of its duties hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

SECTION 3A.10.	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

In the event of a Prepayment Interest Shortfall, the Master Servicer shall remit to the Trust Administrator, from its own funds and without right of reimbursement (except as described below), not later than the related Distribution Date, Compensating Interest in an amount equal to the lesser of (i) the aggregate amounts in respect of Compensating Interest required to be paid by the Servicer pursuant to Section 3.24 with respect to Prepayment Interest Shortfalls attributable to Principal Prepayments in full on the Mortgage Loans for the related Distribution Date and not so paid by the Servicer and (ii) the aggregate compensation payable to the Master Servicer for the related collection period under this Agreement. In the event the Master Servicer pays any amount in respect of such Compensating Interest prior to the time it shall have succeeded as successor servicer, the Master Servicer shall be subrogated to the Trust Fund’s right to receive such amount from the Servicer. In the event the Trust Fund receives from the Servicer all or any portion of amounts in respect of Compensating Interest required to be paid by the Servicer pursuant to Section 3.24, not so paid by the Servicer when required, and paid by the Master Servicer pursuant to this Section 3A.10, then the Master Servicer may reimburse itself for the amount of Compensating Interest paid by the Master Servicer from such receipts by the Trust Fund.

SECTION 3A.11.	Distribution Account.

On behalf of the Trust Fund, the Trust Administrator shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Trustee and the Certificateholders. The Distribution Account shall be an Eligible Account. The Master Servicer will deposit in the Distribution Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

(1) Any amounts remitted to the Master Servicer by the Servicer from the Collection Account;

(2) Any Advances received from the Servicer or made by the Master Servicer or (if the Master Servicer is the Servicer) the Trustee (in each case in its capacity as successor servicer), and any payments of Compensating Interest received from the Servicer or made by the Master Servicer (unless, in the case of the Master Servicer, such amounts are deposited by the Master Servicer directly into the Distribution Account);

(3) Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the Master Servicer or which were not deposited in the Collection Account;

(4)  Any amounts required to be deposited with respect to losses on investments of deposits in the Distribution Account; and

(5) Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Distribution Account pursuant to this Agreement.

All amounts deposited to the Distribution Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (A) the Master Servicing Fee, (B) late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (C) the items enumerated in Section 3A.12(a) (with respect the clearing and termination of the Distribution Account and with respect to amounts deposited in error), in Section 3A.12(b) or in clauses (i), (ii), (iii) and (iv), (v) of Section 3A.12(c), need not be credited by the Master Servicer to the Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Trustee or the Trust Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

The Trust Administrator may direct any depository institution maintaining the Distribution Account to invest the funds on deposit in such account or to hold such funds uninvested. All investments pursuant to this Section 3A.11 shall be in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator is the obligor thereon or if such investment is managed or advised by a Person other than the Trust Administrator or an Affiliate of the Trust Administrator, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator is the obligor thereon or if such investment is managed or advised by the Trust Administrator or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in the Distribution Account shall be made in the name of the Trustee, or in the name of a nominee of the Trust Administrator. The Trust Administrator shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in the Distribution Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

(x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Distribution Account.

All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Master Servicer. The Trust Administrator shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss.

SECTION 3A.12.	Permitted Withdrawals and Transfers from the Distribution Account.

The Trust Administrator will, from time to time on demand of the Master Servicer, the Servicer or the Trustee, make or cause to be made such withdrawals or transfers from the Distribution Account pursuant to this Agreement. The Trust Administrator may clear and terminate the Distribution Account pursuant to Section 9.01 and remove amounts from time to time deposited in error.

On an ongoing basis, the Trust Administrator shall withdraw funds from the Distribution Account to pay (i) any Extraordinary Trust Fund Expenses including but not limited to amounts payable to the Servicer or the Depositor pursuant to Section 6.03(b), to the Trustee pursuant to Section 3.06, Section 7.02 or Section 8.05 or to the Master Servicer pursuant to Section 6.03(c), and (ii) any amounts expressly payable to the Master Servicer as set forth in Section 3A.09.

The Trust Administrator may withdraw from the Distribution Account any of the following amounts (in the case of any such amount payable or reimbursable to the Servicer, only to the extent the Servicer shall not have paid or reimbursed itself such amount prior to making any remittance to the Master Servicer pursuant to the terms of this Agreement):

(i) (a) to pay to the Master Servicer any unpaid Master Servicing Fees and (b) to reimburse the Master Servicer or (if the Master Servicer is the Servicer) the Trustee (to the extent either of them is obligated to do so as successor Servicer) for any Advance of its own funds, the right of the Master Servicer or the Trustee, as applicable, to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance was made;

(ii) to reimburse the Master Servicer from Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries relating to a particular Mortgage Loan for amounts expended by the Master Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii) to reimburse the Master Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer from Liquidation Proceeds and Subsequent Recoveries from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(iv) to reimburse the Master Servicer for advances of funds (other than Advances) made with respect to the Mortgage Loans, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries) which represent late recoveries of the payments for which such advances were made;

(v) to reimburse the Master Servicer (or if the Master Servicer is the Servicer) the Trustee (to the extent either of them is obligated to do so as successor Servicer) for any Advance or Servicing Advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or Servicing Advance has not been reimbursed pursuant to clauses (i) through (iv);

(vi) to make distributions in accordance with Section 4.01;

(vii) to pay compensation to the Trust Administrator on each Distribution Date;

(viii) to pay any amounts in respect of taxes pursuant to Section 10.01(g);

(ix) without duplication of the amount set forth in clause (iii) above, to pay any Extraordinary Trust Fund Expenses to the extent not paid by the Master Servicer from the Distribution Account;

(x) without duplication of any of the foregoing, to reimburse or pay the Servicer any such amounts as are due thereto under this Agreement and have not been retained by or paid to the Servicer, to the extent provided in this Agreement and to refund to the Servicer any amount remitted by the Servicer to the Master Servicer in error;

(xi) to pay to the Master Servicer, any interest or investment income earned on funds deposited in the Distribution Account;

(xii) to pay the Credit Risk Manager the Credit Risk Manager Fee;

(xiii) to withdraw any amount deposited in the Distribution Account in error; and

(xiv) to clear and terminate the Distribution Account pursuant to Section 9.01.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to clauses (i) through (v) above or with respect to any such amounts which would have been covered by such clauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account.

On or before the Business Day prior to each Distribution Date, the Master Servicer or (if the Master Servicer is the Servicer) the Trustee (to the extent either of them is obligated to do so as successor Servicer) shall remit to the Trust Administrator for deposit in the Distribution Account any Advances required to be made and the Master Servicer shall deposit in the Distribution Account any Compensating Interest required to be paid, in either such case by the Master Servicer or the Trustee, as applicable, with respect to the Mortgage Loans.

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.	Distributions.

(a)  On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Group I Regular Interests and distributed to the holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

(i)  to Holders of REMIC I Regular Interest I, REMIC I Regular Interest I-1-A through I-60-B, pro rata, in an amount equal to (A) Uncertificated Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates.

(ii)  to the extent of amounts remaining after the distributions made pursuant to clause (1) above, payments of principal shall be allocated as follows: (A) first, to REMIC I Regular Interest I and then to REMIC I Regular Interests I-1-A through I-60-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests and (B) second, to the extent of any Overcollateralization Reduction Amounts, first to REMIC I Regular Interest I until the Uncertificated Balance of such REMIC I Regular Interest is reduced to zero, then, to REMIC I Regular Interests I-1-A through I-60-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Overcollateralization Reduction Amounts shall be allocated pro rata between such REMIC I Regular Interests.

(iii)  to the Holders of REMIC I Regular Interest I-LTP, (A) all amounts representing Prepayment Charges (other than any Originator Prepayment Charge Payment Amount) in respect of the Mortgage Loans received during the related Prepayment Period and (B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause.

(b)  On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-II Interest), as the case may be:

(i)  to the Holders of REMIC II Regular Interest II-LTIO, in an amount equal to (a) Uncertificated Accrued Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates.

(ii)  to Holders of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11, REMIC II Regular Interest II-LTM12, REMIC II Regular Interest II-LTZZ and REMIC II Regular Interest II-LTP, pro rata, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC II Regular Interest II-LTZZ shall be reduced and deferred when the REMIC II Overcollateralized Amount is less than the REMIC II Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum II-LTZZ Uncertificated Interest Deferral Amount and such amount will be payable to the Holders of REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTM12 in the same proportion as the Overcollateralization Deficiency Amount is allocated to the Corresponding Certificates and the Uncertificated Balance of REMIC II Regular Interest II-LTZZ shall be increased by such amount; and

(iii)  to the Holders of REMIC II Regular Interest II-LTP, (A) on each Distribution Date, 100% of the amount paid in respect of Prepayment Charges (other than any Originator Prepayment Charge Payment Amount) and (B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

(iv)  to the Holders of the REMIC II Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clauses (i), (ii) and (iii) above, allocated as follows:

(a) 98.00% of such remainder to the Holders of REMIC II Regular Interest II-LTAA, until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero;

(b) 2.00% of such remainder, first to the Holders of REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTM12, equal to 1.00% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC II Regular Interests are reduced to zero and second, to the Holders of REMIC II Regular Interest II-LTZZ, 1.00%, until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero; and

(c) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-II Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTZZ, respectively; once the Uncertificated Principal Balances of REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTM12 have been reduced to zero.

On each Distribution Date, all amounts representing Prepayment Charges (other than any Originator Prepayment Charge Payment Amount) in respect of the Mortgage Loans during the related Prepayment Period will be distributed by REMIC II to the Holders of REMIC II Regular Interest II-LTP. The payment of the foregoing amounts to the Holders of REMIC II Regular Interest II-LTP shall not reduce the Uncertificated Balance thereof. On each Distribution Date, 100% of the amounts distributed on REMIC II Regular Interest II-LTIO shall be deemed distributed by REMIC II to REMIC III in respect of the Class Swap-IO Interest. Such amounts shall be deemed distributed by REMIC III to REMIC VI Regular Interest SWAP-IO and from REMIC VI Regular Interest SWAP-IO to the Swap Administrator for deposit into the Swap Account.

(c)  On each Distribution Date, the Trust Administrator shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following distributions in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date:

(i)  concurrently, to the Holders of the Class A Certificates, on a pro rata basis based on the entitlement of each such Class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Certificates for such Distribution Date; and

(ii)  sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class M-11 Certificates and the Class M-12 Certificates, in that order, the Monthly Interest Distributable Amount allocable to each such Class of Certificates.

(d)  (I)On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount shall be made in the following amounts and order of priority:

(i)  to the Holders of the Class A Certificates (allocated among the Class A Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

(ii)  sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class M-11 Certificates and the Class M-12 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero.

(II) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount shall be made in the following amounts and order of priority:

(i)  to the Holders of the Class A Certificates (allocated among the Class A Certificates in the priority described below), the Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero;

(ii)  to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(iii)  to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(iv)  to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(v)  to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(vi)  to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(vii)  to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(viii)  to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(ix)  to the Holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(x)  to the Holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(xi)  to the Holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(xii)  to the Holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(xiii)  to the Holders of the Class M-12 Certificates, the Class M-12 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

With respect to the Class A Certificates, all principal distributions will be distributed sequentially to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero. Notwithstanding any provisions contained in this Agreement to the contrary, on any Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, all distributions of principal to the Class A Certificates shall be distributed concurrently to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class.

(e)  On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

(i)  to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, received under the Cap Contract and the Interest Rate Swap Agreement, distributable to such Holders as part of the Principal Distribution Amount, as applicable, as described under Section 4.01(b) above;

(ii)  sequentially, to the Holders of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates and Class M-12 Certificates, in that order, in each case first, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates and second, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

(iii)  to the Net WAC Rate Carryover Reserve Account, the amount of any Net WAC Rate Carryover Amounts, without taking into account amounts, if any, received under the Cap Contract and the Interest Rate Swap Agreement;

(iv)  to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

(v)  to the Holders of the Class CE Certificates, (a) the Monthly Interest Distributable Amount and any Overcollateralization Release Amount for such Distribution Date and (b) on any Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates has been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)  if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

(vii)  any remaining amounts to the Holders of the Residual Certificates (in respect of the appropriate Class R Interest).

Without limiting the provisions of Section 9.01(b), by acceptance of the Residual Certificates the Holders of the Residual Certificates agree, and it is the understanding of the parties hereto, that for so long as any of the notes issued pursuant to the Indenture are outstanding or any amounts are reimbursable or payable to the NIMS Insurer in accordance with the terms of the Indenture, to pledge their rights to receive any amounts otherwise distributable to the Holders of the Class R Certificates (and such rights are hereby assigned and transferred) to the Holders of the Class CE Certificates.

(f)  On each Distribution Date, after making the distributions of the Available Funds as set forth above, the Trust Administrator will withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount for such Distribution Date and distribute such amount in the following order of priority:

(i)   concurrently, to the Class A Certificates, on a pro rata basis based on the remaining Net WAC Rate Carryover Amount for each such Class; and

(ii)  sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates and Class M-12 Certificates, in that order, the Net WAC Rate Carryover Amount for each such Class.

On each Distribution Date, the Trust Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent (i) Prepayment Charges collected by the Servicer and remitted to the Master Servicer in connection with the Principal Prepayment of any of the Mortgage Loans or (ii) any Servicer Prepayment Charge Payment Amounts, and shall distribute such amounts to the Holders of the Class P Certificates. Such distributions shall not be applied to reduce the Certificate Principal Balance of the Class P Certificates.

Following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries remitted to the Master Servicer shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(g)  On each Distribution Date, after making the distributions of the Available Funds, Net Monthly Excess Cashflow and amounts on deposit in the Net WAC Rate Carryover Reserve Account as set forth above, the Trust Administrator shall distribute the amount on deposit in the Swap Account as follows:

(i)  to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(ii)  to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

(iii)  concurrently, to each Class of Class A Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distributions of the Interest Remittance Amount, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount;

(iv)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

(v)  to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreement, distributable to such Holders as part of the Principal Distribution Amount, remaining undistributed after distribution of the Net Monthly Excess Cashflow;

(vi)  sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

(vii)  concurrently, to each Class of Class A Certificates, the Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining; and

(viii)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, the Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account.

(h)  On each Distribution Date, after making the distributions of the Available Funds, Net Monthly Excess Cashflow, amounts on deposit in the Net WAC Rate Carryover Reserve Account and amounts on deposit in the Swap Account as set forth above, the Trust Administrator shall distribute the amount on deposit in the Cap Account as follows:

(1) concurrently, to each Class of Class A Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distributions of the Interest Remittance Amount, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

(3) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreement, distributable to such Holders as part of the Principal Distribution Amount, remaining undistributed after distribution of the Net Monthly Excess Cashflow;

(4) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

(5) concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

(6) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account; and

(7) any remaining amount to the Holders of the Class CE Certificates.

(i)  Distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Distributions in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(d) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance or Notional Amount that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance or Notional Amount of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Trust Administrator, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(j)  The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee, the Trust Administrator or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

(k)  Except as otherwise provided in Section 9.01, whenever the Trust Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trust Administrator shall, no later than three (3) days before the related Distribution Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

(i)  the Trust Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trust Administrator therein specified, and

(ii)  no interest shall accrue on such Certificates from and after the end of the related Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trust Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the Trust Fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to UBS Securities LLC all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(d). Any such amounts held in trust by the Trust Administrator shall be held in an Eligible Account and the Trust Administrator may direct any depository institution maintaining such account to invest the funds in one or more Permitted Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Trust Administrator shall be for the benefit of the Trust Administrator; provided, however, that the Trust Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon the realization of such loss.

(l)  Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Mezzanine Certificate be reduced more than once in respect of any particular amount both (a) allocated to such Certificate in respect of Realized Losses pursuant to Section 4.04 and (b) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this Section 4.01 from Net Monthly Excess Cashflow and (ii) in no event shall the Uncertificated Balance of a REMIC I Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC I Regular Interest in respect of Realized Losses pursuant to Section 4.04 and (b) distributed on such REMIC I Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section 4.01.

SECTION 4.02.	Statements to Certificateholders.

On each Distribution Date, based (in part), as applicable, on information provided to the Trust Administrator by the Master Servicer (which in turn shall be based (in part), as applicable, on information provided to the Master Servicer by the Servicer), the Trust Administrator shall prepare and make available to each Holder of the Regular Certificates, the Credit Risk Manager, the other parties hereto and the Rating Agencies, a statement as to the distributions to be made on such Distribution Date containing the following information:

(i)  the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to principal, and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges and Servicer Prepayment Charge Payment Amounts;

(ii)  the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to interest;

(iii)  the fees and expenses of the Trust accrued and paid on such Distribution Date and to whom such fees and expenses were paid;

(iv)  the aggregate amount of Advances for such Distribution Date (including the general purpose of such Advances);

(v)  the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the last day of the related Due Period;

(vi)  the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(vii)  the number and aggregate unpaid Principal Balance of Mortgage Loans (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 or more days, in each case, as of the last day of the preceding calendar month, not including Liquidated Mortgage Loans as of the end of the related Prepayment Period, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force and with respect to (a), (b) and (c) above, delinquencies shall be determined by and reported utilizing the OTS methodology;

(viii)  the total number and cumulative principal balance of all REO Properties as of the close of business on the last day of the preceding Prepayment Period;

(ix)  the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(x)  the Delinquency Percentage;

(xi)  the aggregate amount of Realized Losses incurred during the related Prepayment Period, which will include the aggregate amount of Subsequent Recoveries received during the related Prepayment Period and the aggregate amount of Realized Losses incurred since the Closing Date, which will include the cumulative amount of Subsequent Recoveries received since the Closing Date;

(xii)  the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

(xiii)  the aggregate Certificate Principal Balance and Notional Amount, as applicable, of each Class of Certificates, before and after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

(xiv)  the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

(xv)  the Monthly Interest Distributable Amount in respect of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Class A Certificates and the Mezzanine Certificates on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls and Relief Act Interest Shortfalls;

(xvi)  the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Servicer or the Master Servicer;

(xvii)  the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(xviii)  the Net Monthly Excess Cashflow, the Overcollateralization Target Amount, the Overcollateralized Amount, the Overcollateralization Deficiency Amount and the Credit Enhancement Percentage for such Distribution Date;

(xix)  the respective Pass-Through Rates applicable to the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for such Distribution Date (and whether such Pass-Through Rate was limited by the Net WAC Rate);

(xx)  the Aggregate Loss Severity Percentage;

(xxi)  whether the Stepdown Date or a Trigger Event is in effect;

(xxii)  the total cashflows received and the general sources thereof;

(xxiii)  the Available Funds;

(xxiv)  the Net WAC Rate Carryover Amount for the Class A Certificates and the Mezzanine Certificates, if any, for such Distribution Date, the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(xxv)  payments, if any, made under the Cap Contract and the amount of any Net Swap Payments or Swap Termination Payments; and

(xxvi)  unless otherwise set forth in the Form 10-D relating to such Distribution Date, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time and the aggregate number of Mortgage Loans which have been modified, waived or amended since the Closing Date; and

(xxvii)  the applicable Record Dates, Accrual Periods and Determination Dates for calculating distributions for such Distribution Date.

The Trust Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Master Servicer, the Servicer, the Depositor and the Rating Agencies via the Trust Administrator’s internet website. The Trust Administrator’s internet website shall initially be located at “www.ctslink.com”. Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trust Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the Trust Administrator’s internet website, the Trust Administrator may require registration and the acceptance of a disclaimer. The Trust Administrator will not be liable for the dissemination of information in accordance with this Agreement. The Trust Administrator shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the distribution date statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party thereto).

In the case of information furnished pursuant to subclauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall, upon written request, forward to each Person who at any time during the calendar year was a Holder of a Regular Certificate and the NIMS Insurer a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time are in force.

Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate and the NIMS Insurer a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

With respect to (vii) above, the Trust Administrator will add any Mortgage Loan that becomes 30 days delinquent or more at any time on or prior to the first (1st) day of the fourth (4th) full month following the originatal purchase date by the Seller (such information to be provided to the Trust Administrator by the Depositor) to the “Watch List,” as provided to the Trust Administrator by the Depositor. Any Mortgage Loan on the Watch List shall also be known as a “Watch List Loan.” The Trust Administrator will provide a copy of the Watch List to the Trustee, the Depositor, the Originator and the Majority Class CE Holder (as defined herein) within 10 Business Days following September 1, 2006 and the Trustee will enforce the obligations of the Originator with respect to such Watch List Loans pursuant to Section 2.03.

The Trust Administrator shall, upon request, furnish to each Certificateholder and the NIMS Insurer, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Trust Administrator’s duties are limited to the extent that the Master Servicer receives timely reports as required from the Servicer.

On each Distribution Date the Trust Administrator shall provide Intex Solutions, Inc. and Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trust Administrator and Bloomberg.

(b) For each Distribution Date, through and including the Distribution Date in December 2006, the Trust Administrator shall calculate on each Significance Percentage Calculation Date the Significance Percentage of the Interest Rate Swap Agreement. If on any such Distribution Date, the Significance Percentage is equal to or greater than 9%, the Trust Administrator shall promptly notify the Depositor and the Depositor shall obtain the financial information required to be delivered by the Swap Provider pursuant to the terms of the Interest Rate Swap Agreement. If, on any succeeding Distribution Date through and including the Distribution Date in December 2006, the Significance Percentage is equal to or greater than 10%, the Trust Administrator shall promptly notify the Depositor and the Depositor shall, within 5 Business Days of such Distribution Date, deliver to the Trust Administrator the financial information provided to it by the Swap Provider for inclusion in the Form 10-D relating to such Distribution Date. If on any Distribution Date after December 2006, the Significance Percentage is greater than 10%, the Trust Administrator shall include the Significance Percentage on the statement to Certificateholders for the related Distribution Date.

The Trust Administrator shall calculate the Significance Percentage in accordance with the definition of “Significance Percentage” as set forth herein.

SECTION 4.03.	Remittance Reports, Advances.

(a)  On the 10th day of each calendar month (or, if such 10th day is not a Business Day, then on the next succeeding Business Day), the Servicer shall furnish to the Trust Administrator a monthly remittance advice (which together with any supplemental reports is known as the “Remittance Report”) in a format attached as Exhibit R-2 or in any other format as mutually agreed to between the Servicer and the Trust Administrator, containing such information regarding the Mortgage Loans as is needed by the Trust Administrator to perform its duties as set forth in Section 4.01 and 4.02 hereof. Such Remittance Report will also include a delinquency report substantially in the form set forth in Exhibit R-1 and a realized loss report substantially in the form set forth in Exhibit R-3 (or in either case, such other format as mutually agreed to between the Servicer and the Trust Administrator). No later than 3 Business Days after the 15th day of each calendar month, the Servicer shall furnish to the Trust Administrator a monthly report containing such information regarding prepayments in full on Mortgage Loans during the applicable Prepayment Period in a format as mutually agreed to between the Servicer and the Trust Administrator. The Trust Administrator shall, on behalf of the Servicer, on such date furnish a copy of the Remittance Report to the Credit Risk Manager by such means as the Trust Administrator shall agree from time to time. The Trust Administrator shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

(b)  With respect to any Mortgage Loan on which a Monthly Payment was due during the related Due Period and delinquent on the related Determination Date, the amount of the Servicer’s Advance will be equal to the Monthly Payment (net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loan. With respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Monthly Payment (net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loan, over the net income from such REO Property deposited in the Collection Account pursuant to Section 3.23 for distribution on such Distribution Date.

On the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trust Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans. Any amounts held for future distribution used by the Servicer to make an Advance as permitted in the preceding sentence shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trust Administrator will provide notice to the Servicer no later than the close of business on the Servicer Remittance Date via email to the appropriate investor reporting contact of the Servicer (as well as the manager of the Servicer’s investor reporting group) in the event that the amount remitted by the Servicer to the Trust Administrator on such date is less than the Advances required to be made by the Servicer for the related Distribution Date.

(c)  The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

(d)  Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively. The determination by the Servicer that it has made a Nonrecoverable Advance or a Nonrecoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by a certification of a Servicing Officer of the Servicer delivered to the Trust Administrator (whereupon, upon receipt of such certification, the Trust Administrator shall forward a copy of such certification to the Depositor, the Trustee and the Credit Risk Manager). Notwithstanding the foregoing, if following the application of Liquidation Proceeds on any Mortgage Loan that was the subject of a Final Recovery Determination, any Servicing Advance with respect to such Mortgage Loan shall remain unreimbursed to the Servicer, then without limiting the provisions of Section 3.11(a), a certification of a Servicing Officer regarding such Nonrecoverable Servicing Advance shall not be required to be delivered by the Servicer to the Trust Administrator.

(e)  In the event the Servicer fails to make any Advance required to be made by it pursuant to this Section 4.03 and such failure is not remedied within the applicable cure period pursuant to Section 7.01(a), then, pursuant to Section 7.01(a), the Servicer will be terminated, and, in accordance with Sections 7.01(a) and 7.02, the Master Servicer or (if the Master Servicer is the Servicer) the Trustee (in its respective capacity as successor servicer) or another successor servicer shall be required to make such Advance on the Distribution Date with respect to which the Servicer was required to make such Advance, subject to the Master Servicer’s or the Trustee’s (or other successor servicer’s) determination of recoverability. None of the Master Servicer, the Servicer or the Trustee (or other successor servicer) shall be required to make any Advance to cover any Relief Act Interest Shortfall on any Mortgage Loan. If the Master Servicer (or other successor servicer) is required to make any Advances, such Advances may be made by it in the manner set forth under (b) above.

SECTION 4.04.	Allocation of Realized Losses.

(a)  Prior to each Distribution Date, the Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Distribution Date, the Servicer shall also determine as to each Mortgage Loan: (A) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (B) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Servicer shall be either included in the related Remittance Report (in form and format reasonably required and mutually agreed upon by Servicer and Master Servicer) or evidenced by an Officers’ Certificate delivered to the Trust Administrator by the Servicer prior to the Determination Date immediately following the end of (x) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (y) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

(b)  All Realized Losses on the Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date as follows:

(i)  to Net Monthly Excess Cashflow;

(ii)  to the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(iii)  to the Class M-12 Certificates, until the Certificate Principal Balance thereof has been reduced to zero

(iv)  to the Class M-11 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(v)  to the Class M-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)  to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)  to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)  to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(ix)  to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(x)  to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(xi)  to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(xii)  to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(xiii)  to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(xiv)  to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class CE Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(a)(5)(iv). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

As used herein, an allocation of a Realized Loss on a “pro rata basis” among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(c)  With respect to the REMIC I Regular Interests, all Realized Losses on the Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date first, to REMIC I Regular Interest I until the Uncertificated Balance has been reduced to zero and then to REMIC I Regular Interest I-1-A through I-60-B, starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.

(d)  With respect to the REMIC II Regular Interests, all Realized Losses on the Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date to the following REMIC II Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of the REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM11 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM10 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM9 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM8 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM8 has been reduced to zero; seventh, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM7 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM7 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM6 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM6 has been reduced to zero; ninth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM5 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM5 has been reduced to zero; tenth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM4 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM4 has been reduced to zero; eleventh, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM3 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM3 has been reduced to zero; twelfth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM2 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM2 has been reduced to zero; and thirteenth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM1 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM1 has been reduced to zero.

SECTION 4.05.	Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Trust Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trust Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trust Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trust Administrator shall indicate the amount withheld to such Certificateholders.

SECTION 4.06.	Exchange Commission Filings; Additional Information.

(a)  (i) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trust Administrator shall, in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a distribution report on Form 10-D, signed by the Master Servicer, with a copy of the Monthly Statement to be furnished by the Trust Administrator to the Certificateholders for such Distribution Date attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit P to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit P hereto, within 5 calendar days after the related Distribution Date, (i) the parties described on Exhibit P shall be required to provide to the Trust Administrator and to the Depositor, to the extent known by a Responsible Officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit Q hereto and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trust Administrator has no duty under this Agreement to monitor or enforce the performance by the other parties listed on Exhibit P of their duties under this paragraph or proactively solicit or procure from such other parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Trust Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trust Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to either question should be “no.” The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

After preparing the Form 10-D, the Trust Administrator shall forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure). Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-D is in final form and the Trust Administrator may proceed with the process for execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trust Administrator will follow the procedures set forth in Section 4.06(a)(vi). Promptly (but no later than one Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Trust Administrator. Each party to this Agreement acknowledges that the performance by each of the Master Servicer and the Trust Administrator of its duties under this Section 4.06(a)(ii) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 4.06(a)(ii). The Depositor acknowledges that the performance by each of the Master Servicer and the Trust Administrator of its respective duties under this Section 4.06(a)(ii) related to the preparation and execution of Form 10-D is also contingent upon the Servicer, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Additional Form 10-D Disclosure. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare or execute and/or timely file such Form 10-D, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct. Notwithstanding anything contained herein, the Trust Administrator shall promptly notify the Depositor if a Form 10-D cannot be timely filed prior to the related filing deadline.

(iii) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Trust Administrator shall prepare and file on behalf of the Trust a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit P and, pursuant to the following paragraph, directed and approved by the Depositor, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or Form 8-K, except as set forth in the next paragraph.

As set forth on Exhibit P hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than close of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth on Exhibit P shall be required pursuant to Section 4.06(a)(v) below to provide to the Trust Administrator and the Depositor, to the extent known by a Responsible Officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trust Administrator, the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

After preparing the Form 8-K, the Trust Administrator shall forward electronically a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 8-K is in final form and the Trust Administrator may proceed with the process for execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 4.06(a)(vi). Promptly (but no later than one Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 8-K filed by the Trust Administrator. The parties to this Agreement acknowledge that the performance by each of the Master Servicer and the Trust Administrator of its duties under this Section 4.06(a)(iii) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 4.06(a)(iii). The Depositor acknowledges that the performance by each of the Master Servicer and the Trust Administrator of its duties under this Section 4.06(a)(iii) related to the preparation, execution and filing of Form 8-K is also contingent upon the Servicer, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph or in the Custodial Agreement, that are applicable to the parties to this Agreement or in the Custodial Agreement in the delivery to the Trust Administrator of any necessary Form 8-K Disclosure Information. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute or timely file such Form 8-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from the Servicer, the Custodian or any Servicing Function Participant (other than any Servicing Function Participant engaged by the Master Servicer or Trust Administrator) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct. Notwithstanding anything contained herein, the Trust Administrator shall promptly notify the Depositor if a Form 8-K cannot be timely filed prior to the related filing deadline.

(iv)  On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Trust Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trust Administrator within the applicable time frames set forth in this Agreement:

(a) an annual compliance statement for the Servicer, the Master Servicer, the Trust Administrator and any Servicing Function Participant engaged by such parties (each, a “Reporting Servicer”) as described under Section 3.20 of this Agreement, provided, however, that the Trust Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement that is not required to be filed with such Form 10-K pursuant to Regulation AB;

(b) (A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer, as described under Section 3.21 of this Agreement and (B) if each Reporting Servicer’s report on assessment of compliance with Servicing Criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with Servicing Criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, provided, however, that the Trust Administrator, at its discretion, may omit from the Form 10-K any assessment of compliance or attestation report described in clause (c) below that is not required to be filed with such Form 10-K pursuant to Regulation AB;

(c) (A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 3.21 of this Agreement and (B) if any registered public accounting firm attestation report identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; and

(d) a Sarbanes-Oxley Certification as described in this Section 4.06(a)(iv).

Any disclosure or information in addition to (a) through (d) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit P to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit P hereto, no later than March 15th (with no cure period) of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties described on Exhibit P shall be required to provide to the Trust Administrator and to the Depositor, to the extent known by a Responsible Officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trust Administrator has no duty under this Agreement to monitor or enforce the performance by the other parties listed on Exhibit P of their duties under this paragraph or proactively solicit or procure from such other parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Trust Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trust Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to either question should be “no.” The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

After preparing the Form 10-K, the Trust Administrator shall forward electronically a copy of the Form 10-K to the Depositor. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-K is in final form, and the Trust Administrator may proceed with the process for execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 4.06(a)(vi). Promptly (but no later than one Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Trust Administrator. The parties to this Agreement acknowledge that the performance by each of the Master Servicer and the Trust Administrator of its duties under this Section 4.04(a)(iv) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 4.04(a)(iv), Section 3.20 and Section 3.21. The Depositor acknowledges that the performance by each of the Master Servicer and the Trust Administrator of its duties under this Section 4.04(a)(iv) related to the timely preparation and execution of Form 10-K is also contingent upon the Servicer, the Custodian (if a party to this Agreement) and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any assessment of compliance and attestation pursuant to the related Servicing Agreement, the custodial agreement or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from the Servicer, the Custodian or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct. Notwithstanding anything contained herein, the Trust Administrator shall promptly notify the Depositor if a Form 10-K cannot be timely filed prior to the related filing deadline.

Each Form 10-K shall include a Sarbanes-Oxley Certification, exactly as set forth in Exhibit J-1 attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. The Servicer and the Trust Administrator shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15th (with no cure period) of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit J-2, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 4.06 (a)(iv) with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Trust Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement.

(v) With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund, the Trust Administrator’s obligation to include such Additional Information in the applicable Exchange Act report is subject to its receipt of such information from the entity that is indicated in Exhibit P as the responsible party for providing such information, if other than the Trust Administrator, as and when required as described in Section 4.06(a)(ii) through (iv) above. Each of the Master Servicer, the Servicer and Depositor hereby agree to notify and to provide, to the extent known, to the Trust Administrator and the Depositor, all Additional Disclosure relating to the Trust Fund, with respect to which such party is the responsible party for providing that information, as indicated in Exhibit P hereof. The Swap Provider will be obligated pursuant to the Swap Agreement to provide to the Trust Administrator and the Depositor any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K. The Servicer shall be responsible for determining the pool concentration applicable to any Sub-Servicer or Originator at any time, for purposes of disclosure as required by Items 1108 and 1110 of Regulation AB.

(vi) On or prior to January 30 of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

In the event that the Trust Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or was delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trust Administrator will promptly electronically notify the Depositor. In the case of Form 10-D and Form 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trust Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Trust Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by a duly authorized representative, or senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by each of the Master Servicer and the Trust Administrator of its duties under this Section 4.06(a)(vi) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from the Servicer, the Custodian or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The Depositor agrees to promptly furnish to the Trust Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, and the Mortgage Loans as the Trust Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trust Administrator shall have no responsibility to file any items other than those specified in this Section 4.06; provided, however, the Trust Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Fees and expenses incurred by the Trust Administrator in connection with this Section 4.06 shall not be reimbursable from the Trust Fund.

(b)  The Trust Administrator shall indemnify and hold harmless the Depositor and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the Trust Administrator’s obligations under this Section 4.06 or the Trust Administrator’s negligence, bad faith or willful misconduct in connection therewith or (ii) any material misstatement or omission in the Annual Statement of Compliance and the Assessment of Compliance delivered by the Trust Administrator pursuant to Section 3.20 and Section 3.21.

The Depositor shall indemnify and hold harmless the Trust Administrator and the Master Servicer and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under this Section 4.06 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith.

The Master Servicer shall indemnify and hold harmless the Trust Administrator and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the obligations of the Master Servicer under this Section 4.06 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith or (ii) any material misstatement or omission in the Statement as to Compliance delivered by the Master Servicer pursuant to Section 3.20 or the Assessment of Compliance delivered by the Master Servicer pursuant to Section 3.21.

The Servicer shall indemnify and hold harmless the Master Servicer, Trust Administrator and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the obligations of the Servicer under this Section 4.06 and (ii) any material misstatement or omission in the Annual Statement of Compliance delivered by the Servicer pursuant to Section 3.20 or the Assessment of Compliance delivered by the Servicer pursuant to Section 3.21.

Notwithstanding the provisions set forth in this Agreement, the Servicer shall not be obligated to provide any indemnification or reimbursement hereunder to any other party for any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain which are indirect, consequential, punitive or special in nature.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Master Servicer or the Trust Administrator, as applicable, then the defaulting party, in connection with a breach of its respective obligations under this Section 4.06 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

(c)  Nothing shall be construed from the foregoing subsections (a) and (b) to require the Trust Administrator or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Trust Administrator to file a Form 10-K as a result of the lack of required information as set forth in Section 4.06(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Trust Administrator of any obligation under this Agreement.

(d)  Notwithstanding the provisions of Section 11.01, this Section 4.06 may be amended without the consent of the Certificateholders.

SECTION 4.07.	Net WAC Rate Carryover Reserve Account.

No later than the Closing Date, the Trust Administrator shall establish and maintain with itself a separate, segregated trust account titled, “Wells Fargo Bank, N.A. as Trust Administrator, in trust for the registered holders of MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates, Series 2006-AM2—Net WAC Rate Carryover Reserve Account.” All amounts deposited in the Net WAC Rate Carryover Reserve Account shall be distributed to the Holders of the Class A Certificates and/or the Mezzanine Certificates in the manner set forth in Section 4.01.

On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class A Certificates and/or the Mezzanine Certificates, the Trust Administrator has been directed by the Class CE Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 4.01(e)(v), rather than distributing such amounts to the Class CE Certificateholders. On each such Distribution Date, the Trust Administrator shall hold all such amounts for the benefit of the Holders of the Class A Certificates and the Mezzanine Certificates, and will distribute such amounts to the Holders of the Class A Certificates and/or the Mezzanine Certificates in the amounts and priorities set forth in Section 4.01(a).

It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Net WAC Rate Carryover Reserve Account be disregarded as an entity separate from the Holder of the Class CE Certificates unless and until the date when either (a) there is more than one Class CE Certificateholder or (b) any Class of Certificates in addition to the Class CE Certificates is recharacterized as an equity interest in the Net WAC Rate Carryover Reserve Account for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be treated as a grantor trust. All amounts deposited into the Net WAC Rate Carryover Reserve Account shall be treated as amounts distributed by REMIC III to the Holder of the Class CE Interest and by REMIC IV to the Holder of the Class CE Certificates. The Net WAC Rate Carryover Reserve Account will be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h). Upon the termination of the Trust, or the payment in full of the Class A and the Mezzanine Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trust and distributed to the Seller or its designee. The Net WAC Rate Carryover Reserve Account will be part of the Trust but not part of any REMIC and any payments to the Holders of the Class A and the Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

By accepting a Class CE Certificate, each Class CE Certificateholder hereby agrees to direct the Trust Administrator, and the Trust Administrator hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class CE Certificateholders. By accepting a Class CE Certificate, each Class CE Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance. Amounts on deposit in the Net WAC Rate Carryover Reserve Account shall remain uninvested.

SECTION 4.08.	Swap Account.

(a)  On the Closing Date, there is hereby established a separate trust (the “Supplemental Interest Trust”), into which the Depositor shall deposit: (i) the Interest Rate Swap Agreement and (ii) the Swap Administration Agreement. The Supplemental Interest Trust shall be maintained by the Supplemental Interest Trust Trustee. No later than the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain with itself a separate, segregated trust account titled, “Wells Fargo Bank, N.A. as Supplemental Interest Trust Trustee, in trust for the registered holders of MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates, Series 2006-AM2—Swap Account.” Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Supplemental Interest Trust Trustee held pursuant to this Agreement. Amounts therein shall be held uninvested.

(b)  On each Distribution Date, prior to any distribution to any Certificate, the Supplemental Interest Trust Trustee shall deposit into the Swap Account: (i) the amount of any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement interest rate swap agreement) from funds collected and received with respect to the Mortgage Loans prior to the determination of Available Funds and (ii) amounts received by the Supplemental Interest Trust Trustee from the Swap Provider, for distribution pursuant to the Swap Administration Agreement, dated as of the Closing Date (the “Swap Administration Agreement”), among Wells Fargo Bank, N.A. in its capacity as Supplemental Interest Trust Trustee, Wells Fargo Bank, N.A. in its capacity as Swap Administrator, Wells Fargo Bank, N.A. in its capacity as Trust Administrator and the Seller.

(c)  The Supplemental Interest Trust will be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h). It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the Holder of the Class CE Certificates unless and until the date when either (a) there is more than one Class CE Certificateholder or (b) any Class of Certificates in addition to the Class CE Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be treated as a grantor trust.

(d)  To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Supplemental Interest Trust Trustee, any obligation of the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

(e)  The Trust Administrator shall treat the Holders of Certificates (other than the Class P, Class CE, Class R and Class R-X Certificates) as having entered into a notional principal contract with respect to the Holders of the Class CE Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class CE, Class R and Class R-X Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class CE Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC III Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the excess of (a) the amount of interest otherwise payable to such Certificates over (ii) the amount of interest payable to such Certificates at a per annum rate equal to the Net WAC Pass-Through Rate, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class CE Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Certificates (other than the Class CE, Class P, Class R and Class R-X Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class CE, Class P, Class R and Class R-X Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in REMIC III and as having been paid by such Holders to the Trust Administrator pursuant to the notional principal contract. Thus, each Certificate (other than the Class P, Class R and Class R-X Certificates) shall be treated as representing not only ownership of Regular Interests in REMIC III or REMIC IV, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

(f)  In connection with paragraph 7(i) of the credit support annex, upon the Swap Provider’s failure to post collateral with the Supplemental Interest Trust Trustee, the Supplemental Interest Trust Trustee (to the extent it has actual knowledge) shall provide, no later than the next Business Day after the date such collateral was required to be posted, to the Interest Rate Swap Provider a written notice of such failure.

SECTION 4.09.	Tax Treatment of Swap Payments and Swap Termination Payments.

For federal income tax purposes, each holder of a Class A or Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account. For federal income tax purposes, the Trust Administrator will account for payments to each Class A and Mezzanine Certificates as follows: each Class A and Mezzanine Certificate will be treated as receiving their entire payment from REMIC III (regardless of any Swap Termination Payment or obligation under the Interest Rate Swap Agreement) and subsequently paying their portion of any Swap Termination Payments in respect of each such Class’ obligation under the Interest Rate Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Interest Rate Swap Agreement to pay any such Swap Termination Payment (or any shortfall in Swap Provider Fee), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Class A or Mezzanine Certificate.

The REMIC regular interest corresponding to a Class A or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the Swap Notional Amount of the Interest Rate Swap Agreement (multiplied by 250) to the aggregate Stated Principal Balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions and taxable income on the REMIC regular interest corresponding to a Class A or Mezzanine Certificate may exceed the actual amount of distributions on the Class A or Mezzanine Certificate.

SECTION 4.10.	Cap Account.

(a)  No later than the Closing Date, the Trust Administrator shall establish and maintain with itself, a separate, segregated trust account titled, “Wells Fargo Bank, N.A. as Supplemental Interest Trust Trustee, in trust for the registered holders of MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates, Series 2006-AM2—Cap Account.” Such account shall be an Eligible Account and amounts therein shall be held uninvested.

(b)  On each Distribution Date, prior to any distribution to any Certificate, the Trust Administrator shall deposit into the Cap Account amounts received by the Trust Administrator under the Cap Contract for distribution in accordance with Section 4.01(h) above.

(c)  It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Cap Account be disregarded as an entity separate from the Holder of the Class CE Certificates unless and until the date when either (a) there is more than one Class CE Certificateholder or (b) any Class of Certificates in addition to the Class CE Certificates is recharacterized as an equity interest in the Cap Account for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Cap Account be treated as a grantor trust. The Cap Account will be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h). Upon the termination of the Trust Fund, or the payment in full of the Class A Certificates and the Mezzanine Certificates, all amounts remaining on deposit in the Cap Account shall be released by the Trust Fund and distributed to the Class CE Certificateholders or their designees. The Cap Account shall be part of the Trust Fund but not part of any Trust REMIC and any payments to the Holders of the Floating Rate Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

(d)  By accepting a Class CE Certificate, each Class CE Certificateholder hereby agrees to direct the Trust Administrator, and the Trust Administrator is hereby directed, to deposit into the Cap Account the amounts described above on each Distribution Date.

(e)  For federal income tax purposes, the Depositor shall provide the Trust Administrator, no later than September 1, 2006, the value of the right of the Class A and Mezzanine Certificates to receive Net WAC Rate Carryover Amounts from the Net WAC Rate Carryover Reserve Account and the Swap Account.

(f) Upon a Cap Contract early termination other than in connection with the optional termination of the Trust Fund pursuant to Section 9.01, the Trust Administrator will notify the Depositor, the Depositor shall suggest a successor cap provider and to the extent that such successor cap provider is reasonably acceptable to the Trust Administrator, the Trust Administrator will use reasonable efforts to appoint such successor cap provider. The Trust Administrator will apply any Cap Contract termination payment received from the original cap provider in connection with such Cap Contract early termination to the upfront payment required to appoint the successor cap provider. If the Trust Administrator is unable to appoint a successor cap provider within 30 days of the Cap Contract early termination, then the Trust Administrator will deposit any Cap Contract termination payment received from the original cap provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Trust Administrator by the original cap provider calculated in accordance with the terms of the original Cap Contract, and distribute such amount in accordance with the terms of this Agreement.

ARTICLE V

THE CERTIFICATES

SECTION 5.01.	The Certificates.

(a)  The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC I.

The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-20. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

Upon original issue, the Certificates shall be executed by the Trust Administrator and authenticated and delivered by the Trust Administrator to or upon the order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trust Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b)  The Class A Certificates and the Mezzanine Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trust Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates (“Definitive Certificates”) in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The Trust Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer and the Trust Administrator, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trust Administrator resigns or is removed in accordance with the terms hereof, the successor trust administrator or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

The Trustee, the Trust Administrator, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trust Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depositor advises the Trust Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Servicer Event of Default or a Master Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trust Administrator through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trust Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trust Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trust Administrator shall cause the Definitive Certificates to be issued. Such Definitive Certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer, the Servicer, the Trustee or the Trust Administrator shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates, and the Trustee and the Trust Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

SECTION 5.02.	Registration of Transfer and Exchange of Certificates.

(a)  The Trust Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Trust Administrator in accordance with the provisions of Section 8.11, a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b)  No transfer of any Class A-4 Certificate, Private Mezzanine Certificate, Class CE Certificate, Class P Certificate or Residual Certificate (collectively, the “Private Certificates”) shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Private Certificate is to be made without registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor or, in the case of the Class R-X Certificates, the first transfer by an Affiliate of the Depositor or the first transfer by the initial transferee of an Affiliate of the Depositor, (ii) the transfer of any such Class CE, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor), the Trustee and the Certificate Registrar shall each require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Trust Administrator, the Master Servicer in its capacity as such, the Servicer, any Sub-Servicer or the Trust Fund), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder’s prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Certificate Registrar or the Trustee is obligated to register or qualify the Private Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification.

Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

In addition, no transfer of any Class CE Certificate shall be made unless the transferee of such Class CE Certificate provides to the Trust Administrator the appropriate tax certification form (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, or W-8ECI, as applicable (or any successor thereto)) as a condition to such transfer and agrees to update such forms (i) upon expiration of any such form, (ii) as required under then applicable U.S. Treasury Regulations and (iii) promptly upon learning that any IRS Form W-9 or IRS Form W-8BEN, W-8IMY, or W-8ECI, as applicable (or any successor thereto), has become obsolete or incorrect. Upon receipt of any such tax certification form from a transferee of any Class CE Certificate, the Trust Administrator shall provide a copy of such tax certification form to the Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee shall provide a copy of any such tax certification form to the Swap Provider.

(c)  No transfer of a Private Certificate or any interest therein shall be made to any Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan Assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C. F. R. § 2510.3-101 (“Plan Assets”), as certified by such transferee in the form of Exhibit G, unless the Trust Administrator is provided with an Opinion of Counsel for the benefit of the Trustee, the Trust Administrator, the Depositor, the Master Servicer and the Servicer and on which they may rely which establishes to the satisfaction of the Depositor, the Trustee, the Trust Administrator, the Servicer and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Servicer, the NIMS Insurer, the Trust Administrator, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee or the Trust Fund. Neither an Opinion of Counsel nor any certification will be required in connection with the (i) the initial transfer of any Private Certificate by the Depositor to an Affiliate of the Depositor, (ii) the transfer of any Private Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any Private Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case, the Transferee thereof shall have deemed to have represented that it is not a Plan or a Person investing Plan Assets) and the Trust Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trust Administrator, shall be a written representation) from the Transferor of the status of such transferee as an affiliate of the Depositor.

Any transferee of a Class A Certificate or Mezzanine Certificate acquired prior to the termination of the Supplemental Interest Trust shall be deemed to represent that either (i) it is not a Plan or purchasing with assets of a Plan or (ii)(A) such Plan is an accredited investor within the meaning of the Exemption and (B) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 or in the case of a Private Mezzanine Certificate, PTE 95-60.

Subsequent to the termination of the Supplemental Interest Trust, each beneficial owner of a Class A Certificate or a Mezzanine Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets,” (ii) it has acquired and is holding such Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Certificate must be rated, at the time of purchase not lower than “BBB-” (or its equivalent) by S&P, Moody’s or Fitch and, in the case of a Class A-4 Certificate or Mezzanine Certificate, that it is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D issued under the Securities Act and will obtain a representation from any transferee that such transferee is an accredited investor so long as it is required to obtain as representation regarding compliance with the Securities Act or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTE 95-60, and (3) the conditions in Sections I and III of PTE 95-60 have been satisfied.

If any Certificate or any interest therein is acquired or held in violation of the provisions of the preceding three paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding two paragraphs shall indemnify and hold harmless the Depositor, the Master Servicer, the Servicer, the NIMS Insurer, the Trust Administrator, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

(d)  (i)Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trust Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A)Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

(B)In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trust Administrator shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a “Transfer Affidavit and Agreement,” in the form attached hereto as Exhibit F-2) from the proposed Transferee, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

(C)Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trust Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D)Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit F-2 from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2) to the Trust Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

(E)Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trust Administrator written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a “pass-through interest holder.”

(ii) The Trust Administrator will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trust Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trust Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii)  (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B)If any purported Transferee shall become a holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trust Administrator shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trust Administrator on such terms as the Trust Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trust Administrator. Such purchaser may be the Trust Administrator itself or any Affiliate of the Trust Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trust Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trust Administrator, and the Trust Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv) The Trust Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common Trust, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trust Administrator.

(v) The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trust Administrator and the NIMS Insurer at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A)written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

(B)an Opinion of Counsel, in form and substance satisfactory to the Trust Administrator and the NIMS Insurer, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause any Trust REMIC to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

The Trust Administrator shall forward to the NIMS Insurer a copy of the items delivered to it pursuant to (A) and (B) above.

(e)  Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.11, the Trust Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(f)  At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.11. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trust Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, (i) with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for three separate certificates, each representing such holder’s respective Percentage Interest in the Class R-I Interest, the Class R-II Interest and the Class R-III Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged and (ii) with respect to each Class R-X Certificate, the holder thereof may exchange, in the manner described above, such Class R-X Certificate for three separate certificates, each representing such holder’s respective Percentage Interest in the Class R-IV Interest, the Class R-V Interest and the Class R-VI Interest, respectively, in each case that was evidenced by the Class R-X Certificate being exchanged.

(g)  No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h)  All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Trust Administrator in accordance with its customary procedures.

SECTION 5.03.	Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator, the Trustee and the NIMS Insurer such security or indemnity as may be required by it to save it harmless, then, in the absence of actual knowledge by the Trust Administrator that such Certificate has been acquired by a bona fide purchaser or the Trust Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04.	Persons Deemed Owners.

The Depositor, the Master Servicer, the Servicer, the NIMS Insurer, the Trust Administrator, the Trustee and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Servicer, the NIMS Insurer, the Trust Administrator, the Trustee or any agent of any of them shall be affected by notice to the contrary.

SECTION 5.05.	Certain Available Information.

On or prior to the date of the first sale of any Private Certificate to an Independent third party, the Depositor shall provide to the Trust Administrator ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of such Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trust Administrator, the Depositor promptly shall inform the Trust Administrator of such event and shall deliver to the Trust Administrator ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trust Administrator shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Trust Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Private Certificate, the related private placement memorandum or other disclosure document relating to such Class of Certificates, in the form most recently provided to the Trust Administrator; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all Monthly Statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trust Administrator since the Closing Date, (D) any and all Officers’ Certificates delivered to the Trust Administrator by the Servicer since the Closing Date to evidence the Servicer’s determination that any Advance or Servicing Advance was, or if made, would be a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, and (E) any and all Officers’ Certificates delivered to the Trust Administrator by the Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Trust Administrator upon request at the expense of the Person requesting the same.

ARTICLE VI

THE DEPOSITOR AND THE MASTER SERVICER

SECTION 6.01.	Liability of the Depositor, the Servicer and the Master Servicer.

The Depositor, the Servicer and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Depositor, Servicer and Master Servicer and undertaken hereunder by the Depositor, the Servicer and the Master Servicer herein.

SECTION 6.02.	Merger or Consolidation of the Depositor or the Master Servicer.

Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and franchises under the laws of the United States of America as a national banking association. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a national banking association and shall ensure that it (or an Affiliate) maintains its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor, the Servicer and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Depositor, the Servicer or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies’ ratings of the Class A Certificates and the Mezzanine Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

SECTION 6.03.	Limitation on Liability of the Depositor, the Servicer, the Master Servicer and Others.

(a)  The Servicer (but not the Trustee if it is required to succeed the Servicer after becoming Master Servicer hereunder) indemnifies and holds the NIMS Insurer, the Trustee, the Trust Administrator, the Master Servicer and the Depositor harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the NIMS Insurer, the Trustee, the Trust Administrator, the Master Servicer and the Depositor may sustain in any way related to the failure of Wells Fargo in its capacity as the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement.

The Servicer shall immediately notify the NIMS Insurer, the Trustee, the Trust Administrator, the Master Servicer and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of the Trust Administrator, the Depositor, the Master Servicer and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the NIMS Insurer, the Trustee, the Trust Administrator, the Master Servicer and/or the Depositor in respect of such claim. The provisions of this Section 6.03 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

(b)  The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates or the powers of attorney delivered by the Trustee hereunder (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Depositor written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof. The Master Servicer’s failure to receive any such notice shall not affect any Indemnified Person’s right to indemnification under this Section 6.03(b), except to the extent the Master Servicer is materially prejudiced by such failure to give notice. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Trust Administrator and the termination of this Agreement. For purposes of this Section 6.03(b), “Indemnified Persons” means the Trustee, the NIMS Insurer and their respective officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

(c)  None of the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator, the Servicer or any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Trust Administrator or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Trust Administrator, the Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer or Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder, in the case of the Master Servicer, a breach of the servicing standard set forth in Section 3A.01 or in the case of the Servicer, a breach of the servicing standard set forth in Section 3.01. The Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator and the Servicer and any director, officer, employee or agent of the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator or the Servicer may rely in good faith on any document of any kind which is, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator, or the Servicer and any director, officer, employee or agent of the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator, or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with (i) any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder or (ii) any breach of a representation or warranty by the Originator or any other party regarding the Mortgage Loans. None of the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator and the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor, the Master Servicer or the Servicer, the Trust Administrator acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights in the case of legal actions initiated by the Depositor, the Master Servicer, the Trust Administrator or the Servicer, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator and the Servicer shall be entitled to be reimbursed therefor from the Collection Account or Distribution Account, as applicable, as and to the extent provided in Section 3.11 or Section 3A.12, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account or Distribution Account. The Master Servicer’s, the Trust Administrator’s or Servicer’s right to indemnity or reimbursement pursuant to this Section shall survive any termination of this Agreement, any resignation or termination of the Master Servicer, the Trust Administrator or the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

SECTION 6.04.	Limitation on Resignation of the Servicer; Assignment of Master Servicing.

(a)  Except as otherwise provided herein, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee, the Trust Administrator, the Master Servicer and the NIMS Insurer. No resignation of the Servicer shall become effective until the Master Servicer (or if the Master Servicer is the Servicer, the Trustee) or a successor servicer acceptable to the NIMS Insurer shall have assumed the Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer.

Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to such Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

(b)  The Master Servicer may sell, assign or delegate its rights, duties and obligations as Master Servicer under this Agreement in their entirety; provided, however, that: (i) the purchaser or transferee accepting such sale, assignment and delegation (a) shall be a Person qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $50,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the NIMS Insurer and the Trustee (as evidenced in a writing signed by each of the NIMS Insurer and the Trustee); and (d) shall execute and deliver to the Trustee and the NIMS Insurer an agreement, in form and substance reasonably satisfactory to the Trustee and the NIMS Insurer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement from and after the effective date of such assumption agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and shall confirm in writing to the Master Servicer, the NIMS Insurer and the Trustee that any such sale, assignment or delegation would not result in a withdrawal or a downgrading of the rating on any Class of Certificates in effect immediately prior to such sale, assignment or delegation; and (iii) the Master Servicer shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to such action under this Agreement have been fulfilled and such action is permitted by and complies with the terms of this Agreement. No such sale, assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

SECTION 6.05.	Successor Master Servicer.

In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, the Depositor, the NIMS Insurer or the Trustee may make such arrangements for the compensation of such successor Master Servicer out of payments on the Mortgage Loans as the Depositor, the NIMS Insurer or the Trustee and such successor Master Servicer shall agree. If the successor Master Servicer does not agree that such market value is a fair price, such successor Master Servicer shall obtain two quotations of market value from third parties actively engaged in the master servicing of single-family mortgage loans. Notwithstanding the foregoing, the compensation payable to a successor Master Servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

SECTION 6.06.	Rights of the Depositor in Respect of the Servicer.

The Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator and the Trustee, upon five (5) Business Days prior notice, during normal business hours, access to all records maintained by the Servicer (and any such Sub-Servicer) in respect of the Servicer’s rights and obligations hereunder and access to officers of the Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Servicer agrees that it shall furnish to the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator and the Trustee its (and any such Sub-Servicer’s) most recent financial statements and such other information relating to the Servicer’s capacity to perform its obligations under this Agreement as it possesses (and that any such Sub-Servicer possesses). To the extent such information is not otherwise available to the public, the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer’s written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee or the Trust Fund, and in any case, the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information.

The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

SECTION 6.07.	[Reserved].

SECTION 6.08.	Duties of the Credit Risk Manager.

For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Charges with respect to the Mortgage Loans. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the respective Credit Risk Management Agreement, and the Credit Risk Manager shall look solely to the Servicer and/or Master Servicer, as applicable, for all information and data (including loss and delinquency information and data) relating to the servicing of the Mortgage Loans. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicer, the Trustee, the Master Servicer, the Trust Administrator, the NIMS Insurer and each Rating Agency. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section shall not become effective until the appointment of a successor Credit Risk Manager.

SECTION 6.09.	Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability to the Trustee, the Certificateholders, the Trust Administrator, the Servicer, the Master Servicer or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer or the Master Servicer under the Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance or bad faith in its performance of its duties. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer or the Master Servicer pursuant to the Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

SECTION 6.10.	Removal of the Credit Risk Manager.

The Credit Risk Manager may be removed as Credit Risk Manager by Certificateholders holding not less than 66 2/3% of the Voting Rights in the Trust Fund, in the exercise of its or their sole discretion. The Certificateholders shall provide written notice of the Credit Risk Manager’s removal to the Trust Administrator. Upon receipt of such notice, the Trust Administrator shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.

ARTICLE VII

DEFAULT

SECTION 7.01.	Servicer Events of Default and Master Servicer Events of Termination.

(a)  “Servicer Event of Default,” wherever used herein, means any one of the following events:

(i)  any failure by the Servicer to remit to the Trust Administrator for distribution to the Certificateholders any payment (other than an Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trust Administrator (in which case notice shall be provided by telecopy), or to the Servicer, the Depositor and the Trust Administrator by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(ii)  other than with respect to clause (vi) below, any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the breach by the Servicer of any representation and warranty contained in Section 2.05, which continues unremedied for a period of 30 days (or if such failure or breach cannot be remedied within 30 days, then such remedy shall have been commenced within 30 days and diligently pursued thereafter; provided, however, that in no event shall such failure or breach be allowed to exist for a period of greater than 90 days) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trust Administrator or to the Servicer, the Depositor and the Trust Administrator by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

(iv)  the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(v)  the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  any failure by the Servicer to timely comply with its obligations pursuant to Section 3.20, Section 3.21 or Section 4.06 hereof (in each case, taking into account any applicable cure periods);

(vii)  any failure of the Servicer to make any Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied until 3:00 p.m. New York time on the Business Day following the Servicer Remittance Date.

If (a) a Servicer Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Depositor, the Master Servicer, the Trustee or the Trust Administrator may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, or at the direction of the NIMS Insurer, the Trustee shall or (b) a Servicer Event of Default described in clause (vii) of this Section shall occur and the Trustee or the Master Servicer has, at the direction of the Depositor, determined to terminate the Servicer, then the Trustee, shall, by notice in writing to the Servicer, the Master Servicer and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vii) hereof shall occur, the Trustee shall, by notice in writing to the Servicer, the Depositor, the Master Servicer and the NIMS Insurer, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. Subject to Section 7.02 hereof, on or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer or (if the Master Servicer is the Servicer) the Trustee pursuant to and under this Section, and, without limitation, the Master Servicer or the Trustee, as applicable, is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees to promptly (and in any event no later than ten Business Days subsequent to such notice) provide the Master Servicer or the Trustee, as applicable, with all documents and records requested by it to enable it to assume the Servicer’s functions under this Agreement, and to cooperate with the Master Servicer or the Trustee, as applicable, in effecting the termination of the Servicer’s responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Master Servicer or the Trustee, as applicable, for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer, the Distribution Account or any REO Account or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Servicer; provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination.

(b)  “Master Servicer Event of Default,” wherever used herein, means any one of the following events:

(i)  the Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement (other than an Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(ii)  the Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the NIMS Insurer or to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights; or

(iii)  there is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(iv)  the Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(v)  the Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Section 6.05; or

(vi)  any failure of the Master Servicer to make any Advance (other than a Nonrecoverable Advance) required to be made from its own funds pursuant to Section 4.03 by 5:00 p.m. New York time on the Business Day prior to the applicable Distribution Date.

In each and every such case, so long as such Master Servicer Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee, the NIMS Insurer or the Holders of Certificates evidencing not less than 51% of the Voting Rights, by notice in writing to the Depositor, the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the NIMS Insurer and the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property master serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 7.03, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 7.01(b); and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust Fund or which thereafter become part of the Trust Fund; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer’s duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Notwithstanding the foregoing, if a Master Servicer Event of Default described in clause (vi) of this Section 7.01(b) shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Advances and other advances of its own funds, and the Trustee shall act as provided in Section 7.03 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was a Master Servicer Event of Default described in clause (vi) of this Section 7.01(b). Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

SECTION 7.02.	Master Servicer or Trustee to Act; Appointment of Successor Servicer.

(a)  From the time the Servicer receives a notice of termination, the Master Servicer or (if the Master Servicer is the Servicer) the Trustee (or such other successor servicer as is acceptable to the NIMS Insurer) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Master Servicer or the Trustee, as applicable, (except for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.05 and the obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof; provided, however, the Master Servicer or the Trustee, as applicable, shall immediately assume the Servicer’s obligations to make Advances pursuant to Section 4.03; provided, further, however, that if the Master Servicer or the Trustee, as applicable, is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Master Servicer or the Trustee, as applicable, shall not be obligated to make Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by Section 7.01(a) shall not be considered a default by the Master Servicer or the Trustee, as applicable, as successor to the Servicer hereunder. It is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. As compensation therefor, the Master Servicer or the Trustee, as applicable, shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to Section 7.02(b) below, the Master Servicer or the Trustee, as applicable, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates entitled to at least 51% of the Voting Rights or the NIMS Insurer so request in writing to the Trustee, promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and the NIMS Insurer and having a net worth of not less than $15,000,000, as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement.

Pending appointment of a successor to the Servicer hereunder, unless the Master Servicer or the Trustee, as applicable, is prohibited by law from so acting, the Master Servicer or the Trustee, as applicable, shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Master Servicer or the Trustee, as applicable, and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to indemnify the NIMS Insurer pursuant to Section 6.03, nor shall any successor servicer be liable for any acts or omissions of the predecessor servicer or for any breach by such servicer of any of its representations or warranties contained herein or in any related document or agreement. The Master Servicer or the Trustee, as applicable, and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All reasonable Servicing Transfer Costs shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs, and if such predecessor servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor servicer or the Master Servicer or the Trustee, as applicable (in which case the successor servicer or the Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust Fund).

(b)  No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer’s responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Master Servicer or the Trustee, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Depositor, the Trustee, the Trust Administrator, the Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Servicer under this Agreement the Master Servicer or the Trustee, as applicable, shall act in such capacity as hereinabove provided.

Any successor to the Servicer, including the Master Servicer or the Trustee, as applicable, shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.14.

(c)  Notwithstanding any provision in this Agreement to the contrary, for a period of 30 days following the date on which the Servicer shall have received a notice of a Servicer Event of Default pursuant to Section 7.01, or a default under a loan agreement pursuant to Section 6.04 or the Servicer resignation pursuant to Section 6.04, the terminated Servicer or its designee may, with the consent of the NIMS Insurer, appoint a successor servicer that satisfies the eligibility criteria of a successor servicer set forth above; provided that such successor servicer agrees to fully effect the servicing transfer within 90 days following the termination of the Servicer and to make all Advances that would otherwise be made by the Master Servicer or the Trustee, as applicable, under Section 7.01 as of the date of such appointment. Any proceeds received in connection with the appointment of such successor servicer (after deduction of any expenses incurred in connection with the servicing transfer) shall be the property of the terminated Servicer or its designee. Notwithstanding the foregoing, in the event of a Servicer Event of Default pursuant to Section 7.01(a)(vii), either (i) the Servicer shall remit the amount of the required Advance by 3:00 p.m. New York time on the Business Day following the Servicer Remittance Date or (ii) by 3:00 p.m. New York time on the Business Day following the Servicer Remittance Date, the Servicer shall have appointed a successor servicer that satisfies the eligibility criteria of a successor servicer set forth above and that has remitted the amount of the required Advance to the Trust Administrator. If the Servicer fails to adhere to the requirements set forth in the immediately preceding sentence, the Master Servicer or the Trustee, as applicable, shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and shall immediately assume the Servicer’s obligations to make Advances. In no event shall the termination of the Servicer under this Agreement result in any diminution of the Servicer’s right to reimbursement for any outstanding Advances or Servicing Advances or accrued and unpaid Servicing Fees due such Servicer at the time of termination. Reimbursement of unreimbursed Advances and Servicing Advances and accrued and unpaid Servicing Fees shall be made on a FIFO, loan-by-loan basis. The Servicer shall continue to be entitled to the benefits of Section 6.03 hereof related to indemnification, notwithstanding any termination hereunder.

(d)  In connection with the termination or resignation of the Servicer hereunder, either (i) the successor servicer, including the Master Servicer or the Trustee, as applicable, if the Master Servicer or the Trustee, as applicable, is acting as successor servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor servicer shall cooperate with the successor servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor servicer as necessary under MERS’ rules and regulations, or (ii) the predecessor servicer shall cooperate with the successor servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Master Servicer or the Trustee, as applicable, and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor servicer. The predecessor servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this Section 7.02(d).

SECTION 7.03.	Trustee to Act; Appointment of Successor Master Servicer.

(a)  Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 7.01(b) or an Opinion of Counsel rendered by Independent counsel pursuant to Section 6.05(b) to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Trustee (i) shall have no obligation whatsoever with respect to any liability (other than Advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination and (ii) shall not be obligated to perform any obligation of the Master Servicer under Section 3.20 or 3.21 with respect to any period of time during which the Trustee was not the Master Servicer. As compensation therefor, but subject to Section 6.05, the Trustee shall be entitled to compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, acceptable to the NIMS Insurer and with respect to a successor to the Master Servicer only, having a net worth of not less than $50,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain consent from the NIMS Insurer and a letter or other evidence each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of Section 6.05 shall apply, the compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

If the Master Servicer and the Trust Administrator are the same entity, then at any time the Master Servicer resigns or is removed as Master Servicer, the Trust Administrator shall also be removed hereunder. All reasonable Master Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust Fund).

(b)  If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article VIII shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the master servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VI, however, shall apply to it in its capacity as successor Master Servicer.

SECTION 7.04.	Notification to Certificateholders.

(a)  Upon any termination of the Servicer or the Master Servicer pursuant to Section 7.01 above or any appointment of a successor to the Servicer or Master Servicer pursuant to Section 7.02 or Section 7.03 above, the Trust Administrator, or in the event of the termination of the Master Servicer, the Trustee (or such other successor Trust Administrator) shall give prompt written notice thereof to the Servicer, the Credit Risk Manager, the NIMS Insurer, the Master Servicer and the Certificateholders at their respective addresses appearing in the Certificate Register.

(b)  Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or a Master Servicer Event of Default or five days after a Responsible Officer of the Trust Administrator (in the case of a Servicer Event of Default) or the Trustee (in the case of a Master Servicer Event of Default) becomes aware of the occurrence of such an event, the Trust Administrator or Trustee, as applicable, shall transmit by mail to the Credit Risk Manager, the NIMS Insurer and to all Holders of Certificates notice of each such occurrence, unless such Servicer Event of Default or Master Servicer Event of Default shall have been cured or waived.

SECTION 7.05.	Waiver of Servicer Events of Default and Master Servicer Events of Termination.

The Holders representing at least 66% of the Voting Rights (with the consent of the NIMS Insurer) evidenced by all Classes of Certificates affected by any default, Servicer Event of Default or Master Servicer Event of Default hereunder may waive such default, Servicer Event of Default or Master Servicer Event of Default; provided, however, that a Servicer Event of Default under clause (i) or (vi) of Section 7.01(a) or Master Servicer Event of Default under clause (i) or (vii) of Section 7.01(b) may be waived only by all of the Holders of the Regular Certificates (with the consent of the NIMS Insurer). Upon any such waiver of a default, Servicer Event of Default or Master Servicer Event of Default, such default, Servicer Event of Default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default, Servicer Event of Default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notice of any such waiver shall be given by the Trust Administrator or the Trustee as applicable, to the Rating Agencies and the NIMS Insurer.

SECTION 7.06.	Survivability of Servicer and Master Servicer Liabilities.

Notwithstanding anything herein to the contrary, upon termination of the Servicer or the Master Servicer hereunder, any liabilities of the Servicer or the Master Servicer, as applicable, which accrued prior to such termination shall survive such termination.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

SECTION 8.01.	Duties of Trustee and Trust Administrator.

The Trustee and the Trust Administrator, prior to the occurrence of a Servicer Event of Default or Master Servicer Event of Default and after the curing of all Servicer Events of Default or Master Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Default or Master Servicer Event of Default has occurred (which has not been cured) of which a Responsible Officer has knowledge, each of the Trustee and the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Trust Administrator will be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee or the Trust Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s or the Trust Administrator’s satisfaction, the Trustee or the Trust Administrator, as applicable, will provide notice thereof to the Certificateholders and the NIMS Insurer.

No provision of this Agreement shall be construed to relieve the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)  Prior to the occurrence of a Servicer Event of Default or Master Servicer Event of Default, and after the curing of all such Servicer Events of Default or Master Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Trust Administrator and, in the absence of bad faith on the part of the Trustee or the Trust Administrator, as applicable, the Trustee or the Trust Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Trust Administrator, as the case may be, and conforming to the requirements of this Agreement;

(ii)  Neither the Trustee nor the Trust Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Trust Administrator, as applicable, unless it shall be proved that the Trustee or the Trust Administrator, as the case may be, was negligent in ascertaining the pertinent facts;

(iii)  Neither the Trustee nor the Trust Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Holders of Certificates evidencing not less than 51% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Trust Administrator, as applicable, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

(iv)  The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default, Servicer Event of Default or Master Servicer Event of Default unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Depositor, the Servicer or the Holders of Certificates evidencing not less than 51% of the Voting Rights.

Neither the Trustee nor the Trust Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

SECTION 8.02.	Certain Matters Affecting the Trustee and the Trust Administrator

(a)  Except as otherwise provided in Section 8.01:

(i)  Either the Trustee or the Trust Administrator may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee or the Trust Administrator may prescribe;

(ii)  Either the Trustee or the Trust Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)  Neither the Trustee nor the Trust Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the NIMS Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer, as applicable, shall have offered to the Trustee or the Trust Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee or the Trust Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Trust Administrator shall be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default of which the Trustee has received written notice or of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(iv)  Prior to the occurrence of a Servicer Event of Default or Master Servicer Event of Default hereunder and after the curing or waiver of all Servicer Events of Default or Master Servicer Events of Termination which may have occurred, neither the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)  Prior to the occurrence of a Servicer Event of Default or Master Servicer Event of Default and after the curing of all Servicer Events of Default or Master Servicer Events of Termination which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, as applicable, not reasonably assured to the Trustee or the Trust Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator, as applicable, may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding; and

(vi)  Either the Trustee or the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians or nominees.

(b)  All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 8.03.	Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Trust Administrator, the authentication of the Trust Administrator on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee and the Trust Administrator in Section 8.13) shall be taken as the statements of the Depositor and neither the Trustee nor the Trust Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Trust Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature of the Trust Administrator and authentication of the Trust Administrator on the Certificates) or of any Mortgage Loan or related document. Neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Servicer or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer or the Distribution Account by the Master Servicer.

SECTION 8.04.	Trustee and Trust Administrator May Own Certificates.

Each of the Trustee and the Trust Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or Trust Administrator, as applicable. Each of the Trustee and the Trust Administrator in its individual capacity or any other capacity may transact any banking and trust business with the Originator, the Servicer, the Depositor or their Affiliates.

SECTION 8.05.	Trust Administrator’s and Trustee’s Fees and Expenses.

On each Distribution Date, the Trust Administrator shall be entitled to compensation as separately agreed with the Master Servicer. The annual fees of the Trustee hereunder and of the Custodian shall be paid in accordance with side letter agreements with the Trust Administrator and at the sole expense of the Trust Administrator. The Trustee, the Trust Administrator or any director, officer, employee or agent of any of them, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the Trustee or the Trust Administrator, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s or the Trust Administrator’s performance in accordance with the provisions of this Agreement) incurred by the Trustee or by the Trust Administrator arising out of or in connection with the acceptance or administration of the obligations and duties of the Trustee or the Trust Administrator under this Agreement, other than any loss, liability or expense (i) resulting from a breach of the Servicer’s or the Master Servicer’s obligations and duties under this Agreement for which the Trustee or the Trust Administrator, as applicable, is indemnified under this Agreement or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee or of the Trust Administrator, as applicable, in the performance of its duties hereunder or by reason of the Trustee’s or the Trust Administrator’s, as applicable, reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee’s or the Trust Administrator’s, as applicable, obligations under Article X hereof. Any amounts payable to the Trustee, the Trust Administrator or any director, officer, employee or agent of the Trustee or the Trust Administrator, in respect of the indemnification provided by this Section 8.05, or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, the Trust Administrator or any director, officer, employee or agent of the Trustee or the Trust Administrator, may have hereunder in its capacity as such, may be withdrawn by the Trust Administrator for payment to the applicable indemnified Person from the Distribution Account at any time. The foregoing indemnity shall survive the resignation or removal of the Trustee or the Trust Administrator.

SECTION 8.06.	Eligibility Requirements for Trustee and Trust Administrator.

Each of the Trustee and the Trust Administrator hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal offices of each of the Trustee and the Trust Administrator (other than the initial Trustee and initial Trust Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee or Trust Administrator, as applicable, at the time such Trustee or Trust Administrator, as applicable, is appointed Trustee or Trust Administrator, as applicable, to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee or the Trust Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07.

SECTION 8.07.	Resignation and Removal of the Trustee or Trust Administrator.

The Trustee or the Trust Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the NIMS Insurer, the Servicer, the Master Servicer, each Rating Agency and, if the Trustee is resigning, to the Trust Administrator, or, if the Trust Administrator is resigning, to the Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Trust Administrator, (which may be the same Person in the event both the Trustee and the Trust Administrator resign or are removed) acceptable to the NIMS Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Trust Administrator, as applicable, and one copy to the successor Trustee or Trust Administrator. If no successor Trustee or Trust Administrator, as applicable, shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Trust Administrator, as applicable.

If the Trust Administrator and the Master Servicer are the same entity, then at any time the Trust Administrator resigns or is removed as Trust Administrator, the Master Servicer shall also be removed hereunder.

If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer (or in the case of the Trust Administrator, the Trustee), or if at any time the Trustee or the Trust Administrator shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor, the NIMS Insurer, the Servicer or the Master Servicer may remove the Trustee or the Trust Administrator, as applicable. If the Depositor, the Servicer or the Master Servicer removes the Trustee or the Trust Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee or Trust Administrator, as applicable, acceptable to the NIMS Insurer, by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor Trustee or Trust Administrator.

The Holders of Certificates entitled to at least 51% of the Voting Rights (or the NIMS Insurer upon failure of the Trustee to perform its obligations hereunder) may at any time remove the Trustee or the Trust Administrator and appoint a successor trustee acceptable to the NIMS Insurer, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or Trust Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Servicer and the Master Servicer by the Depositor.

The Trust Administrator (i) may not be the Originator, the Servicer, the Depositor or an affiliate of the Depositor unless the Trust Administrator is an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least “A/F1” by Fitch Ratings Inc. (“Fitch”), if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody’s, or such other rating as is acceptable to Fitch as evidenced by a Rating Agency confirmation. If no successor Trust Administrator shall have been appointed and shall have accepted appointment within 60 days after the Trust Administrator ceases to be the Trust Administrator pursuant to this Section 8.07, then the Trustee shall perform the duties of the Trust Administrator pursuant to this Agreement. The Trustee shall notify the Rating Agencies of any change of Trust Administrator.

Any resignation or removal of the Trustee or Trust Administrator and appointment of a successor Trustee or Trust Administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

Notwithstanding anything to the contrary contained herein, the Master Servicer and the Trust Administrator shall at all times be the same Person.

SECTION 8.08.	Successor Trustee or Trust Administrator.

Any successor Trustee or Trust Administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the NIMS Insurer, the Servicer, the Master Servicer and to its predecessor Trustee or Trust Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Trust Administrator shall become effective, and such successor Trustee or Trust Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Trust Administrator. The Depositor and the predecessor Trustee or Trust Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee or Trust Administrator all such rights, powers, duties and obligations.

No successor Trustee or Trust Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or Trust Administrator shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee or Trust Administrator shall not result in a downgrading of the Regular Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee or Trust Administrator as provided in this Section 8.08, the successor Trustee or Trust Administrator shall mail notice of the appointment of a successor Trustee or Trust Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

SECTION 8.09.	Merger or Consolidation of Trustee or Trust Administrator.

Any entity into which the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any entity succeeding to the business of the Trustee or Trust Administrator, shall be the successor of the Trustee or the Trust Administrator hereunder, as applicable, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10.	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the NIMS Insurer. If the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the NIMS Insurer.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

SECTION 8.11.	Appointment of Office or Agency; Appointment of Custodian.

The Trust Administrator will appoint an office or agency in the City of Minneapolis, Minnesota where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trust Administrator in respect of the Certificates and this Agreement may be served.

The Trustee may, with the consent of the Depositor, the Servicer, the Master Servicer and the NIMS Insurer, appoint a Custodian to hold all or a portion of the Mortgage Files as agent for the Trustee. The appointment of the Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the Servicer, the Master Servicer or the NIMS Insurer to the Trustee, the consent to which shall not be unreasonably withheld. Deutsche Bank National Trust Company is hereby appointed as the Custodian, and the Depositor, the Servicer and the Master Servicer each consent to such appointment. Subject to Article VIII hereof, the Trustee agrees to comply with the terms of this Agreement and to enforce the terms and provisions hereof against the Custodian, if applicable, for the benefit of the Certificateholders having an interest in any Mortgage File held by the Custodian. The Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Subject to Section 8.02(a) and Section 2.02, in no event shall the appointment of the Custodian pursuant to this Agreement diminish the obligations of the Trustee hereunder.

SECTION 8.12.	Representations and Warranties.

Each of the Trustee, the Custodian and the Trust Administrator hereby represents and warrants to the Servicer, the Master Servicer and the Depositor, as of the Closing Date, that:

(i)  It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(ii)  The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)  It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)  It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

(vi)  No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

ARTICLE IX

TERMINATION

SECTION 9.01.	Termination Upon Repurchase or Liquidation of All Mortgage Loans.

(a)  Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee (other than the indemnification obligations of the Servicer and the Master Servicer pursuant to Section 6.03 and of the Servicer to make remittances to the Trust Administrator and the Trust Administrator to make payments in respect of the REMIC I Regular Interests and the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trust Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date as defined in the Preliminary Statement. Subject to Section 3.10 hereof, the purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price (the “Termination Price”) equal to the greater of (i) the Stated Principal Balance of the Mortgage Loans and the appraised value of any REO Properties, such appraisal to be conducted by an Independent appraiser mutually agreed upon by the Terminator and the Trust Administrator in their reasonable discretion and (ii) the fair market value of all of the assets of REMIC I (as determined by the Terminator and the Trust Administrator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to clause (c) of this Section 9.01) in each case, plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Advances, Servicing Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any other amounts owed to the Servicer, the Master Servicer, the Trust Administrator or the Trustee under this Agreement, any accrued and unpaid Net WAC Rate Carryover Amount and any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due to the exercise of such option; provided, however, such option may only be exercised if (i) the Termination Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture and any remaining amounts owed to the trustee under the Indenture and the NIMS Insurer on the date such notes are retired and (ii) the fair market value of the Mortgage Loans and REO Properties determined as described above is at least equal to the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties.

(b)  The majority holder of the Class CE Certificates (so long as such Holder is not the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such right, the Master Servicer, or if the Master Servicer fails to exercise such right, the NIMS Insurer, shall have the right (the party exercising such right, the “Terminator”), to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. By acceptance of the Residual Certificates, the Holder of the Residual Certificates agrees for so long as any notes insured by the NIMS Insurer and secured by all or a portion of the Class CE, Class P, Class R or Class R-X Certificates are outstanding, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class CE Certificates.

(c)  Notice of the liquidation of the Certificates shall be given promptly by the Trust Administrator by letter to Certificateholders and the NIMS Insurer mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 10th day and not later than the 20th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of the REMIC I Regular Interests and the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Trust Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC I Regular Interests or the Certificates from and after the Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trust Administrator. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Terminator, the Terminator shall deliver to the Trust Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the Termination Price. The Trust Administrator shall remit to the Servicer from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.11 and (ii) any other amounts otherwise payable by the Trust Administrator to the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 9.01(d) below. Upon certification to the Trustee and the Trust Administrator by the Terminator of the making of such final deposit, the Trust Administrator shall promptly release to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

(d)  Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trust Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the Trust Fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to UBS Securities LLC all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01. Any such amounts held in trust by the Trust Administrator shall be held in an Eligible Account and the Trust Administrator may direct any depository institution maintaining such account to invest the funds in one or more Permitted Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Trust Administrator shall be for the benefit of the Trust Administrator; provided, however, that the Trust Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon the realization of such loss.

Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

SECTION 9.02.	Additional Termination Requirements.

(a)  In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trust Administrator and the Servicer have received an Opinion of Counsel, which Opinion of Counsel shall be at the expense of the Terminator (or in connection with a termination resulting from the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I, which Opinion of Counsel shall be at the expense of the person seeking nonadherence to the following additional requirements but which in no event shall be at the expense of the Trust Fund or, unless it is the person seeking nonadherence to the following additional requirements, the Servicer or the Trust Administrator), to the effect that the failure of REMIC I to comply with such additional requirements of this Section 9.02 will not (A) result in the imposition on the Trust Fund of taxes on “prohibited transactions,” as described in Section 860F of the Code, or (B) cause REMIC I to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i)  The Trust Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

(ii)  During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

(iii)  At the time of the making of the final payment on the Certificates, the Trust Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

(b)  At the expense of the Terminator, the Depositor shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to this Section 9.02.

(c)  By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trust Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

ARTICLE X

REMIC PROVISIONS

SECTION 10.01.	REMIC Administration.

(a)  The Trustee shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made by the Trustee on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-I Interest shall be designated as the Residual Interest in REMIC I. For the purposes of the REMIC election in respect of REMIC II, the REMIC II Regular Interests shall be designated as the Regular Interests in REMIC II and the Class R-II Interest shall be designated as the Residual Interest in REMIC II. The Class A Certificates, the Mezzanine Certificates, the Class CE Interest, the Class P Interest and the Class Swap-IO shall be designated as the Regular Interests in REMIC III and the Class R-III Interest shall be designated as the Residual Interest in REMIC III. The CE Certificates shall be designated as the Regular Interests in REMIC IV and the Class R-IV Interest shall be designated as the Residual Interest in REMIC IV. The Class P Certificates shall be designated as the Regular Interests in REMIC V and the Class R-V Interest shall be designated as the Residual Interest in REMIC V. REMIC VI Regular Interest SWAP-IO shall be designated as the Regular Interests in REMIC VI and the Class R-VI Interest shall be designated as the Residual Interest in REMIC VI. The Trustee shall not permit the creation of any “interests” in any Trust REMIC (within the meaning of Section 860G of the Code) other than the interests identified above as Regular Interests or Residual Interests in REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI.

(b)  The Closing Date is hereby designated as the “Startup Day” of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

(c)  The Trust Administrator shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Trust Administrator, as agent for each Trust REMIC’s tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of the Residual Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trust Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

(d)  The Trust Administrator shall prepare, sign and file all of the Tax Returns (including Form 8811, which must be filed within 30 days following the Closing Date) in respect of each Trust REMIC. The expenses of preparing and filing such returns shall be borne by the Trust Administrator without any right of reimbursement therefor.

(e)  The Trust Administrator shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trust Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Depositor shall provide or cause to be provided to the Trust Administrator, within ten (10) days after the Closing Date, all information or data that the Trust Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

(f)  The Trust Administrator shall take such action and shall cause each Trust REMIC to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions. Neither the Trust Administrator nor the Trustee shall take any action or cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee, the Trust Administrator and the NIMS Insurer have received an Opinion of Counsel, addressed to the Trustee, the NIMS Insurer and the Trust Administrator (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Trust Administrator) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee, the Trust Administrator or the NIMS Insurer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Servicer will consult with the Trustee, the Trust Administrator, the Master Servicer, the NIMS Insurer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC and the Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee, the Trust Administrator, the Master Servicer or the NIMS Insurer has advised it in writing that an Adverse REMIC Event could occur; provided that the Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Trustee, the Trust Administrator, the Master Servicer or the NIMS Insurer may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee, the Trust Administrator or the Master Servicer. At all times as may be required by the Code, the Trust Administrator will ensure that substantially all of the assets of REMIC I will consist of “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code, to the extent such obligations are within the Trust Administrator’s control and not otherwise inconsistent with the terms of this Agreement.

(g)  In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trust Administrator pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article X, (ii) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (iii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, (iv) to the Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X or (v) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

(h)  [Reserved].

(i)  The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

(j)  Following the Startup Day, none of the Servicer, the Master Servicer, the Trust Administrator or the Trustee shall accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(k)  None of the Trustee, the Trust Administrator, the Servicer or the Master Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor permit either REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

SECTION 10.02.	Prohibited Transactions and Activities.

None of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee, the Trust Administrator and the NIMS Insurer (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee or the Trust Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

SECTION 10.03.	Servicer, Master Servicer and Trustee Indemnification.

(a)  In the event that any Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to (i) the negligent performance by the Trustee or the Trust Administrator of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Fund as a result of the location of the Trustee or the Trust Administrator or any co-trustee, the Trustee or the Trust Administrator, as applicable, shall indemnify the NIMS Insurer, the Servicer, the Master Servicer and the Trust Fund against any and all Losses resulting from such negligence, including, without limitation, any reasonable attorneys’ fees imposed on or incurred as a result of a breach of the Trustee’s or the Trust Administrator’s, as applicable, or any co-trustee’s covenants; provided, however, that the Trustee or the Trust Administrator, as applicable, shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Master Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee or the Trust Administrator, as applicable, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee or the Trust Administrator, as applicable, have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee or the Trust Administrator, as applicable, of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

(b)  In the event that any Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the NIMS Insurer, the Servicer, the Trustee, the Trust Administrator and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence, including, without limitation, any reasonable attorneys’ fees imposed on or incurred as a result of a breach of the Master Servicer’s covenants; provided, however, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Trust Administrator, the Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

(c)  In the event that any Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to (i) the negligent performance by the Servicer of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Fund as a result of the location of the Servicer or any sub-servicer, the Servicer shall indemnify the NIMS Insurer, the Master Servicer, the Trustee, the Trust Administrator and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence, including, without limitation, any reasonable attorneys’ fees imposed on or incurred as a result of a breach of the Servicer’s or any sub-servicer’s covenants; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Trustee, the Trust Administrator, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.01.	Amendment.

This Agreement may be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee with the consent of the NIMS Insurer and without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder as evidenced by either (i) an Opinion of Counsel delivered to the Servicer, the Master Servicer, the Trustee, the Trust Administrator and the NIMS Insurer or (ii) confirmation from the Rating Agencies, delivered to the Servicer, the Master Servicer, the Trustee, the Trust Administrator and the NIMS Insurer, that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

This Agreement may also be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator, the NIMS Insurer and the Trustee with the consent of the NIMS Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Swap Provider or Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Swap Provider or Holders of any Class of Certificates (as evidenced by either (i) an Opinion of Counsel delivered to the Trustee and the NIMS Insurer or (ii) confirmation from the Rating Agencies, delivered to the Servicer, the Master Servicer, the Trustee and the NIMS Insurer, that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates) in a manner, other than as described in (i), or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor, the Servicer or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

Notwithstanding any contrary provision of this Agreement, none of the Trustee, the Trust Administrator or the NIMS Insurer shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel satisfactory to the NIMS Insurer to the effect that such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee shall enter into any amendment to Section 4.01(e), 4.08, Section 9.01, Section 11.09 or Section 11.10 of this Agreement or any other amendment which would adversely affect in any material respect the Swap Provider’s rights under this Agreement without the prior written consent of the Swap Provider (such consent shall not be unreasonably withheld or delayed).

Promptly after the execution of any such amendment the Trust Administrator shall notify each Certificateholder and make available to each Certificateholder and the NIMS Insurer a copy of such amendment.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee or the Trust Administrator.

The Trustee and the Trust Administrator may, but neither shall be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 11.02.	Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Certificateholders, but only upon direction of the Trustee or the Trust Administrator accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 11.03.	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.04.	Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 11.05.	Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, 1285 Avenue of the Americas, New York, New York 10019, Attention: Legal (telecopy number (212) 713-2080), or such other address or telecopy number as may hereafter be furnished to the Servicer, the Master Servicer, the Trust Administrator, the NIMS Insurer and the Trustee in writing by the Depositor, (b) in the case of the Wells Fargo (in its capacity as Servicer), Wells Fargo Home Mortgage, 1 Home Campus, Des Moines, IA 50328-0001, Attention John Brown, MAC X2302-033 with a copy to Wells Fargo Home Mortgage, 1 Home Campus, Des Moines, IA 50328-0001, Attention General Counsel, MAC X2401-06T or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Trust Administrator and the Trustee in writing by the Servicer (c) in the case of the Master Servicer or the Trust Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Client Manager-MASTR 2006-AM2 (telecopy number (410) 715-2380), with a copy to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager-MASTR 2006-AM2 (telecopy number (410) 715-2380), with a copy to Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Client Manager-MASTR 2006-AM2, or such other address or telecopy number as may hereafter be furnished to the Servicer, the Trustee, the NIMS Insurer and the Depositor in writing by the Master Servicer, (d) in the case of the Trustee, 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Attention: Structured Finance/MASTR 2006-AM2 (telecopy number (651) 495-8090), or such other address or telecopy number as may hereafter be furnished to the Depositor, the Servicer, the NIMS Insurer, the Trust Administrator and the Master Servicer in writing by the Trustee, or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the NIMS Insurer and the Depositor in writing by the Trustee, (e) in the case of the Credit Risk Manager, Risk Management Group, LLC, 60 Sackett Street, Suite 5, Brooklyn, New York 11231, Attention: Charles Cacici, Managing Member, telecopy number (718) 852-6966 or such other address or telecopy number as may hereafter be furnished to the Depositor, the Servicer, the Trustee and the NIMS Insurer and (f) in the case of the NIMS Insurer, if any, the address set forth in the Indenture, or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the Trust Administrator, the Depositor and the Trustee in writing by the NIMS Insurer. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

SECTION 11.06.	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.07.	Notice to Rating Agencies and the NIMS Insurer.

The Trust Administrator shall use its best efforts promptly to provide notice to the Rating Agencies and the NIMS Insurer with respect to each of the following of which it has actual knowledge:

(1)  Any material change or amendment to this Agreement;

(2)  The occurrence of any Servicer Event of Default or Master Servicer Event of Default that has not been cured or waived;

(3)  The resignation or termination of the Master Servicer, the Trust Administrator or the Trustee;

(4)  The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

(5)  The final payment to the Holders of any Class of Certificates;

(6)  Any change in the location of the Collection Account or the Distribution Account;

(7)  Any event that would result in the inability of the Master Servicer to make advances regarding delinquent Mortgage Loans to the same extent the Servicer is required to make such advances as provided in Section 4.03; and

(8)  The filing of any claim under the Servicer’s blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

In addition, the Trust Administrator shall promptly make available to each Rating Agency and the NIMS Insurer copies of each report to Certificateholders described in Section 4.02 and the Master Servicer shall promptly make available to each Rating Agency copies of the following:

(1)  Each annual statement as to compliance described in Section 3.20;

(2)  Each annual independent public accountants’ servicing report described in Section 3.21; and

(3)  Any notice delivered pursuant to Section 7.01.

Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Moody’s Investors Service Inc., 99 Church Street, New York, New York 10004 and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10007, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

SECTION 11.08.	Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 11.09.	Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee, be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans and the Swap Provider in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders and the Swap Provider the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

SECTION 11.10.	Third Party Rights.

Each of the NIMS Insurer and the Swap Provider shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

SECTION 11.11.	Intention of the Parties and Interpretation.

Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.20, 3.21 and 4.06 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the SEC under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties hereto agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as reasonably necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply, to the extent practicable from a timing and information systems perspective and to the extent that the Depositor will pay any increased costs of the Trustee and Trust Administrator caused by such request, with requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

IN WITNESS WHEREOF, the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., as Depositor

By:	/s/ Steven Warjanka
Name:	Steven Warjanka
Title:	Director

By:	/s/ Vadim Khoper
Name:	Vadim Khoper
Title:	Associate Director

WELLS FARGO BANK, N.A., as Master Servicer and Trust Administrator

By:	/s/ Graham Oglesby
Name:	Graham Oglesby
Title:	Assistant Vice President

WELLS FARGO BANK, N.A., as Servicer

By:	/s/ Laurie McGoogan
Name:	Laurie McGoogan
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shannon Rantz
Name:	Shannon Rantz
Title:	Vice President

For purposes of Sections 6.08, 6.09 and 6.10:
RISK MANAGEMENT GROUP, LLC

By: /s/ Charles Cacici
Name: Charles Cacici
Title: President / Managing Member

By: /s/ John Cofiero
Name: John Cofiero
Title: Managing Member

STATE OF NEW YORK	)<?xml:namespace prefix = o />
) ss.:
COUNTY OF NEW YORK	)

On the ___ day of July 2006, before me, a notary public in and for said State, personally appeared ________________________ and ________________________, known to me to be a(n) ________________________ and ________________________, respectively, of Mortgage Asset Securitization Transactions, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_____________________________
Notary Public
[Notarial Seal]

STATE OF       )
) ss.:
COUNTY OF                )

On the ____ day of July 2006, before me, a notary public in and for said State, personally appeared ________________________ known to me to be a(n) ________________________ of Wells Fargo Bank, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________
Notary Public
[Notarial Seal]

STATE OF MARYLAND                   )
) ss.:
COUNTY OF FREDRICK                   )

On the ____ day of July 2006, before me, a notary public in and for said State, personally appeared ________________________ known to me to be a(n) ________________________ of Wells Fargo Bank, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_____________________________
Notary Public
[Notarial Seal]

STATE OF MINNESOTA                  )
)ss.:
COUNTY OF RAMSEY                      )

On the ____ day of July 2006, before me, a notary public in and for said State, personally appeared ________________________, known to me to be a(n) ________________________ of U.S. Bank National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_____________________________
Notary Public
[Notarial Seal]

EXHIBIT A-A-1

FORM OF CLASS A-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02 (c) OF THE AGREEMENT.

Series: 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class A-1 Certificates as of the Issue Date: $ 206,440,000

Denomination: $206,440,000

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

CUSIP: 57645FAA5

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-1 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A-1 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this Certificate shall be deemed to have made the representation Set forth is Section 5.02 (c) of the Pooling & Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator and the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [__], 2006

WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common		__________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________________________________

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-A-2

FORM OF CLASS A-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02 (c) OF THE AGREEMENT.

Series: 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class A-2 Certificates as of the Issue Date: $64,630,000

Denomination: $64,630,000

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

CUSIP: 57645FAB3

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-2 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A-2 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this Certificate shall be deemed to have made the representation Set forth is Section 5.02 (c) of the Pooling & Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [__], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-3

FORM OF CLASS A-3 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02 (c) OF THE AGREEMENT.

Series: 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class A-3 Certificates as of the Issue Date: $69,720,000

Denomination: $69,720,000

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

CUSIP: 57645FAC1

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-3 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A-3 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this Certificate shall be deemed to have made the representation Set forth is Section 5.02 (c) of the Pooling & Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [__], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-A-4

FORM OF CLASS A-4 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02 (c) OF THE AGREEMENT.

Series: 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class A-4 Certificates as of the Issue Date: $26,275,000

Denomination: $26,275,000

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

CUSIP: 57645FAQ0

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-4 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-4 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-4 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A-4 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this Certificate shall be deemed to have made the representation Set forth is Section 5.02 (c) of the Pooling & Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [__], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-M-1

FORM OF CLASS M-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02 (c) OF THE AGREEMENT.

Series: 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-1 Certificates as of the Issue Date: $18,615,000

Denomination: $18,615,000

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

CUSIP: 57645FAD9

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-1 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-1 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this Certificate shall be deemed to have made the representation Set forth is Section 5.02 (c) of the Pooling & Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [__], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-M-2

FORM OF CLASS M-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02 (c) OF THE AGREEMENT.

Series: 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-2 Certificates as of the Issue Date: $17,183,000

Denomination: $17,183,000

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

CUSIP: 57645FAE7

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-2 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-2 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this Certificate shall be deemed to have made the representation Set forth is Section 5.02 (c) of the Pooling & Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [__], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-M-3

FORM OF CLASS M-3 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02 (c) OF THE AGREEMENT.
Series: 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-3 Certificates as of the Issue Date: $10,501,000

Denomination: $10,501,000

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

CUSIP: 57645FAF4

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-3 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-3 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this Certificate shall be deemed to have made the representation Set forth is Section 5.02 (c) of the Pooling & Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [__], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-M-4

FORM OF CLASS M-4 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02 (c) OF THE AGREEMENT.
Series: 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-4 Certificates as of the Issue Date: $9,546,000

Denomination: $9,546,000

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

CUSIP: 57645FAG2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-4 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-4 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this Certificate shall be deemed to have made the representation Set forth is Section 5.02 (c) of the Pooling & Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [__], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-M-5

FORM OF CLASS M-5 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02 (c) OF THE AGREEMENT.
Series: 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-5 Certificates as of the Issue Date: $8,353,000

Denomination: $8,353,000

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

CUSIP: 57645FAH0

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-5 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-5 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-5 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-5 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this Certificate shall be deemed to have made the representation Set forth is Section 5.02 (c) of the Pooling & Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [___], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-M-6

FORM OF CLASS M-6 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02 (c) OF THE AGREEMENT.

Series: 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-6 Certificates as of the Issue Date: $7,637,000

Denomination: $7,637,000

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

CUSIP: 57645FAJ6

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-6 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-6 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-6 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-6 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this Certificate shall be deemed to have made the representation Set forth is Section 5.02 (c) of the Pooling & Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [___], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-M-7

FORM OF CLASS M-7 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02 (c) OF THE AGREEMENT.

Series: 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-7 Certificates as of the Issue Date: $7,398,000

Denomination: $7,398,000

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

CUSIP: 57645FAR8

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-7 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-7 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-7 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-7 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-7 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this Certificate shall be deemed to have made the representation Set forth is Section 5.02 (c) of the Pooling & Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [__], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-M-8

FORM OF CLASS M-8 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02 (c) OF THE AGREEMENT.

Series: 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-8 Certificates as of the Issue Date: $6,205,000

Denomination: $6,205,000

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

CUSIP: 57645FAS6

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-8 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-8 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-8 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-8 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-8 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this Certificate shall be deemed to have made the representation Set forth is Section 5.02 (c) of the Pooling & Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [___], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-M-9

FORM OF CLASS M-9 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES AND THE CLASS M-8 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02 (c) OF THE AGREEMENT.

Series: 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-9 Certificates as of the Issue Date: $5,011,000

Denomination: $5,011,000

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

CUSIP: 57645FAM9

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-9 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-9 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-9 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-9 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-9 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this Certificate shall be deemed to have made the representation Set forth is Section 5.02 (c) of the Pooling & Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [___], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-M-10

FORM OF CLASS M-10 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES AND THE CLASS M-9 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02 (c) OF THE AGREEMENT.

Series: 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-10 Certificates as of the Issue Date: $ 4,057,000

Denomination: $4,057,000

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

CUSIP: 57645FAN7

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-10 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-10 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-10 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-10 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-10 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this Certificate shall be deemed to have made the representation Set forth is Section 5.02 (c) of the Pooling & Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [__], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-M-11

FORM OF CLASS M-11 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES, THE CLASS M-9 CERTIFICATES AND THE CLASS M-10 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02 (c) OF THE AGREEMENT.

Series: 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-11 Certificates as of the Issue Date: $4,773,000

Denomination: $4,773,000

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

CUSIP: 57645FAP2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-11 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-11 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-11 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-11 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-11 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this Certificate shall be deemed to have made the representation Set forth is Section 5.02 (c) of the Pooling & Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [__], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-M-12

FORM OF CLASS M-12 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES, THE CLASS M-9 CERTIFICATES, THE CLASS M-10 CERTIFICATES AND THE CLASS M-11 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02 (c) OF THE AGREEMENT.

Series: 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-12 Certificates as of the Issue Date: $ 4,296,000

Denomination: $4,296,000

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

CUSIP: 57645FAT4

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-12 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-12 Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-12 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-12 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-12 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this Certificate shall be deemed to have made the representation Set forth is Section 5.02 (c) of the Pooling & Servicing Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [__], 2006

WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-CE

FORM OF CLASS CE CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 2006-AM2 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class CE Certificates as of the Issue Date: $6,688,408.42

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Wells Fargo Bank, N.A., as Indenture Trustee under the Indenture, dated as of July 28, 2006, relating to MASTR CI-19 NIM Notes, Series 2006-AM2, is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class CE Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class CE Certificates in a REMIC created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class CE Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class CE Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer, the Trust Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trust Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor, the Servicer and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [__], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-P

FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series: 2006-AM2 Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Certificate Principal Balance of the Class P Certificates as of the Issue Date: $100.00

Denomination: $100.00

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Wells Fargo Bank, N.A., as Indenture Trustee under the Indenture, dated as of July 28, 2006, relating to MASTR CI-19 NIM Notes, Series 2006-AM2, is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class P Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class P Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer, the Trust Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trust Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor, the Servicer and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [__], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-R

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUST ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02 (C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series: 2006-AM2 Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Percentage Interest of the Class R Certificates as of the Issue Date: 100.00%

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that UBS Securities LLC is the registered owner of a Percentage Interest (as specified above) in that certain beneficial ownership interest evidenced by all the Certificates of the Class to which this Certificate belongs created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class R Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer, the Trust Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trust Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor, the Servicer and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trust Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [___], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-RX

FORM OF CLASS R-X CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 AS AMENDED (THE “CODE”).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUST ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02 (C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series: 2006-AM2 Cut-off Date and date of Pooling and Servicing Agreement: July 1, 2006 First Distribution Date: August 25, 2006 No. 1
Aggregate Percentage Interest of the Class R-X Certificates as of the Issue Date: 100.00%

Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.

Trustee: U.S. Bank National Association

Issue Date: July 28, 2006

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that UBS Securities LLC is the registered owner of a Percentage Interest (as specified above) in that certain beneficial ownership interest evidenced by all the Certificates of the Class to which this Certificate belongs created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R-X Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R-X Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class R-X Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Servicer the Trust Administrator, the Trustee, the NIMS Insurer, if any, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee and the NIMS Insurer, if any, without the consent on the Certificateholders or with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights as further set forth in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer, the Trust Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trust Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Trust Administrator, the Depositor, the Servicer and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trust Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R-X Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R-X Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

The Depositor, the Master Servicer, the Trust Administrator, the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July [__], 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Trust Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________________

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee) a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT B

[RESERVED]

EXHIBIT C-1

FORM OF INITIAL CERTIFICATION

[Date]

Mortgage Asset Securitization Transactions, Inc. 1285 Avenue of the Americas New York, New York 10019	U.S. Bank National Association 60 Livingston Avenue EP-MN-WS3D St. Paul, MN 55107 Attn: Structured Finance/MASTR 2006-AM2
Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045

Re:
Pooling and Servicing Agreement, dated as of July 1, 2006, among Mortgage Asset Securitization Transactions, Inc., Wells Fargo Bank, N.A. and U.S. Bank National Association, Mortgage Pass-Through Certificates,
Series 2006-AM2

Ladies and Gentlemen:

Attached is the [Custodian’s] [Trustee’s] preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

The [Custodian] [Trustee] has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The [Custodian] [Trustee] makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File included any of the documents specified in clause (vi) of Section 2.01 of the Pooling and Servicing Agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

[Custodian/ Trustee]

By:
Name:
Title:

EXHIBIT C-2

FORM OF FINAL CERTIFICATION

[Date]

Mortgage Asset Securitization Transactions, Inc. 1285 Avenue of the Americas New York, New York 10019	U.S. Bank National Association 60 Livingston Avenue EP-MN-WS3D St. Paul, MN 55107 Attn: Structured Finance/MASTR 2006-AM2
Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045

Re:
Pooling and Servicing Agreement, dated as of July 1, 2006, among Mortgage Asset Securitization Transactions, Inc., Wells Fargo Bank, N.A. and U.S. Bank National Association, Mortgage Pass-Through Certificates,
 Series 2006-AM2

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as [Custodian’s] [Trustee’s], hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

The [Custodian’s] [Trustee’s] has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The [Custodian’s] [Trustee’s] makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File included any of the documents specified in clause (vi) of Section 2.01 of the Pooling and Servicing Agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

[CUSTODIAN/ TRUSTEE]

By:
Name:
Title:

EXHIBIT C-3

FORM OF RECEIPT OF MORTGAGE NOTE

Mortgage Asset Securitization Transactions, Inc. 1285 Avenue of the Americas New York, New York 10019	U.S. Bank National Association 60 Livingston Avenue EP-MN-WS3D St. Paul, MN 55107 Attn: Structured Finance/ MASTR 2006-AM2
Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045	Wells Fargo Bank, N.A. One Home Campus Des Moines, Iowa 50328-0001

Re:
Pooling and Servicing Agreement, dated as of July 1, 2006,
among Mortgage Asset Securitization Transactions, Inc.,
Wells Fargo Bank, N.A. and U.S. Bank National Association,
Mortgage Pass-Through Certificates, Series
2006-AM2

Ladies and Gentlemen:

Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of July 1, 2006, among Mortgage Asset Securitization Transactions, Inc. as Depositor, Wells Fargo Bank, N.A. as Master Servicer and Trust Administrator (the “Master Servicer” and the “Trust Administrator”), Wells Fargo Bank, N.A. as Servicer (the “Servicer”) and U.S. Bank National Association as Trustee, we hereby acknowledge the receipt of the original Mortgage Notes (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

[TRUSTEE/ CUSTODIAN]

By:
Name:
Title:

EXHIBIT D

FORM OF ASSIGNMENT AGREEMENTS

ASSIGNMENT AND RECOGNITION AGREEMENT

THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated July 28, 2006, (“Agreement”) among UBS Real Estate Securities Inc. (“Assignor”), Mortgage Asset Securitization Transactions, Inc. (“Assignee”) and Aames Capital Corporation (the “Company”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

I. Assignment and Conveyance

The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as “Purchaser,” in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) and (b) except as described below, that certain Master Seller’s Purchase, Warranties and Interim Servicing Agreement dated as of April 1, 2006 as amended (the “Purchase Agreement”), between the Assignor, as initial purchaser (the “Purchaser”) and the Company, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement.

The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

II. Recognition of the Company

From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to MASTR Asset-Backed Securities Trust 2006-AM2 (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2006 (the “Pooling Agreement”), among the Assignee, Wells Fargo Bank, N.A. as master servicer, servicer and trust administrator (including its successors in interest and any successor servicers under the Pooling Agreement, the “Master Servicer”, “Servicer” or “Trust Administrator”) and U.S. Bank National Association, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Trust (including the Trustee, the Trust Administrator, the Master Servicer and the Servicer acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans and (iii) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee, the Trust Administrator, the Master Servicer and the Servicer acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waive or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

III. Representations, Warranties and Covenants

1.  The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

(a)  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement except as has already been obtained; and

(d)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

2.  Pursuant to Section 8.01 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Sections 3.01 and 3.02 of the Purchase Agreement (set forth on Schedule 1), are true and correct as of the date hereof as if such representations and warranties were made on such date, other than the representations and warranties set forth in Section 3.02(c), (d), (e), (g), (i), (n), (r), (v), (hh), (ii) and (ss) which shall be made as of the related Closing Date (as defined in the Purchase Agreement).

3.  In the event that (1) any Mortgage Loan becomes thirty (30) days past due at any time on or prior to the first (1st) day of the fourth (4th) full month following the related Closing Date (as defined in the Purchase Agreement) (each, a "Delinquent Loan"), (2) the Company is notified of such delinquency within sixty (60) days after the date on which such Mortgage Loan becomes a Delinquent Loan, (3) such Delinquent Loan subsequently becomes ninety (90) days past due at any time on or prior to the one-year anniversary of the related Closing Date (as defined in the Purchase Agreement) (each, a “Super Delinquent Loan”) and (4) the Assignor requests that the Company repurchase such Super Delinquent Loan within sixty (60) days of the date on which such Mortgage Loan became a Super Delinquent Loan, then the Company shall repurchase the related Super Delinquent Mortgage Loan; provided that, in lieu of repurchase of such Super Delinquent Loan by Company, at Assignor's option, Assignor and Company may agree to a substitution of another Mortgage Loan for such Super Delinquent Loan. Any such substituted Mortgage Loan will be subject to Assignor acceptability. Any repurchase of a Super Delinquent Loan will be made at the Purchase Price (as defined in Section 2.02 of the Purchase Agreement), provided, that such default has not been cured prior to date of such repurchase. Notwithstanding the foregoing, in no case shall the Company be obligated to repurchase or substitute any Super Delinquent Loan pursuant to this Section 3 if, as a consequence of such repurchase or substitution, the sum of the aggregate Purchase Price paid by the Company and the aggregate principal balance of the Mortgage Loans substituted by the Company, in each case, in connection with this Section 3, would exceed 9.9% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (as defined in the Pooling Agreement).

4.    The Assignor hereby makes the following representations and warranties as of the date hereof:

(a)  Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

(b)  None of the Mortgage Loans are High Cost as defined by any applicable predatory and abusive lending laws;

(c)  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.7 Revised, Appendix E);

(d)  No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(e)  To the best of the Assignor’s knowledge, with respect to the representations and warranties set forth in Section 3.02(c), (d), (e), (g), (i), (n), (r), (v), (hh), (ii) and (ss), nothing has occurred in the period of time from the Closing Date (as defined in the Purchase Agreement) to the date hereof which would cause such representation and warranties to be untrue in any material respect as of the date hereof.

IV. Remedies for Breach of Representations and Warranties

The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee, the Trust Administrator, the Servicer and the Master Servicer acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Section III(1) and III(2) above shall be as set forth in Section 3.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

The Assignor hereby acknowledges and agrees that the remedies available to the Assignee and the Trust (including the Trustee, the Trust Administrator, the Servicer and the Master Servicer acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Assignor set forth in Section III(4) above shall be as set forth in Section 2.03 of the Pooling Agreement as if they were set forth herein (including without limitation the repurchase obligations set forth therein). The Assignor hereby acknowledges and agrees that a breach of any one of the representations set forth in Section III(4) above will be deemed to materially adversely affect the interests of the certificateholders and shall require a repurchase of the affected Mortgage Loan(s).

V. Miscellaneous

5. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

6. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee and the Trust Administrator.

7. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee, the Trust Administrator, the Servicer and the Master Servicer acting on the Trust’s behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

8. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

9. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

10. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

11. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

UBS REAL ESTATE SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

By:
Name:
Title:

By:
Name:
Title:

AAMES CAPITAL CORPORATION

By:
Name:
Title:

EXHIBIT A

Mortgage Loan Schedule

Available Upon Request

SCHEDULE 1

Capitalized terms used herein but not defined in this Schedule 1 shall have the meanings given to such terms in the Purchase Agreement.

Section 3.01 Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Purchaser that as of each Closing Date and as of each Servicing Transfer Date or as of such date specifically provided herein:

(a)  The Company is a corporation duly organized and validly existing under the laws of California. The Company has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon the Company by any such state, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the interim servicing of the Mortgage Loans in accordance with the terms of this Agreement. No licenses or approvals obtained by the Company have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

(b)  The Company has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Confirmation and to conduct its business as presently conducted; the Company has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement and the related Confirmation, and any agreements contemplated hereby, and this Agreement and the related Confirmation and each Assignment of Mortgage to the Purchaser and any agreements contemplated hereby, constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors; and all requisite corporate action has been taken by the Company to make this Agreement, the related Confirmation and all agreements contemplated hereby valid and binding upon the Company in accordance with their terms;

(c)  Neither the execution and delivery of this Agreement, the related Confirmation, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and the related Confirmation will conflict with any of the terms, conditions or provisions of the Company’s charter or by laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject;

(d)  Except as set forth on Schedule One attached hereto, there is no litigation, suit, proceeding or investigation pending or threatened, or any order or decree outstanding, which is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement or the related Confirmation, or which is reasonably likely to have a material adverse effect on the financial condition of the Company;

(e)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement and the related Confirmation, except for consents, approvals, authorizations and orders which have been obtained;

(f)  The consummation of the transactions contemplated by this Agreement and the related Confirmation are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement and the related Confirmation are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(g)  The origination, servicing and collection practices with respect to each Mortgage Note and Mortgage have been legal and in accordance with applicable laws and regulations, and in all material respects in accordance with Accepted Servicing Practices. The Company further represents and warrants that: with respect to escrow deposits and payments that the Company is entitled to collect, all such payments are in the possession of, or under the control of, the Company or its delegate, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made; all escrow payments have been collected and are being maintained in full compliance with applicable state and federal law and the provisions of the related Mortgage Note and Mortgage; as to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable; no escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note; all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note; and any interest required to be paid pursuant to state and local law has been properly paid and credited;

(h)  The Company has not used selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Company’s portfolio at the related Closing Date;

(i)  The Company will treat the transfer of the Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes. The Company shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of such Mortgage Loan by the Purchaser;

(j)  The Company is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. The Company is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws and regulations and no event has occurred which would make the Company unable to comply with eligibility requirements;

(k)  The Company does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement and the related Confirmation applicable to it. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company’s creditors;

(l)  No statement, tape, diskette, form, report or other document prepared by, or on behalf of, the Company pursuant to this Agreement, the related Confirmation or in connection with the transactions contemplated hereby, contains or will contain any statement that is or will be inaccurate or misleading in any material respect. The Company has prudently originated and underwritten each Mortgage Loan;

(m)  The consideration received by the Company upon the sale of the Mortgage Loans constitutes fair consideration and reasonably equivalent value for such Mortgage Loans;

(n)  The Company has delivered to the Initial Purchaser financial statements as to its last two complete fiscal years. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Company and its subsidiaries and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement or the related Confirmation;

(o)  The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans; and

(p)  To the extent that any of the Mortgage Loans are MERS Mortgage Loans, the Company is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

Section 3.02 Representations and Warranties as to Individual Mortgage Loans.

The Company hereby represents and warrants to the Purchaser, as to each Mortgage Loan, as of the related Closing Date and as of the related Servicing Transfer Date as follows:

(a)  The information set forth in the related Mortgage Loan Schedule, including any diskette or other related data tapes sent to the Initial Purchaser, is complete, true and correct in all material respects;

(b)  The Mortgage creates a (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Company to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, in the related Mortgaged Property securing the related Mortgage Note;

(c)  Other than with respect to payments that are less than 30 days past due, all payments due on or prior to the related Closing Date for such Mortgage Loan have been made as of the related Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Company has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; no payment with respect to each Mortgage Loan has been more than 29 days past due during the preceding twelve-month period;

(d)  All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

(e)  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments executed by the Mortgagor(s) which have been recorded to the extent any such recordation is required by law. No instrument of waiver, alteration or modification has been executed except as disclosed to Purchaser by Company and made part of the Mortgage File, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the related Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related title insurance policy, to the extent required by the related policy.

(f)  The Mortgage Note and the Mortgage are not subject to any right of rescission, set off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(g)  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer, against loss by fire, hazards of extended coverage and such other hazards as are generally acceptable to prudent mortgage lenders of subprime mortgage loans in the secondary mortgage market, in an amount representing coverage not less than the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loans, and (ii) the greater of (a) either (1) the outstanding principal balance of the Mortgage Loan with respect to each Mortgage Loan which is indicated by the Company to be a First Lien (as reflected on the Mortgage Loan Schedule) or (2) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the first lien on such Mortgage Loan and the outstanding principal balance of such Second Lien Mortgage Loan, and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer, but in no event greater than the maximum amount permitted under applicable law. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Company and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration, in an amount not less than the amount required by the Flood Disaster Protection Act of 1973, as amended. Such policy was issued by a Qualified Insurer. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(h)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, anti-discrimination, predatory and abusive lending, or disclosure laws applicable to the Mortgage Loan or any related Prepayment Penalty have been complied with in all material respects and the consummation of the transactions contemplated hereby will not involve the violation of any such laws;

(i)  The Mortgage has not been satisfied, canceled or subordinated (other than the subordination of any Second Lien Mortgage Loan to the related First Lien), in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(j)  The related Mortgage is a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Company to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note’s original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (4) with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a First Lien on the Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Company to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein, and the Company has the full right to sell and assign the same to the Purchaser;

(k)  The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles and the Company has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation or negligence with respect to a Mortgage Loan has taken place on the part of the Company or the Mortgagor, or, on the part of any other party involved in the origination or servicing of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(l)  The Company is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, and upon recordation the Purchaser or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Purchaser, the Company will retain the Servicing File in trust for the Purchaser only for the purpose of interim servicing and supervising the interim servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser on the related Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Company had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Company intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of interim servicing the Mortgage Loan as set forth in this Agreement. Either the Mortgagor is a natural person or the Mortgagor is an inter-vivos trust acceptable to Fannie Mae. With respect to each inter-vivos trust, holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated;

(m)  Each Mortgage Loan is covered by an ALTA lender’s title insurance policy issued by a Qualified Insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(1), (2) and (3) above and, with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) clause (4)) the Company, its successors and assigns, as to the first (or, where applicable, second) priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to each Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such policy affirmatively insures ingress and egress to and from the Mortgaged Property. Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Company, its successors and assigns, are the sole insureds of such lender’s title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Company’s interest therein does not require the consent of or notification to the insurer and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and the related Confirmation. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(n)  Other than a Monthly Payment which is less than thirty days past due, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Company nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration. With respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) either no consent for the Mortgage Loan is required by the holder of the First Lien or such consent has been obtained and is contained in the Mortgage File, (iv) to the best of Company’s knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage, and (v) such Second Lien Mortgage Loan is secured by a one- to four-family residence that was (or would be) the principal residence of the Mortgagor upon the origination of the Second Lien Mortgage Loan;

(o)  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

(p)  All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(q)  The Mortgage Loan was originated by or for the Company. The Mortgage Loan complies with all the terms, conditions and requirements of the Company’s Underwriting Standards in effect at the time of origination of such Mortgage Loan. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to Fannie Mae or Freddie Mac, with certain modifications to reflect the subprime nature of the terms of the related Mortgage Loan, which modifications are standard with respect to subprime mortgage loans in the secondary mortgage market and generally acceptable to prudent mortgage lenders. The Mortgage Loan bears interest at the Mortgage Interest Rate set forth in the related Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(r)  The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty, and, except as set forth in the related appraisal, is in good repair. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property. There have not been any condemnation proceedings with respect to the Mortgaged Property and there are no such proceedings scheduled to commence at a future date;

(s)  The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption (other than under the Servicemembers Civil Relief Act) available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(t)  If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale or attempted sale after default by the Mortgagor;

(u)  The Mortgage File contains an appraisal of the related Mortgaged Property which, (a) with respect to each Mortgage Loan secured by a single family home, was on appraisal form 1004, (b) with respect to each Mortgage Loan secured by a condominium, was on appraisal form 1073, or (c) with respect to each Mortgage Loan secured by a 2-4 family home, was on appraisal form 1025 and (d) with respect to (a), (b) and (c) above was signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to Fannie Mae or Freddie Mac;

(v)  All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

(w)  The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above and such collateral does not serve as security for any other obligation unless as disclosed in the related Mortgage Loan Schedule; provided that the Company shall not be required to disclose a lien on the related Mortgaged Property other than the lien of the related Mortgage if such lien is a “carryback”.

(x)  The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;

(y)  The Mortgage Loan does not contain “graduated payment” features and does not have a shared appreciation or other contingent interest feature; no Mortgage Loan contains any buydown provisions;

(z)  No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. Following the date of origination of the Mortgage Loan, the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding, and the Mortgaged Property has not been subject to any bankruptcy or foreclosure proceedings. Other than as set forth in the related Mortgage Loan Schedule and taking into account the subprime nature of the Mortgage Loan, the Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;

(aa)  Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan, or at the end of the related interest-only period with respect to interest-only Mortgage Loans. Except with respect to 40/30 Mortgage Loans, the Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. Except with respect to 40/30 Mortgage Loans, each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof (other than during the interest-only period with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan) and to pay interest at the related Mortgage Interest Rate. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period does not exceed ten (10) years (or such lesser period specified on the Mortgage Loan Schedule) and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization. No Mortgage Loan provides for the capitalization or forbearance of interest. With respect to each Balloon Mortgage Loan, the Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and requires a final Monthly Payment substantially greater than the preceding monthly payment which is sufficient to repay the remaining unpaid principal balance of the Balloon Mortgage Loan at the Due Date of such monthly payment. No Balloon Mortgage Loan has an original stated maturity of less than seven (7) years;

(bb)  No Mortgage Loan is subject to a lender-paid mortgage insurance policy;

(cc)  As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(dd)  The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a cooperative housing corporation erected thereon, or a mobile home. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date or origination no portion of the Mortgaged Property has been used for commercial purposes;

(ee)  Except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a Prepayment Penalty. For any Mortgage Loan originated prior to October 1, 2002 that is subject to a Prepayment Penalty, such prepayment penalty does not extend beyond five years after the date of origination. For any Mortgage Loan originated on or following October 1, 2002 that is subject to a Prepayment Penalty, such prepayment penalty does not extend beyond three years after the date of origination. Any such prepayment penalty is permissible and enforceable in accordance with its terms upon the Mortgagor’s full and voluntary principal prepayment under applicable law. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, (iv) for Mortgage Loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the Mortgagor was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Company shall not impose such prepayment premium in any instance when the Mortgage Loan is accelerated or paid off in connection with the Mortgagor’s failure to make the Monthly Payments;

(ff)  The Mortgaged Property is lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(gg)  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), such condominium or planned unit development project meets the eligibility requirements for condominiums set forth in the Seller’s Underwriting Guidelines;

(hh)  There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(ii)  The Mortgagor has not notified the Company requesting relief under the Soldiers’ and Sailors’ Civil Relief Act of 1940 or the Servicemembers Civil Relief Act, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers’ and Sailors’ Civil Relief Act of 1940 or the Servicemembers Civil Relief Act or any similar state laws;

(jj)  As of the related Closing Date, no Mortgage Loan was in construction or rehabilitation status or has facilitated the trade-in or exchange of a Mortgaged Property;

(kk)  No action has been taken or failed to be taken on or prior to the related Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any insurance policy related to a Mortgage Loan (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud, or for any other reason under such coverage;

(ll)  The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act;

(mm)  If the Mortgage Loan is secured by a leasehold estate: (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; (I) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; (J) the ground lease is assignable or transferable either without restriction, or upon payment of a reasonable fee and delivery of reasonable documentation to the lessor; (K) the ground lease does not contain default provisions that could give rise to forfeiture or termination (other than for non-payment) of the lease without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (L) the ground lease or a memorandum thereof has been recorded and by its terms permits the mortgaging of the related Mortgaged Property; (M) the ground lease protects the mortgagee’s interests in the event of a property condemnation and grants the mortgagee all other standard protection necessary to protect such mortgagee’s security interest; and (N) the use of leasehold estates for residential properties is a widely accepted practice in the jurisdiction in which the Mortgaged Property is located;

(nn)  With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the Mortgagor and no claims will arise as to broker fees that are double charged and for which the Mortgagor would be entitled to reimbursement;

(oo)  With respect to any Mortgage Loan as to which an affidavit has been delivered to the Purchaser certifying that the original Mortgage Note has been lost or destroyed and not been replaced, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note;

(pp)  Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

(qq)  Except as provided in Section 2.06, the Mortgage Note, the Mortgage, the Assignment of Mortgage and the other Mortgage Loan Documents set forth in Exhibit A-1 and required to be delivered on the related Closing Date have been delivered to the Purchaser or its designee all in compliance with the specific requirements of this Agreement. With respect to each Mortgage Loan, the Company is in possession of a complete Mortgage File and Servicing File except for such documents as have been delivered to the Purchaser or its designee;

(rr)  All information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any statement that is or will be inaccurate or misleading in any material respect;

(ss)  There does not exist on the related Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;

(tt)  No Mortgage Loan had a Loan-to-Value Ratio at the time of origination of more than 100% and no Mortgage Loan had a Combined Loan-to-Value Ratio at the time of origination of more than 100%;

(uu)  No Mortgage Loan is (a) subject to, covered by or in violation of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), (b) classified as a “high cost,” “covered,” “high risk home”, “high-rate, high-fee,” “threshold,” or “predatory” loan under HOEPA or any other applicable state, federal or local law, including any predatory or abusive lending laws (or a similarly classified loan using different terminology under a law imposing heightened scrutiny or additional legal liability for a residential mortgage loan having high interest rates, points and/or fees), (c) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current version of Standard & Poor’s LEVELS® Glossary Revised, Appendix E) or (d) in violation of any state law or ordinance comparable to HOEPA;

(vv)  No Mortgagor was required to purchase any credit life, disability, accident, unemployment, property or health insurance product or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit life, disability, unemployment, property, mortgage, accident or health insurance policy in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase or finance single-premium insurance policies or debt cancellation agreements as part of the origination of or as a condition to closing, such Mortgage Loan;

(ww)  Any principal advances made to the Mortgagor prior to the related Closing Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Company to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Data Transmission), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence generally acceptable to prudent lenders of subprime mortgage loans in the secondary mortgage market. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xx)  Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(yy)  [Reserved];

(zz)  With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the related Mortgage Loan Schedule. The related assignment of Mortgage to MERS has been duly and properly recorded;

(aaa)  With respect to each MERS Mortgage Loan, the Company has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(bbb)  Any Mortgaged Property that is considered manufactured housing shall be legally classified as real property, is permanently affixed to a foundation and must assume the characteristics of site-built housing and must otherwise conform to the requirements of Fannie Mae and Freddie Mac, including without limitation the requirement that such manufactured housing will be the principal residence of the Mortgagor upon origination of the Mortgage Loan;

(ccc)  With respect to each Mortgage Loan, the Company has fully and accurately furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and the Company will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis.

(ddd)  The Company has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Company has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(eee)  With respect to each Mortgage Loan which is a Second Lien Mortgage Loan if the related first lien provides for negative amortization, the LTV was calculated at the maximum principal balance of such first lien that could result upon application of such negative amortization feature;

(fff)  No predatory or deceptive lending practices, including but not limited to, the extension of credit to the applicable Mortgagor without regard for said Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to said Mortgagor which has no apparent benefit to said Mortgagor, were employed by the originator of the Mortgage Loan in connection with the origination of the Mortgage Loan;

(ggg)  No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”) or New York Banking Law 6-1. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(hhh)  No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(iii)  The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Under such underwriting methodology at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(jjj)  All points, fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

(kkk)  All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. No Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than any applicable limits under applicable local, state and federal law and regulation;

(lll)  The Company will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Company agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(mmm)  [Reserved];

(nnn)  No Mortgage Loan is a “High-Cost Home Loan” under the New Jersey Home Ownership Security Act of 2002 (the “NJ Act”); and each Mortgage Loan subject to the NJ Act is considered under the NJ Act as, either, a (1) purchase money Home Loan, (2) purchase money Covered Loan (with respect to Mortgage Loans which were originated between November 26, 2003 and July 7, 2004), or (3) a rate/term refinance Home Loan;

(ooo)  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

(ppp)  The Mortgagor has not made or caused to be made any payment in the nature of an “average” or “yield spread premium” to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;

(qqq)  No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with the Massachusetts General Laws Chapter 183, Section 28C) unless (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.50% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an “open-end home loan” (as such term is used in the Massachusetts General Laws Chapter 183, Section 28C or the regulations promulgated in connection therewith) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in the Wall Street Journal plus a margin of one percent; and

(rrr)  With respect to each Mortgage Loan, the Mortgage Loan’s originator offered the Mortgagor mortgage loan products offered by such Mortgage Loan’s originator, or any affiliate of such Mortgage Loan’s originator, for which the Mortgagor qualified.

EXHIBIT E

REQUEST FOR RELEASE

To:         Wells Fargo Bank, N.A.
Attn: Inventory Control
1015 10th Avenue SE
Minneapolis, MN 55414

Re:
Pooling and Servicing Agreement, dated as of July 1, 2006, among
Mortgage Asset Securitization Transactions, Inc., Wells Fargo Bank,
N.A., Wells Fargo Bank, N.A. and U.S. Bank National Association,
Mortgage Pass-Through Certificates, Series 2006-AM2

In connection with the administration of the Mortgage Loans held by you as Custodian pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt of the [Custodian’s] [Trustee’s] Mortgage File Or the Mortgage Loan described below, for the reason indicated.

In addition, all amounts have been received in connection with such payment, repurchase or liquidation and have been credited to the related Collection Account.

Mortgage Loan Number:

Mortgagor Name. Address & Zip Code:

Reason for Requesting Documents (check one):

1.	Mortgage Paid in Full ____

2.	Foreclosure ____

3.	Substitution ____

4.	Other Liquidation (Repurchases, etc.) ____

5.	Nonliquidation Reason: ______________________________________

Address to which Custodian should deliver
the [Custodian's] [Trustee’s] Mortgage File:

By:
(authorized signer)
Issuer:
Address:
Date:
[Custodian] [Trustee]
[Wells Fargo Bank, N.A.]
[Deutsche Bank National Trust Company]

Please acknowledge the execution of the above request by your signature and date below:

_____________________  ___________
Signature    Date

Documents returned to [Custodian][Trustee]:

_____________________  ___________
[Custodian][Trustee] Date

EXHIBIT F-1

FORM OF TRANSFEROR REPRESENTATION LETTER

[Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: Transfer Unit / MASTR 2006-AM2

Re:	MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates, Class ___, representing a ___% Class ___ Percentage Interest

Ladies and Gentlemen:

In connection with the transfer by ________________ (the “Transferor”) to ________________ (the “Transferee”) of the captioned Mortgage Pass-Through certificates (the “Certificates”), the Transferor hereby certifies as follows:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the “1933 Act”), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of July 1, 2006, among Mortgage Asset Securitization Transactions, Inc. as Depositor, Wells Fargo Bank, N.A., as Servicer, Wells Fargo Bank, N.A. as Master Servicer and Trust Administrator and U.S. Bank National Association as Trustee (the “Pooling and Servicing Agreement”), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

Very truly yours,
[Transferor]

By:
Name:
Title:

FORM OF TRANSFEREE REPRESENTATION LETTER

[Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: Transfer Unit / MASTR 2006-AM2

Re:	MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates, Series 2006-AM2, Class ___, representing a ___% Class ___ Percentage Interest

Ladies and Gentlemen:

In connection with the purchase from ______________________ (the “Transferor”) on the date hereof of the captioned trust certificates (the “Certificates”), _______________ (the “Transferee”) hereby certifies as follows:

1. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933 (the “1933 Act”) and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of July 1, 2006, among Mortgage Asset Securitization Transactions, Inc. as Depositor, Wells Fargo Bank, N.A., as Servicer, Wells Fargo Bank, N.A. as Master Servicer and Trust Administrator and U.S. Bank National Association as Trustee, pursuant to which the Certificates were issued.

[TRANSFEREE]

By:
Name:
Title:

ANNEX 1 TO EXHIBIT F-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
[FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and Wells Fargo Bank, N.A., as Trust Administrator, with respect to the Mortgage Pass-Through certificates (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the “Transferee”).

2. In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Transferee owned and/or invested on a discretionary basis $______________________1  in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least

___ BROKER-DEALER. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

3. The term “SECURITIES” as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

___	___	Will the Transferee be purchasing the Certificates
Yes	No	only for the Transferee's own account?

6. If the answer to the foregoing question is “no”, the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated: ___________

Print Name of Transferee

By:
Name:
Title:

1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities. $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

ANNEX 2 TO EXHIBIT F-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and Wells Fargo Bank, N.A., as Trust Administrator, with respect to the Mortgage Pass-Through certificates (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the “Adviser”).

2. In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

____
The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____
The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “FAMILY OF INVESTMENT COMPANIES” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “SECURITIES” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated: __________

Print Name of Transferee or Advisor
By:
Name
Title

IF AN ADVISER:

Print Name of Buyer

FORM OF TRANSFEREE REPRESENTATION LETTER

The undersigned hereby certifies on behalf of the purchaser named below (the “Purchaser”) as follows:

1. I am an executive officer of the Purchaser.

2. The Purchaser is a “qualified institutional buyer”, as defined in Rule 144A, (“Rule 144A”) under the Securities Act of 1933, as amended.

3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of “securities”, computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser __________________________

By:
Name:
Title:

Date of this certificate: ______________

Date of information provided in paragraph 3: ______________

EXHIBIT F-2

FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

1.  The undersigned is an officer of the proposed Transferee of an Ownership Interest in a Class [R] [R-X] Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement, (the “Agreement”), relating to the above-referenced Certificates, dated as of July 1, 2006 (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as servicer (the “Servicer”), Wells Fargo Bank, N.A., master servicer (“the Master Servicer”) and trust administrator (the “Trust Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

2.  The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

3.  The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.  The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.  The Transferee has reviewed the provisions of Section 5.02 (c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02 (c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.  The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.  The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.  The Transferee’s taxpayer identification number is [_____________].

9.  The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

10.  The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.  The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

12.  Check one of the following:

☐  The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i)	the present value of any consideration given to the Transferee to acquire such Certificate;

(ii)	the present value of the expected future distributions on such Certificate; and

(iii)	the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

☐ The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)	the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

(ii)
at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)
the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(iv)
the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

☐ None of the above.

13.  The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 20__.

[OWNER]

By:
Name:
Title:	[Vice] President

ATTEST:

By:
Name:
Title:	[Assistant] Secretary

Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ____ day of __________, 20___.

Notary Public
County of __________________ State of ___________________ My Commission expires:

FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

__________________________, being duly sworn, deposes, represents and warrants as follows:

1.  I am a ____________________ of ____________________________ (the “Owner”), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

2.  The Owner is not transferring the Residual Certificates (the “Residual Certificates”) to impede the assessment or collection of any tax.

3.  The Owner has no actual knowledge that the Person that is the proposed transferee (the “Purchaser”) of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding; and (iii) is not a Permitted Transferee.

4.  The Owner understands that the Purchaser has delivered to the Trust Administrator a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

5.  At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

6.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 20__.

[OWNER]

By:
Name:
Title:	[Vice] President

ATTEST:

By:
Name:
Title:	[Assistant] Secretary

Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ____ day of __________, 20___.

Notary Public
County of __________________ State of ___________________ My Commission expires:

EXHIBIT G

FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

_____________, [2006]

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3D
St. Paul, MN 55107
Attn: Structured Finance/ MASTR 2006-AM2

Re:	MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates, Class

Dear Sirs:

_______________________ (the “Transferee”) intends to acquire from _____________________ (the “Transferor”) $____________ Initial Certificate Principal Balance of MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates, Series 2006-AM2, Class [CE] [P] [R](the “Certificates”), issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of July 1, 2006, among Mortgage Asset Securitization Transactions, Inc. as depositor (the “Depositor”), Wells Fargo Bank, N.A. as master servicer and trust administrator (the “Master Servicer” and the “Trust Administrator”), Wells Fargo Bank, N.A. as servicer (the “Servicer”) and U.S. Bank National Association as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trust Administrator, the Trustee and the Master Servicer that:

The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (any of the foregoing, a “Plan”), (ii) are not being acquired with “plan assets” of a Plan within the meaning of the Department of Labor (“DOL”) regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. ss. 2510.3-101.

Very truly yours,

By:
Name:
Title:

EXHIBIT H

FORM OF REPORT PURSUANT TO SECTION 4.06

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

ANNUAL REPORT

Pursuant to Section 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

FOR FISCAL YEAR ENDED ________________

COMMISSION FILE NUMBER: 333-_______

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
(as depositor under the Pooling and Servicing Agreement,
dated as of July 1, 2006, providing for the issuance of
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AM2)

Mortgage Asset Securitization Transactions, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	[__]
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1285 Avenue of the Americas New York, New York 10019	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: [___]

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

X   YES  ___No
Item 1. Business:

Not applicable

Item 2. Properties:

Not applicable

Item 3. Legal Proceedings:

None

Item 4. Submission of Matters to a Vote of Security-Holders

None

Item 5. Market for Registrant's Common Equity and Related Stockholder Matters

To the best knowledge of the registrant there is no established public trading market for the certificates.

There are approximately _____ holders of record as of the end of the reporting year.

Item 6. Selected Financial Data.

Not applicable.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Not applicable

Item 8. Financial Statements and Supplementary Data.

Not applicable.

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None

Item 10.

Not applicable

Item 11. Executive Compensation

Not applicable

Item 12. Security Ownership of Certain Beneficial Owners and Management

Not applicable

Item 13. Certain Relationships and Related Transactions

Not applicable

Item 14. Exhibits, Financial Statement Schedules, and Reports on Form 8-K

a)  The company filed on Form 8-K, separately for each distribution date, the distribution of funds related to the trust for each of the following distribution dates:

Distribution Date                         Form 8-K Filing Date
_________________   ________________
_________________   ________________
_________________   ________________

b)  99.1  Annual Report of Independent Public Accountants' as to o master servicing activities or servicing activities, as applicable

(a) Wells Fargo Bank, N.A., as Master Servicer

99.2  Annual Statement of Compliance with obligations under the Pooling and Servicing Agreement or servicing agreement, as applicable, of:

(a) Wells Fargo Bank, N.A., as Master Servicer

Such document (i) is not filed herewith since such document was not received by the Reporting Person at least three business days prior to the due date of this report; and (ii) will be included in an amendment to this report on Form 10-K/A to be filed within 30 days of the Reporting Person's receipt of such document.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: ___________

Mortgage Asset Securitization Transactions, Inc., by Wells Fargo Bank, N.A., as Trust Administrator for MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates

By:
Name:
Title:
Company:

EXHIBIT I

FORM OF LOST NOTE AFFIDAVIT

Loan #: ____________
BORROWER: _____________

LOST NOTE AFFIDAVIT

I, as ____________________ of ______________________, a _______________ corporation am authorized to make this Affidavit on behalf of _____________________ (the “Seller”). In connection with the administration of the Mortgage Loans held by ____________________, a _________________ corporation as Seller on behalf of Mortgage Asset Securitization Transactions, Inc. (the “Purchaser”), _____________________ (the “Deponent”), being duly sworn, deposes and says that:

1. The Seller's address is:                                   _____________________
_____________________
_____________________

2.	The Seller previously delivered to the Purchaser a signed Initial Certification with respect to such Mortgage and/or Assignment of Mortgage;

3.            Such Mortgage Note and/or Assignment of Mortgage was assigned or sold to the Purchaser by ________________________, a ____________ corporation  pursuant to the terms and provisions of a Mortgage Loan Purchase Agreement dated as of __________ __, _____;

4.	Such Mortgage Note and/or Assignment of Mortgage is not outstanding pursuant to a request for release of Documents;

5.	Aforesaid Mortgage Note and/or Assignment of Mortgage (the “Original”) has been lost;

6.	Deponent has made or caused to be made a diligent search for the Original and has been unable to find or recover same;

7.	The Seller was the Seller of the Original at the time of the loss; and

8.	Deponent agrees that, if said Original should ever come into Seller's possession, custody or power, Seller will immediately and without consideration surrender the Original to the Purchaser.

9.
Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or Deed of Trust (strike one) which secures the Note, which Mortgage or Deed of Trust is recorded in the county where the property is located.

10. Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney's fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that has already purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the “Losses”) and (b) if required by any Rating Agency in connection with placing such Lost Note into a Pass-Through Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost Note.

11. This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. _____________________, a ______________ corporation represents and warrants that is has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this ____ day, of ___________ ______.

SELLER

By:
Name:
Title:

On this _____ day of ________, _____, before me appeared _________________ to me personally known, who being duly sworn did say that he is the _____________________ of ____________________ a ______________ corporation and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said corporation.

Signature:

[Seal]

EXHIBIT J-1

FORM CERTIFICATION TO BE PROVIDED BY THE MASTER SERVICER
WITH FORM 10-K

Certification

I, [identify the certifying individual], certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [identify issuing entity] (i.e., the name of the specific deal to which this certification relates rather than just the name of the Depositor)] (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.  I am responsible for reviewing the activities performed by the servicer and based on my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer has fulfilled its obligations under the servicing agreement; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [_________________].

WELLS FARGO BANK, N.A.

By:
Name:
Title:
Date:

EXHIBIT J-2

FORM OF CERTIFICATION TO BE PROVIDED TO MASTER SERVICER BY THE SERVICER

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

Re:
Pooling and Servicing Agreement, dated as of July 1, 2006, among Mortgage
Asset Securitization Transactions, Inc., Wells Fargo Bank, N.A., U.S. Bank
National Association and Wells Fargo Bank, N.A (the “Agreement”)

Wells Fargo Bank, N.A., as Servicer hereby certifies to the Master Servicer that:

(A)  I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the Depositor pursuant to the Agreement (collectively, the “Company Servicing Information”);

(B)  Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(C)  Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor;

(D)  I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(E)  The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the Depositor. Any material instances of noncompliance described in such reports have been disclosed to the Depositor. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________

By: _______________________________
Name:
Title:

EXHIBIT K

FORM OF CAP CONTRACT

ASSIGNMENT AGREEMENT

UBS AG has entered into the transaction listed on Attachment 1 hereto with Reference Number 37415498 (the “Old Transaction”) with UBS Real Estate Securities, Inc. (“UBS Real Estate”).

For valuable consideration, receipt of which is hereby acknowledged, UBS Real Estate hereby assigns, transfers and sets over effective 28 July 2006 unto Mortgage Asset Securitization Transactions Inc. (“MASTR”), without recourse all of its rights, title and interest in and to the Old Transaction and UBS Real Estate hereby gives MASTR and its assigns full power and authority for its or their own uses and benefit, but at its or their own cost, to demand, collect, receive and give acquittance for the same or any part of thereof, and to prosecute or withdraw any suits or proceedings therefore. UBS AG hereby consents to the assignment of the Old Transaction to MASTR as herein provided.

Upon the effectiveness of such assignment, for valuable consideration, receipt of which is hereby acknowledged, MASTR hereby assigns, transfers and sets over effective 28 July 2006 unto Wells Fargo Bank, N.A., not individually, but solely as trustee on behalf of the Supplemental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2 (the “Trust”), without recourse, all of its rights, title and interest in and to the Old Transaction (as so assigned and transferred, referenced by UBS AG as a new transaction with Reference Number 37418501 as listed on Attachment 2 hereto and referred to as the “New Transaction”) and MASTR hereby gives the Trust and its assigns full power and authority for its or their own uses and benefit, but at its or their own cost, to demand, collect, receive and give acquittance for the same or any part of thereof, and to prosecute or withdraw any suits or proceedings therefor. UBS AG hereby consents to the assignment of the New Transaction to the Trust as herein provided, with the understanding that the provisions labeled “Additional Provisions” in the confirmation relating to the New Transaction shall become effective upon the assignment to the Trust.

Each party hereby represents and warrants to the other that the execution, delivery and performance of this Assignment Agreement by it are within its powers, and have been duly authorized by all necessary corporate or other action and that this Assignment Agreement constitutes its legal, valid and binding obligation.

This Assignment Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

IN WITNESS WHEREOF, the parties have duly executed this Assignment Agreement as of the date first written above.

UBS AG		UBS REAL ESTATE SECURITIES, INC.
By:		By:
Name:	Christopher Dingle	Name:
Title:	Associate Director	Title:

By:		By:
Name:	Jonathan McTernan	Name:
Title:	Associate Director	Title:

MORTGAGE ASSET SECURITIZATION TRANSACTIONS INC.
Wells Fargo Bank, N.A., not individually, but solely as trustee on behalf of the Supple-mental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2

By:		By:
Name:		Name:
Title:		Title:

IN WITNESS WHEREOF, the parties have duly executed this Assignment Agreement as of the date first written above.

UBS AG		UBS REAL ESTATE SECURITIES, INC.
By:		By:
Name:	Christopher Dingle	Name:
Title:	Associate Director	Title:

By:		By:
Name:	Jonathan McTernan	Name:
Title:	Associate Director	Title:

MORTGAGE ASSET SECURITIZATION TRANSACTIONS INC.
Wells Fargo Bank, N.A., not individually, but solely as trustee on behalf of the Supple-mental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2

By:		By:
Name:		Name:
Title:		Title:

By:
Name:
Title:

Attachment 1

[LOGO]

Date:	28 July 2006

To:	UBS Real Estate Securities, Inc. (“Counterparty”)

Attention:	Swaps Administration

From:	UBS AG, London Branch (“UBS AG”)

Subject:	Interest Rate Cap Transaction UBS AG Ref: 37415498

Dear Sirs

The purpose of this communication is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below. This Confirmation constitutes a “Confirmation” as referred to in the Master Agreement or Agreement specified below.

The definitions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between any of the definitions listed above and this Confirmation, this Confirmation will govern.

If you and we are parties to a master agreement that governs transactions of this type (whether in the form of the ISDA Master Agreement (Multicurrency-Cross Border)(the “ISDA Form”) or any other form (a “Master Agreement”), then this Confirmation will supplement, form a part of, and be subject to that Master Agreement. If you and we are not parties to such a Master Agreement, then you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Form, with such modifications as you and we will in good faith agree. Upon the execution by you and us of such an agreement, this Confirmation will supplement, form a part of and be subject to and governed by that agreement, except as expressly modified below. Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a “Confirmation”) confirming transactions (each a “Transaction”) entered into between us (notwithstanding anything to the contrary in a confirmation), shall supplement, form apart of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule except for the election of the laws of New York as the Governing Law and U.S. Dollars as the Termination Currency) on the Trade Date of the first Transaction between us (hereinafter the “Agreement”). In the event of any inconsistency between the provisions of any such Agreement and this Confirmation, this Confirmation will prevail for the purposes of this Transaction.

The terms of the particular Cap Transaction to which this Confirmation relates are as follows:

General Terms

Trade Date:	28 July 2006

Effective Date	25 January 2007

Termination Date:	25 July 2011, subject to adjustment in accordance with the Modified Following Business Day Convention.

Calculation Amount:	Initially USD 10,904,000.00, amortizing as per Amortizing Schedule below

Amortization Schedule:
Period From	Period To	Calculation Amount (USD)
Effective Date	25-Feb-2007	10,904,000.00
25-Feb-2007	25-Mar-2007	13,644,000.00
25-Mar-2007	25-Apr-2007	16,588,000.00
25-Apr-2007	25-May-2007	19,698,000.00
25-May-2007	25-Jun-2007	22,516,000.00
25-Jun-2007	25-Jul-2007	25,056,000.00
25-Jul-2007	25-Aug-2007	27,337,000.00
25-Aug-2007	25-Sep-2007	29,377,000.00
25-Sep-2007	25-Oct-2007	31,192,000.00
25-Oct-2007	25-Nov-2007	32,798,000.00
25-Nov-2007	25-Dec-2007	34,209,000.00
25-Dec-2007	25-Jan-2008	35,440,000.00
25-Jan-2008	25-Feb-2008	36,504,000.00
25-Feb-2008	25-Mar-2008	37,430,000.00
25-Mar-2008	25-Apr-2008	40,777,000.00
25-Apr-2008	25-May-2008	43,236,000.00
25-May-2008	25-Jun-2008	44,924,000.00
25-Jun-2008	25-Jul-2008	45,961,000.00
25-Jul-2008	25-Aug-2008	46,450,000.00
25-Aug-2008	25-Sep-2008	45,962,000.00
25-Sep-2008	25-Oct-2008	45,397,000.00
25-Oct-2008	25-Nov-2008	44,771,000.00
25-Nov-2008	25-Dec-2008	44,094,000.00
25-Dec-2008	25-Jan-2009	43,371,000.00
25-Jan-2009	25-Feb-2009	42,610,000.00
25-Feb-2009	25-Mar-2009	41,815,000.00
25-Mar-2009	25-Apr-2009	40,993,000.00
25-Apr-2009	25-May-2009	40,148,000.00
25-May-2009	25-Jun-2009	39,287,000.00
25-Jun-2009	25-Jul-2009	38,412,000.00
25-Jul-2009	25-Aug-2009	37,527,000.00
25-Aug-2009	25-Sep-2009	36,635,000.00
25-Sep-2009	25-Oct-2009	35,740,000.00
25-Oct-2009	25-Nov-2009	34,843,000.00
25-Nov-2009	25-Dec-2009	33,949,000.00
25-Dec-2009	25-Jan-2010	33,059,000.00
25-Jan-2010	25-Feb-2010	32,175,000.00
25-Feb-2010	25-Mar-2010	31,298,000.00
25-Mar-2010	25-Apr-2010	30,429,000.00
25-Apr-2010	25-May-2010	29,571,000.00
25-May-2010	25-Jun-2010	28,726,000.00
25-Jun-2010	25-Jul-2010	27,893,000.00
25-Jul-2010	25-Aug-2010	27,074,000.00
25-Aug-2010	25-Sep-2010	26,268,000.00
25-Sep-2010	25-Oct-2010	25,478,000.00
25-Oct-2010	25-Nov-2010	24,703,000.00
25-Nov-2010	25-Dec-2010	23,943,000.00
25-Dec-2010	25-Jan-2011	23,200,000.00
25-Jan-2011	25-Feb-2011	22,474,000.00
25-Feb-2011	25-Mar-2011	21,764,000.00
25-Mar-2011	25-Apr-2011	21,071,000.00
25-Apr-2011	25-May-2011	20,395,000.00
25-May-2011	25-Jun-2011	19,737,000.00
25-Jun-2011	Termination Date	19,095,000.00

The dates in the above schedule with the exception of the Effective Date will be subject to adjustment in accordance with the Modified Following Business Day Convention.

Seller of the Cap:	UBS AG

Buyer of the Cap:	Counterparty

Calculation Agent:	UBS AG, unless otherwise specified in the schedule to the Master Agreement

Business Days:	New York

Broker:	None

Fixed Amounts

Fixed Rate Payer:	Counterparty

Fixed Amount:	N/A

Fixed Rate Payer Payment Date:	N/A

Business Day Convention:	Not Applicable

Floating Amounts

Floating Rate Payer:	UBS AG

Cap Rate:	5.60 percent per annum

Floating Amount:	To be determined in accordance with the following formula: Greater of (1) Calculation Amount * Floating Rate Day Count Fraction * (Floating Rate Option - Cap Rate) and (2) 0
Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One Month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Floating Rate Payer End Dates:
25 January, 25 February, 25 March, 25 April, 25 May, 25 June, 25 July, 25 August, 25 September, 25 October, 25 November and 25 December, in each year, from and including 25 February 2007, up to and including the Termination Date, subject to adjustment in accordance with the Business Day Convention specified immediately below.

Floating Rate Payer Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Dates shall be two Business Days prior to each Floating Rate Payer Period End Date.

Business Day Convention:	Modified Following

Relationship Between Parties

Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (in the absence of a written Agreement between the parties which expressly imposes affirmative obligations to the contrary for this Transaction):

(a)
Non-Reliance. UBS AG is acting for its own account, and has made its own independent decision to enter into this Transaction. The Counterparty is acting on behalf of the Trust and has been instructed to enter into this Transaction, and this such Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanation relating to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(b)
Assessment and Understanding. Each party is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of this Transaction. Each party is also capable of assuming and assumes, the risks of this Transaction.

(c)	Status of the Parties. Neither party is acting as a fiduciary for or as an adviser to the other in respect of this Transaction.

References in this clause to “a party” shall, in the case of UBS AG and where the context so allows, include references to any affiliate of UBS AG.

Account Details for UBS AG:
Currency:	USD
Correspondent Bank:	UBS AG, STAMFORD BRANCH
Swift Address:	UBSWUS33XXX
Favour:	UBS AG LONDON BRANCH
Swift Address:	UBSWGB2LXXX
Account No:	101-wa-140007-000
Further Credit To:
Swift Address:
Account No:

Offices
(a)	The office of UBS AG for the Interest Rate Cap Transaction is London; and
(b)	The office of Counterparty for the Interest Rate Cap Transaction is New York.

Contact Names at UBS AG:
Payment Inquiries	Elisa Doctor	Email:
		DL-USOTCRATES-SETTS@ubs.com
Pre Value Payments:	Pre Value Payment Investigations:	203.719-1110
Post Value Payments:	Post Value Payment Investigations:	203.719.1110
Confirmation Queries:	Confirmation Control:	203.719.3733
ISDA Documentation:	Legal	203.719.4747
Swift:	UBSWGB2L
Fax:	(44) 20 7567 2685/2990
Address:	UBS AG
	100 Liverpool Street
	London EC2M 2RH

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter or facsimile substantially similar to this letter, which letter or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms or by sending to us a return letter or facsimile in the form attached.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Yours Faithfully
For and on Behalf of
UBS AG, London Branch

By:		By:
Name:	Christopher Dingle	Name:	Jonathan McTernan
Title:	Associate Director	Title:	Associate Director

Acknowledged and Agreed by UBS Real Estate Securities, Inc. as of the date first written above:

By:	By:
Name:	Name:
Title:	Title:

UBS AG London Branch, 1 Finsbury Avenue, London, EC2M 2PP
UBS AG is a member of the London Stock Exchange and is regulated in the UK by the Financial Services Authority.
Representatives of UBS Limited introduce trades to UBS AG via UBS Limited.

Attachment 2

[LOGO]

Date:	28 July 2006

To:
Wells Fargo Bank, N.A., not individually, but solely as trustee on behalf of the Supplemental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2 (“Counterparty”)

Attention:	Swaps Administration

From:	UBS AG, London Branch (“UBS AG”)

Subject:	Interest Rate Cap Transaction UBS AG Ref: 37418501
Dear Sirs:

The purpose of this communication is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below. This Confirmation constitutes a “Confirmation” as referred to in the Master Agreement or Agreement specified below.

The definitions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between any of the definitions listed above and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 28 July 2006 as amended and supplemented from time to time (the “Agreement”), between Counterparty and UBS AG. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Cap Transaction to which this Confirmation relates are as follows:

General Terms

Trade Date:	28 July 2006

Effective Date	25 January 2007

Termination Date:	25 July 2011, subject to adjustment in accordance with the Modified Following Business Day Convention.

Calculation Amount:	Initially 43,616.00 amortizing as per Amortizing Schedule below

Amortization Schedule:
Period From	Period To	Calculation Amount
Effective Date	25-Feb-2007	43,616.00
25-Feb-2007	25-Mar-2007	54,576.00
25-Mar-2007	25-Apr-2007	66,352.00
25-Apr-2007	25-May-2007	78,792.00
25-May-2007	25-Jun-2007	90,064.00
25-Jun-2007	25-Jul-2007	100,224.00
25-Jul-2007	25-Aug-2007	109,348.00
25-Aug-2007	25-Sep-2007	117,508.00
25-Sep-2007	25-Oct-2007	124,768.00
25-Oct-2007	25-Nov-2007	131,192.00
25-Nov-2007	25-Dec-2007	136,836.00
25-Dec-2007	25-Jan-2008	141,760.00
25-Jan-2008	25-Feb-2008	146,016.00
25-Feb-2008	25-Mar-2008	149,720.00
25-Mar-2008	25-Apr-2008	163,108.00
25-Apr-2008	25-May-2008	172,944.00
25-May-2008	25-Jun-2008	179,696.00
25-Jun-2008	25-Jul-2008	183,844.00
25-Jul-2008	25-Aug-2008	185,800.00
25-Aug-2008	25-Sep-2008	183,848.00
25-Sep-2008	25-Oct-2008	181,588.00
25-Oct-2008	25-Nov-2008	179,084.00
25-Nov-2008	25-Dec-2008	176,376.00
25-Dec-2008	25-Jan-2009	173,484.00
25-Jan-2009	25-Feb-2009	170,440.00
25-Feb-2009	25-Mar-2009	167,260.00
25-Mar-2009	25-Apr-2009	163,972.00
25-Apr-2009	25-May-2009	160,592.00
25-May-2009	25-Jun-2009	157,148.00
25-Jun-2009	25-Jul-2009	153,648.00
25-Jul-2009	25-Aug-2009	150,108.00
25-Aug-2009	25-Sep-2009	146,540.00
25-Sep-2009	25-Oct-2009	142,960.00
25-Oct-2009	25-Nov-2009	139,372.00
25-Nov-2009	25-Dec-2009	135,796.00
25-Dec-2009	25-Jan-2010	132,236.00
25-Jan-2010	25-Feb-2010	128,700.00
25-Feb-2010	25-Mar-2010	125,192.00
25-Mar-2010	25-Apr-2010	121,716.00
25-Apr-2010	25-May-2010	118,284.00
25-May-2010	25-Jun-2010	114,904.00
25-Jun-2010	25-Jul-2010	111,572.00
25-Jul-2010	25-Aug-2010	108,296.00
25-Aug-2010	25-Sep-2010	105,072.00
25-Sep-2010	25-Oct-2010	101,912.00
25-Oct-2010	25-Nov-2010	98,812.00
25-Nov-2010	25-Dec-2010	95,772.00
25-Dec-2010	25-Jan-2011	92,800.00
25-Jan-2011	25-Feb-2011	89,896.00
25-Feb-2011	25-Mar-2011	87,056.00
25-Mar-2011	25-Apr-2011	84,284.00
25-Apr-2011	25-May-2011	81,580.00
25-May-2011	25-Jun-2011	78,948.00
25-Jun-2011	Termination Date	76,380.00

The dates in the above schedule with the exception of the Effective Date will be subject to adjustment in accordance with the Modified Following Business Day Convention.

Seller of the Cap:	UBS AG

Buyer of the Cap:	Counterparty

Calculation Agent:	UBS AG, unless otherwise specified in the schedule to the Master Agreement

Business Days:	New York

Broker:	None

Fixed Amounts

Fixed Rate Payer:	Counterparty

Fixed Amount:	Not Applicable

Fixed Rate Payer Payment Date:	Not Applicable

Business Day Convention:	Not Applicable

Floating Amounts

Floating Rate Payer:	UBS AG

Cap Rate:	5.60 percent per annum

Floating Amount:	To be determined in accordance with the following formula: Greater of (1) 250 * Calculation Amount * Floating Rate Day Count Fraction * (Floating Rate Option - Cap Rate) and (2) 0

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One Month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Floating Rate Payer End Dates:
25 January, 25 February, 25 March, 25 April, 25 May, 25 June, 25 July, 25 August, 25 September, 25 October, 25 November and 25 December, in each year, from and including 25 February 2007, up to and including the Termination Date, subject to adjustment in accordance with the Business Day Convention specified immediately below.

Floating Rate Payer Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Dates shall be two Business Days prior to each Floating Rate Payer Period End Date.

Business Day Convention:	Modified Following

Relationship Between Parties

Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (in the absence of a written Agreement between the parties which expressly imposes affirmative obligations to the contrary for this Transaction):

(a)
Non-Reliance. Each party is acting for its own account, and has made its own independent decisions to enter into this Transaction and this such Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanation relating to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction.

No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(b)
Assessment and Understanding. Each party is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of this Transaction. Each party is also capable of assuming and assumes, the risks of this Transaction.

(c)	Status of the Parties. Neither party is acting as a fiduciary for or as an adviser to the other in respect of this Transaction.

(d)	Eligible Contract Participant. Each party constitutes an “eligible contract participant” as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.

Fully-Paid Transactions. Notwithstanding the terms of Sections 5 and 6 of the ISDA Master Agreement, (a) the occurrence of an event described in Section 5(a) of the Form Master Agreement with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) UBS AG shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Master Agreement with respect to UBS AG as the Affected Party or Section 5(b)(iii) of the ISDA Master Agreement with respect to UBS AG as the Burdened Party.

References in this clause to “a party” shall, in the case of UBS AG and where the context so allows, include references to any affiliate of UBS AG.

Account Details for UBS AG:
Currency:	USD
Correspondent Bank:	UBS AG, STAMFORD BRANCH
Swift Address:	UBSWUS33XXX
Favour:	UBS AG LONDON BRANCH
Swift Address:	UBSWGB2LXXX
Account No:	101-wa-140007-000
Further Credit To:
Swift Address:
Account No:

Offices
(a)	The office of UBS AG for the Interest Rate Cap Transaction is London; and
(b)	The office of Counterparty for the Interest Rate Cap Transaction is New York

Contact Names at UBS AG:
Payment Inquiries	Elisa Doctor	Email:
		DL-USOTCRATES-SETTS@ubs.com
Pre Value Payments:	Pre Value Payment Investigations:	203.719-1110
Post Value Payments:	Post Value Payment Investigations:	203.719.1110
Confirmation Queries:	Confirmation Control:	203.719.3733
ISDA Documentation:	Legal	203.719.4747
Swift:	UBSWGB2L
Fax:	(44) 20 7567 2685/2990
Address:	UBS AG
	100 Liverpool Street
	London EC2M 2RH

Contact Info:
Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attn. Client Manager MA13S 2006-AM2
(p) 410.884.2000
(f) 410.715.2380

Wiring Instructions:
Wells Fargo Bank, NA
San Francisco, CA
ABA #: 121000-248
Acct #: 3970771416
Acct Name: SAS Clearing
For Further Credit: Account # 50937003

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter or facsimile substantially similar to this letter, which letter or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms or by sending to us a return letter or facsimile in the farm attached.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument_

Yours Faithfully
For and on Behalf of
UBS AG, London Branch

By:		By:
Name:	Christopher Dingle	Name:	Jonathan McTernan
Title:	Associate Director	Title:	Associate Director

Acknowledged and Agreed by Wells Fargo Bank, N.A-, not individually, but solely as trustee on behalf of the Supplemental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2PQ6-AM2 as of the date first written above:

By:
Name:
Title:

UBS AO London Branch, 1 Finsbury Avenue, London, EC2M 2PP
UBS AG is a member of the London Stock Exchange and is regulated in the UK by the Financial Services Authority.
Representatives of USS Limited introduce trades to UBS AG via UBS Limited.

(Multicurrency-Cross Border)
ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of July 28, 2006

UBS AG	and
WELLS FARGO BANK, N.A., not individually, but solely as trustee on behalf of the Supplemental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency.  In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purposes of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

UBS AG
WELLS FARGO BANK, N.A., not individually, but solely as trustee on behalf of the Supplemental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2

By:________________________________	By:_______________________________
Name:	Name:
Title:	Title:
Date:	Date:

By:________________________________
Name:
Title:
Date:

(Multicurrency-Cross Border)
UBS Draft: Revised July 27, 2006

SCHEDULE
to the
Master Agreement
dated as of July 28, 2006

between

UBS AG (“Party A”),
a banking corporation organized under the laws of Switzerland

and

WELLS FARGO BANK, N.A., not individually, but solely as trustee on behalf of the Supplemental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2 (“Party B”)

Part 1. Termination Provisions

In this Agreement:-

(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v), Not applicable.
Section 5(a)(vi), Not applicable.
Section 5(a)(vii), Not applicable.
Section 5(b)(iv), Not applicable.

and in relation to Party B for the purpose of:

Section 5(a)(v), Not applicable.
Section 5(a)(vi), Not applicable.
Section 5(a)(vii), Not applicable.
Section 5(b)(iv), Not applicable.

(b)	“Specified Transaction” will not apply to Party A and will not apply to Party B.

(c)	The “Breach of Agreement” provisions of Section 5(a)(ii) will not apply to Party A or Party B.

(d)	The “Credit Support Default” provisions of Section 5(a)(iii) will not apply to Party A or Party B.

(e)	The “Misrepresentation” provisions of Section 5(a)(iv) will not apply to Party A or Party B.

(f)	“Default under Specified Transaction” is not applicable to Party A or Party B for any purpose, and, accordingly, Section 5(a)(v) will not apply to Party A or Party B.

(g)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to Party A and will not apply to Party B.

(h)	The “Bankruptcy” provision of Section 5(a)(vii)(2) will not apply to Party B.

(i)	The “Merger Without Assumption” provision of Section 5(a)(viii) will not apply to Party B.

(j)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(k)	The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

(l)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement, Market Quotation and the Second Method will apply.

(m)	“Termination Currency” means United States Dollars (“USD”).

(n)	Additional Termination Event will apply to Party A and to Party B as follows:

(i) Each of the following events shall be an Additional Termination Event with respect to Party B and Party B shall be the sole Affected Party with respect thereto:

1.	The Trust, at any time, terminates;

2.
The Pooling and Servicing Agreement dated as of July 1, 2006 among Mortgage Asset Securitization Transactions, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Trust Administrator, Wells Fargo Bank, N.A., a national banking association, as Servicer, and U.S. Bank National Association, as Trustee (the “Pooling and Servicing Agreement”) or any related documents as described in the Pooling and Servicing Agreement (collectively, the “Transaction Documents”) are amended or modified without the prior written consent of Party A (where such consent is required under the Pooling and Servicing Agreement) (such consent not to be unreasonably withheld or delayed), if such amendment or modification adversely affects, in any material respect, the interests of Party A; and

3.
The majority holder of the Class CE Certificates, the Master Servicer or the NIMS Insurer, if any, exercise the option to purchase the Mortgage Loans pursuant to Section 9.01 of the Pooling and Servicing Agreement; provided, however, that notwithstanding Section 6(b)(iv) of this Agreement (i) in respect of the swap Transaction hereunder, either party may designate an Early Termination Date in respect of this Additional Termination Event and (ii) in respect of the cap Transaction hereunder, only Party B may designate an Early Termination Date hereunder; provided, further, that any such Early Termination Date shall not be prior to the final Distribution Date.

(ii) If a Rating Agency Downgrade or a Subsequent Rating Agency Downgrade has occurred and Party A has not within the applicable time frame specified below in Part 5(n) of this Schedule, complied with the applicable terms of Part 5(n) of this Schedule, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(iii)  If, upon the occurrence of a Swap Disclosure Event (as defined below in Part 5(q) of this Schedule) Party A has not, within 10 business days (after giving effect to any grace period applicable to the relevant filing) after such Swap Disclosure Event, complied with any of the provisions set forth in Part 5(q) of this Schedule, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

Part 2. Tax Representations.

(a)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:-

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6(d)(ii) and 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) and 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations.

For the purpose of Section 3(f) of this Agreement, neither Party A nor Party B makes any representations.

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-

(a) Tax forms, documents or certificates to be delivered are:-
Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A
With respect to each Transaction that is entered into under this Agreement through an Office of Party A that is located in the U.S., one duly executed and completed U.S. Internal Revenue Service Form W-8ECI (or successor thereto).

(i)  (i) Upon execution and delivery of this Agreement, with such form to be updated at the beginning of each succeeding three calendar year period beginning after execution of this Agreement, or as otherwise required under then applicable U.S. Treasury Regulations; (ii) promptly upon reasonable demand by Party B;
and (iii) promptly upon learning that any Form W-8ECI (or any successor thereto) has become obsolete or incorrect.

Party A
With respect to each Transaction that is entered into under this Agreement through an Office of Party A that is not located in the U.S., one duly executed and completed U.S. Internal Revenue Service Form W-8BEN (or successor thereto).

(i) Upon execution and delivery of this Agreement, with such form to be updated at the beginning of each succeeding three calendar year period beginning after execution of this Agreement, or as otherwise required under then applicable U.S. Treasury Regulations; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any Form W-8BEN (or any successor thereto) has become obsolete or incorrect.

Party B	Relevant completed and executed U.S. Internal Revenue Service Forms from each of the beneficial owners of the trust Counterparty.
(i) Upon execution and delivery of this Agreement, (ii) promptly upon reasonable demand by Party A, and (iii) promptly upon learning that any such Form previously provided by Party B has become obsolete or incorrect.

(b)	Other documents to be delivered are:-
Party required to deliver document	Form/Document/ Certificate	Date by which to be Delivered	Covered by Section 3(d)
Party A
Certified copy of the Board of Directors resolution (or equivalent authorizing documentation) which sets forth the authority of each signatory to the Confirmation signing on its behalf and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.
		Upon execution of this Agreement.	Yes

Party A and Party B
Incumbency Certificate (or, if available the current authorized signature book or equivalent authorizing documentation) specifying the names, titles, authority and specimen signatures of the persons authorized to execute the Confirmation which sets forth the specimen signatures of each signatory to the Confirmation signing on its behalf.
		Concurrently with the execution and delivery of the Confirmation unless previously delivered and still in full force and effect.	Yes

Party B	The Pooling and Servicing Agreement (“PSA”)	Promptly upon receipt of an execution copy of this Agreement	Yes

Party B	Any notice of default as may be required under the PSA to be delivered to Party A.	At the times specified in the PSA.	Yes

Party A and Party B	Legal opinion in respect of such Party reasonably satisfactory in form and substance to the other party.	No later than 15 days after closing	No

Part 4. Miscellaneous.

(a) Addresses for Notices. For the purpose of Section 12(a):-

Address for notices or communications to Party A (for all purposes):-

Address:             UBS AG, Stamford Branch
              677 Washington Boulevard
              Stamford, CT 06901

Attention:           Legal Affairs

Telephone No.:  (203) 719-3000

Facsimile No.:     (203) 719-0680

Address for notices or communications to Party B (for all purposes):

Address:             Wells Fargo Bank, N.A.
              9062 Old Annapolis Road
              Columbia, Maryland 21045

Attention:           Client manager - MABS 2006-AM2

Telephone No.:  410-884-2000

Facsimile No.:    410-884-2380

(b)	Process Agent. For the purpose of Section 13(c):-

Party A appoints as its Process Agent, Not applicable.

Party B appoints as its Process Agent, Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:-

Party A is a Multibranch Party and may act through its branches in any of the following territories or countries: Australia, England and Wales, Hong Kong, United States of America, Singapore and Switzerland.

Party B is not a Multibranch Party.

(e)
Calculation Agent. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction. The failure of Party A to perform its obligations as Calculation Agent shall not be construed as an Event of Default or Termination Event.

(f)	Credit Support Document. Details of any Credit Support Document:-

In the case of Party A: None, or in the event that Party A posts collateral under a Credit Support Annex pursuant to Part 5(n) below, such Credit Support Annex.

In the case of Party B: Not applicable.

(g)	Credit Support Provider.

In relation to Party A: Not applicable

In relation to Party B: Not applicable.

(h)
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than NY General Obligations law Sections 5-1401 and 5-1402).

(i)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-” and (ii) deleting the final paragraph thereof. The following shall be added at the end of Section 13(b): “Nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction.”

(j)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all of the Transactions (in each case starting from the date of this Agreement).

(k)
“Affiliate” will have the meaning specified in Section 14 of this Agreement; provided that with respect to Party B, Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5. Other Provisions.

(a)
WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION THEREUNDER, AND ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY’S ENTERING INTO THIS AGREEMENT AND EACH TRANSACTION HEREUNDER.

(b)
Definitions. This Agreement, each Confirmation, and each Transaction are subject to the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. as amended, supplemented, updated, restated, and superseded from time to time (collectively the “Definitions”), and will be governed in all respects by the Definitions. Any reference to a “Swap Transaction” in the Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement, and any reference to a “Transaction” in this Agreement is deemed to be a reference to a “Swap Transaction” for purposes of the Definitions. The Definitions, as so modified are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and such Confirmations. Subject to Section 1(b), in the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. Also, subject to Section 1(b), in the event of any inconsistency between the provisions of any Confirmation and this Agreement, or the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction. Terms capitalized but not defined herein except in the Definitions shall have the respective meanings attributed to them in the Pooling and Servicing Agreement.

(c)
Notices. For the purposes of subsections (iii) and (v) of Section 12(a), the date of receipt shall be presumed to be the date sent if sent on a Local Business Day or, if not sent on a Local Business Day, the date of receipt shall be presumed to be the first Local Business Day following the date sent.

(d)
Service of Process. The penultimate sentence of Section 13(c) shall be amended by adding the following language at the end thereof: "if permitted in the jurisdiction where the proceedings are initiated and in the jurisdiction where service is to be made."

(e)	Additional Representations. For purposes of Section 3 of this Agreement, the following shall be added, immediately following paragraph (f) thereof:

(i)	No Agency. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(ii)
Eligible Contract Participant. It is an “eligible contract participant” as that term is defined in Section 1a(12) of the U.S. Commodity Exchange Act (7 U.S.C. 1a) as amended by the Commodities Futures Modernization Act of 2000.

(iii)
No Reliance. In connection with the negotiation of, the entering into, and the execution of, this Agreement, any Credit Support Document to which it is a party, and each Transaction hereunder, each party acknowledges and agrees that: (i) it is acting for its own account and is not acting as a fiduciary for, or a financial or investment advisor to the other party (or in any similar capacity); (ii) it is not relying upon any communications (whether written or oral) from the other party as investment advice or as a recommendation to enter into this Agreement, any Credit Support Document to which it is a party and each Transaction hereunder (other than the representations expressly set forth in this Agreement and in such Credit Support Document), it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction; (iii) it has not received from the other party any assurance or guarantee as to the expected results of any Transaction; and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own independent investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(f)
No Setoff. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

(g)
Non-Petition. Party A hereby irrevocably and unconditionally agrees that it will not institute against, or join any other person in instituting against, Party B, the Supplemental Interest Trust Trustee or the trust created pursuant to the Pooling and Servicing Agreement any bankruptcy, reorganization, arrangement, insolvency, or similar proceeding under the laws of the United States, or any other jurisdiction for the non-payment of any amount due hereunder or any other reason until the payment in full of the Certificates and the expiration of a period of one year plus one day (or, if longer, the applicable preference period) following such payment.

(h)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision will not be applicable if any provision of Section 2, 5, 6 or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with, such section) is held to be invalid or unenforceable, provided, further, that the parties agree to first use reasonable efforts to amend the affected provisions of Section 2, 5, 6 or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with, such section) so as to preserve the original intention of the parties. It shall in particular be understood that this severability clause shall not affect the single agreement concept of Section 1(c) of this Agreement.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(i)            Tape Recording of Conversations. Each Party (i) consents to the recording of all telephone conversations between trading, operations and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction; (ii) agrees to give notice to such personnel that their calls will be recorded; and (iii) agrees that in any Proceedings, it will not object to the introduction of such recordings in evidence on grounds that consent was not properly given.

(j)	Amendment; Consent. Section 9(b) of the Agreement is amended by adding the following at the end of such Section:

“No amendment, modification or waiver in respect of this Agreement will be effective unless the Rating Agency Condition is satisfied. The foregoing shall not, however, create any obligation on the part of
UBS AG to provide any such written notice.”

(k)
Limitation of Liability. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by the trustee of the Supplemental Interest Trust (i) this Agreement is executed by Wells Fargo Bank, N.A., not in its individual capacity but solely as trustee of the Supplemental Interest Trust in the exercise of the powers and authority conferred upon and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of Party B is made and intended not as a personal representation, undertaking or agreement of Wells Fargo Bank, N.A. but is made and intended for the purpose of binding only the Supplemental Interest Trust; and (iii) nothing herein contained shall be construed as imposing any liability on Wells Fargo Bank N.A. individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and under no circumstances shall Wells Fargo Bank N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement. The obligations of Party B under this Agreement are limited recourse obligations, payable solely from the Swap Account, subject to and in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement.

(l)
Third Party Beneficiary. Party A shall be a third-party beneficiary of the provisions of the Pooling and Servicing Agreement and shall be entitled to any priority of payments under the Pooling and Servicing Agreement, and any other terms protecting its rights, according to the terms of the Pooling and Servicing Agreement.

(m)
Assignments or Transfers. Neither this Agreement, any interest or obligation in or under this Agreement, nor any Transaction may be transferred by Party A without the Rating Agency Condition being satisfied.

(n)           Rating Agency Downgrade. In the event of a Rating Agency Downgrade (as defined below) with respect to Party A (or any applicable Credit Support Provider), unless within thirty (30) days after the occurrence of such event, each Relevant Rating Agency has reconfirmed in writing the rating of the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2 (the “Certificates”) which was in effect immediately prior to such Rating Agency Downgrade, Party A shall, at its sole expense, and within 30 days, either:

(1)	deliver collateral subject to the Rating Agency Condition; or

(2)
assign this Agreement to, or obtain a replacement master agreement and transaction thereunder, subject to the Rating Agency Condition with any bank or financial institution (or any party providing credit support on such Person’s behalf) that meets or exceeds the Approved Rating Threshold; or

(3)	establish any other arrangement subject to the Rating Agency Condition.

If Party A elects to deliver collateral as described in clause (i) above, such collateral shall be governed by the ISDA form of Credit Support Annex (NY law form) (as amended, supplemented or otherwise modified from time to time), as such form is agreed to by Party A and Party B.

For the purposes hereof, a “Rating Agency Downgrade” will have occurred if: (i) Party A’s short-term unsecured and unsubordinated debt rating (the “Short Term Rating”) is reduced below “A-1” by S&P or, if Party A does not have a Short Term Rating from S&P, Party A’s long-term unsecured and unsubordinated debt rating (the “Long Term Rating”) is reduced below “A+” by S&P: or (ii) Party A’s Short Term Rating is reduced below “P-1” by Moody’s or Party A’s Long Term Rating is withdrawn or reduced below “A1” by Moody’s (or, if Party A’s Long Term Rating is “A1”, such Long Term Rating is on credit watch for downgrade) or, if Party A only has a Long Term Rating from Moody’s, such rating is withdrawn or reduced below “Aa3” by Moody’s (or, if Party A’s Long Term Rating is “Aa3”, such Long Term Rating is on credit watch for downgrade).

In addition, it being further understood that if (I) Party A’s short-term unsecured and unsubordinated debt rating (the “Short Term Rating”) is reduced below “A-3 ” by S&P or Party A’s long-term unsecured and unsubordinated debt rating (the “Long Term Rating”) is withdrawn or reduced below “BBB-” by S&P (referred to as a “Subsequent Rating Agency Downgrade”), then Party A shall (unless within ten (10) days after the occurrence of such Subsequent Rating Agency Downgrade, S&P has reconfirmed in writing the rating of the Certificates which was in effect immediately prior to such Subsequent Rating Agency Downgrade), at its sole expense, and within 10 business days, assign this Agreement to, or obtain a replacement master agreement and transaction thereunder, subject to the Rating Agency Condition with any bank or financial institution (or any party providing credit support on such Person’s behalf) that satisfies the Approved Rating Threshold.

The lowest rating that would not result in a Rating Agency Downgrade is referred to as the “Approved Rating Threshold”.

For the purposes hereof:

“Moody’s” means Moody’s Investors Service, Inc.

“S&P” means Standard & Poor's Rating Services, a division of The Mc-Graw Hill Companies, Inc.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder, that the party acting or failing to act has consulted with each Relevant Rating Agency then providing a rating of the Certificates and received a written confirmation that the proposed action or inaction would not cause a downgrading or withdrawal of the then-current rating of the Certificates.

“Relevant Rating Agency” means each of Moody’s and S&P.

(o) Deduction or Withholding for Tax. The provisions of Section 2(d)(i)(4) and 2(d)(ii) of the Agreement shall not apply to Party B and Party B shall not be required to pay any additional amounts referred to therein.

(p) Terms capitalized but not defined herein or in the 2000 ISDA Definitions shall have the meanings attributed to them in the Pooling and Servicing Agreement.

(q) Compliance with Regulation AB.

(i) Party A agrees and acknowledges that Mortgage Asset Securitization Transactions, Inc. (“MASTR”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding Party A, depending on the aggregate “Significance Percentage” of all Transactions under this Agreement, together with any other transactions that fall within the meaning of “derivative contracts” for the purposes of Item 1115 of Regulation AB between Party A and Party B, as calculated from time to time in accordance with the Calculation Methodology (as defined below).

(ii)  It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, MASTR notifies Party A that the Significance Percentage has reached one of the thresholds for significance of derivative contracts set forth in Item 1115 of Regulation AB (based on a reasonable determination by MASTR, in good faith and using the Calculation Methodology, of such Significance Percentage).

(iii) Upon the occurrence of a Swap Disclosure Event, Party A, at its own expense, shall provide to MASTR the applicable Swap Financial Disclosure (as defined below).

(iv) In the alternative to subparagraph (iii) above, upon the occurrence of a Swap Disclosure Event or at any time after complying with subparagraph (iii) above, Party A may, at its option and at its own expense, (a) secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to theRelevant Rating Agencies, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds (or which satisfies the Rating Agency Condition) and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (b) obtain a guaranty of the Party A’s obligations under this Agreement from an affiliate of the Party A that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by reference to or incorporation by reference from reports filed pursuant to the Exchange Act.

(v) Party A agrees that, in the event that Party A provides Swap Financial Disclosure to MASTR in accordance with paragraph (iii) above or causes its affiliate to provide Swap Financial Disclosure to MASTR in accordance with paragraph (iv)(b) above, it will indemnify and hold harmless MASTR, its respective directors or officers and any person controlling MASTR, from and against any and all losses, claims, damages and liabilities (any “Damage”) caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however that the foregoing shall not apply to any Damage caused by the negligence or any willful action of MASTR or any other party (other than Party A or any of its affiliates or any of their respective agents), including without limitation any failure to calculate the Significance Percentage according to the terms of this Agreement or to make any filing as and when required under Regulation AB.

(vi) MASTR shall be an express third party beneficiary of this Agreement as if it were a party hereto to the extent of MASTR’s rights explicity specified herein.

(vii) In the event that UBS AG provides the information referred to above, such information shall be provided on the date that is the later of (i) five (5) Business Days after the Swap Disclosure Event or (ii) 5 Business Days after the relevant Distribution Date for which the Trust Administrator will be required to file a Form 10-D.

For the purposes hereof:

“Calculation Methodology” means such method for determining maximum probable exposure of a derivative contractas mutually agreed to by MASTR and Party A.

“Swap Financial Disclosure” means the financial information specified in Item 1115 of Regulation AB relating to the applicable Significance Percentage.

The parties executing this Schedule have executed the Master Agreement and have agreed as to the contents of this Schedule.

UBS AG
WELLS FARGO BANK, N.A., not individually, but solely as trustee on behalf of the Supplemental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2

Party A	Party B
By:______________________________	By:______________________________
Name:	Name:
Title:	Title:
Date:	Date:
By:________________________________
Name:
Title:
Date:

EXHIBIT L

ANNUAL STATEMENT OF COMPLIANCE PURSUANT TO SECTION 3.20

MASTR ASSET BACKED SECURITIES TRUST 2006-AM2,

MORTGAGE PASS-THROUGH CERTIFICATES

I, _____________________, hereby certify that I am a duly appointed __________________________ of Wells Fargo Bank, N.A. (the “Servicer”), and further certify as follows:

1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of July 1, 2006 (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc., as depositor, Wells Fargo Bank, N.A. as the master servicer and the trust administrator, the Servicer and U.S. Bank National Association, as trustee.

2. The undersigned officer of the Servicer hereby certifies that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under the Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such year.

Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.

Dated: _____________, 2006

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________.

By:
Name:
Title:

I, _________________________, a (an) __________________ of the Servicer, hereby certify that _________________ is a duly elected, qualified, and acting _______________________ of the Servicer and that the signature appearing above is his/her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________.

By:
Name:
Title:

EXHIBIT M

FORM OF INTEREST RATE SWAP AGREEMENT

ASSIGNMENT AGREEMENT

UBS AG has entered into the transaction listed on Attachment 1 hereto with Reference Number 37333881 (the “Old Transaction”) with UBS Real Estate Securities, Inc. (“UBS Real Estate”).

For valuable consideration, receipt of which is hereby acknowledged, UBS Real Estate hereby assigns, transfers and sets over effective 28 July 2006 unto Mortgage Asset Securitization Transactions Inc. (“MASTR”), without recourse all of its rights, title and interest in and to the Old Transaction and UBS Real Estate hereby gives MASTR and its assigns full power and authority for its or their own uses and benefit, but at its or their own cost, to demand, collect, receive and give acquittance for the same or any part thereof, and to prosecute or withdraw any suits or proceedings therefore. UBS AG hereby consents to the assignment of the Old Transaction to MASTR as herein provided.

Upon the effectiveness of such assignment, for valuable consideration, receipt of which is hereby acknowledged, MASTR hereby assigns, transfers and sets over effective 28 July 2006 unto Wells Fargo Bank, N.A., not individually, but solely as trustee on behalf of the Supplemental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2 (the “Trust”) without recourse, all of its rights, title and interest in and to the Old Transaction (as so assigned and transferred, referenced by UBS AG as a new transaction with Reference Number 37418443, as listed on Attachment 2 hereto and referred to as the “New Transaction”) and MASTR hereby gives the Trust and its assigns full power and authority for its or their own uses and benefit, but at its or their own cost, to demand, collect, receive and give acquittance for the same or any part of thereof, and to prosecute or withdraw any suits or proceedings therefor. UBS AG hereby consents to the assignment of the New Transaction to the Trust as herein provided, with the understanding that the provisions labeled “Additional Provisions” in the confirmation relating to the New Transaction shall become effective upon the assignment to the Trust.

Each party hereby represents and warrants to the other that the execution, delivery and performance of this Assignment Agreement by it are within its powers, and have been duly authorized by all necessary corporate or other action and that this Assignment Agreement constitutes its legal, valid and binding obligation.

This Assignment Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regards to the conflict of law provisions thereof, other than New York General Obligations Law Section 5-1401 and 5-1402.

IN WITNESS WHEREOF, the parties have duly executed this Assignment Agreement as of the date first written above.

UBS AG	UBS REAL ESTATE SECURITIES, INC.

By:

Name:
Title:
By:________________________________________
Name:
By:

Name:
Title:
By:________________________________________
Name:

MORTGAGE ASSET SECURITIZATION TRANSACTIONS INC.
Wells Fargo Bank, N.A., not individually, but solely as trustee on behalf of the Supplemental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2

By: ________________________________________	By: ________________________________________
Name:	Name:
Title:	Title:

By: ________________________________________
Name:
Title:

ATTACHMENT 1

Date:	28 July 2006

To:	UBS Real Estate Securities, Inc. (“Counterparty”)

Attn:	Swaps Administration

From:	UBS AG, London Branch (“UBS AG”)

Subject:	Interest Rate Swap Transaction
UBS AG Ref: 37333881

Dear Sirs,

The purpose of this communication is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below. This Confirmation constitutes a “Confirmation” as referred to in the Master Agreement or Agreement specified below.

The definitions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between any of the definitions listed above and this Confirmation, this Confirmation will govern.

If you and we are parties to a master agreement that governs transactions of this type (whether in the form of the ISDA Master Agreement (Multicurrency-Cross Border)(the “ISDA Form”) or any other form (a “Master Agreement”), then this Confirmation will supplement, form a part of, and be subject to that Master Agreement. If you and we are not parties to such a Master Agreement, then you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Form, with such modifications as you and we will in good faith agree. Upon the execution by you and us of such an agreement, this Confirmation will supplement, form a part of and be subject to and governed by that agreement, except as expressly modified below. Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a “Confirmation”) confirming transactions (each a “Transaction”) entered into between us (notwithstanding anything to the contrary in a confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule except for the election of the laws of England as the Governing Law and U.S. Dollars as the Termination Currency) on the Trade Date of the first Transaction between us (hereinafter the “Agreement”). In the event of any inconsistency between the provisions of any such Agreement and this Confirmation, this Confirmation will prevail for the purposes of this Transaction.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	28 July 2006

Effective Date:	28 July 2006

Termination Date:	25 July 2011

Calculation Agent:	UBS AG, unless otherwise stated in the Schedule to the Master Agreement.

Business Days:	New York

Calculation Amount:	Initially USD 477,328,000.00, amortizing as per Amortizing Schedules below

Broker:	None

Amortization Schedule

Period From	Period To	Calculation Amount (USD)
Effective Date	25-Aug-2006	477,328,000.00
25-Aug-2006	25-Sep-2006	470,893,000.00
25-Sep-2006	25-Oct-2006	462,849,000.00
25-Oct-2006	25-Nov-2006	453,200,000.00
25-Nov-2006	25-Dec-2006	441,976,000.00
25-Dec-2006	25-Jan-2007	429,210,000.00
25-Jan-2007	25-Feb-2007	414,967,000.00
25-Feb-2007	25-Mar-2007	399,315,000.00
25-Mar-2007	25-Apr-2007	382,366,000.00
25-Apr-2007	25-May-2007	364,250,000.00
25-May-2007	25-Jun-2007	346,975,000.00
25-Jun-2007	25-Jul-2007	330,526,000.00
25-Jul-2007	25-Aug-2007	314,862,000.00
25-Aug-2007	25-Sep-2007	299,945,000.00
25-Sep-2007	25-Oct-2007	285,741,000.00
25-Oct-2007	25-Nov-2007	272,214,000.00
25-Nov-2007	25-Dec-2007	259,332,000.00
25-Dec-2007	25-Jan-2008	247,065,000.00
25-Jan-2008	25-Feb-2008	235,382,000.00
25-Feb-2008	25-Mar-2008	224,174,000.00
25-Mar-2008	25-Apr-2008	201,948,000.00
25-Apr-2008	25-May-2008	181,961,000.00
25-May-2008	25-Jun-2008	164,110,000.00
25-Jun-2008	25-Jul-2008	148,138,000.00
25-Jul-2008	25-Aug-2008	133,880,000.00
25-Aug-2008	25-Sep-2008	126,352,000.00
25-Sep-2008	25-Oct-2008	119,312,000.00
25-Oct-2008	25-Nov-2008	112,677,000.00
25-Nov-2008	25-Dec-2008	106,427,000.00
25-Dec-2008	25-Jan-2009	100,534,000.00
25-Jan-2009	25-Feb-2009	94,979,000.00
25-Feb-2009	25-Mar-2009	89,740,000.00
25-Mar-2009	25-Apr-2009	84,799,000.00
25-Apr-2009	25-May-2009	80,140,000.00
25-May-2009	25-Jun-2009	75,749,000.00
25-Jun-2009	25-Jul-2009	71,606,000.00
25-Jul-2009	25-Aug-2009	67,699,000.00
25-Aug-2009	25-Sep-2009	64,012,000.00
25-Sep-2009	25-Oct-2009	60,533,000.00
25-Oct-2009	25-Nov-2009	57,251,000.00
25-Nov-2009	25-Dec-2009	54,155,000.00
25-Dec-2009	25-Jan-2010	51,233,000.00
25-Jan-2010	25-Feb-2010	48,475,000.00
25-Feb-2010	25-Mar-2010	45,871,000.00
25-Mar-2010	25-Apr-2010	43,413,000.00
25-Apr-2010	25-May-2010	41,092,000.00
25-May-2010	25-Jun-2010	38,901,000.00
25-Jun-2010	25-Jul-2010	36,832,000.00
25-Jul-2010	25-Aug-2010	34,878,000.00
25-Aug-2010	25-Sep-2010	33,032,000.00
25-Sep-2010	25-Oct-2010	31,288,000.00
25-Oct-2010	25-Nov-2010	29,640,000.00
25-Nov-2010	25-Dec-2010	28,083,000.00
25-Dec-2010	25-Jan-2011	26,612,000.00
25-Jan-2011	25-Feb-2011	25,221,000.00
25-Feb-2011	25-Mar-2011	23,906,000.00
25-Mar-2011	25-Apr-2011	22,664,000.00
25-Apr-2011	25-May-2011	21,489,000.00
25-May-2011	25-Jun-2011	20,378,000.00
25-Jun-2011	Termination Date	19,327,000.00

With respect to the Floating Rate Payer Calculation Periods, the dates in the above schedule with the exception of the Effective Date will be subject to adjustment in accordance with the Modified Following Business Day Convention. With respect to the Fixed Rate Payer Calculation Periods, the dates in the above schedule will be subject to No Adjustment.

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate:	5.60 percent per annum

Fixed Rate Day Count Fraction:	30/360

Fixed Rate Payer Payment Dates:
25 January, 25 February, 25 March, 25 April, 25 May, 25 June, 25 July, 25 August, 25 September, 25 October, 25 November and 25 December, in each year, from and including 25 August 2006, up to and including the Termination Date, subject to adjustment in accordance with the Business Day Convention specified immediately below and there shall be No Adjustment to the Calculation Period

Business Day Convention:	Modified Following

Floating Amounts

Floating Rate Payer:	UBS AG

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Floating Rate Day Count Fraction:	Actual/360

Spread: Floating Rate Payer Period End Dates:
None
25 January, 25 February, 25 March, 25 April, 25 May, 25 June, 25 July, 25 August, 25 September, 25 October, 25 November and 25 December, in each year, from and including 25 August 2006, up to and including the Termination Date, subject to adjustment in accordance with the Business Day Convention specified immediately below

Floating Rate Payer Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Dates shall be two Business Days prior to each Floating Rate Payer Period End Date.

Reset Dates:	First day of each Calculation Period

Business Day Convention:	Modified Following

Compounding:	Inapplicable

Relationship Between Parties
Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (in the absence of a written Agreement between the parties which expressly imposes affirmative obligations to the contrary for this Transaction):

(a)
Non-Reliance. Each party is acting for its own account, and has made its own independent decisions to enter into this Transaction and this such Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanation relating to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(b)
Assessment and Understanding. Each party is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of this Transaction. Each party is also capable of assuming and assumes, the risks of this Transaction.

(c)	Status of the Parties. Neither party is acting as a fiduciary for or as an adviser to the other in respect of this Transaction.

References in this clause to “a party” shall, in the case of UBS AG, London Branch and where the context so allows, include references to any affiliate of UBS AG, London Branch

Account Details

Currency:	USD
Correspondent Bank:	UBS AG, STAMFORD BRANCH
Swift Address:	UBSWUS33XXX
Favour:	UBS AG LONDON BRANCH
Swift Address:	UBSWGB2LXXX
Account No:	101-wa-140007-000 Further Credit To:
Swift Address:
Account No:

Offices

(a)   The office of UBS AG for the Swap Transaction is London; and

(b) The office of the Counterparty for the Swap Transaction is New York.

Contact Names at UBS AG
Payment Inquiries	Elisa Doctor	Email:
DL-USOTCRATES-SETTS@ubs.com

Pre Value Payments:	Pre Value Payment Investigations:	(203) 719-1110
Post Value Payments:	Post Value Payment Investigations:	(203) 719-1110
Confirmation Queries:	Confirmation Control:	(203) 719-3733
ISDA Documentation:	Legal	(203) 719-4747

Swift:	UBSWGB2L
Fax:	(44) 20 7567 2685/2900
Address:	UBS AG 100 Liverpool Street London EC2M 2RH

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter or facsimile substantially similar to this letter, which letter or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms or by sending to us a return letter or facsimile in the form attached.

Yours Faithfully

For and on Behalf of UBS AG, London Branch

By:	By:

Name:	Name:
Title:	Title:

Acknowledged and agreed by UBS Real Estate Securities, Inc. as of the Trade Date specified above:

By:	By:

Name:	Name:
Title:	Title:

UBS AG London Branch, 1 Finsbury Avenue, London, EC2M 2PP

UBS AG is a member of the London Stock Exchange and is regulated in the UK by the Financial Services Authority.

Representatives of UBS Limited introduce trades to UBS AG via UBS Limited

ATTACHMENT 2
Date:	28 July 2006

To:
Wells Fargo Bank, N.A., not individually, but solely as trustee on behalf of the Supplemental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2 (“Counterparty”)

Attn:	Client Manager, MABS 2006-AM2

Fax No:	410-715-2380

From:	UBS AG, London Branch (“UBS AG”)

Subject:	Interest Rate Swap Transaction
UBS AG Ref: 37418443

Dear Sirs,

The purpose of this communication is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below. This Confirmation constitutes a “Confirmation” as referred to in the Master Agreement or Agreement specified below.

The definitions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between any of the definitions listed above and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 28 July 2006 as amended and supplemented from time to time (the “Agreement”), between Counterparty and UBS AG. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows: General Terms

General Terms

Trade Date:	28 July 2006

Effective Date:	28 July 2006

Termination Date:	25 July 2011

Calculation Agent:	UBS AG, unless otherwise stated in the Schedule to the Master Agreement.

Business Days:	New York

Calculation Amount:	Initially USD 1,909,312.00, amortizing as per Amortizing Schedules below

Broker:	None

Amortizing Schedule:

Period From	Period To	Calculation Amount (USD)
Effective Date	25-Aug-2006	1,909,312.00
25-Aug-2006	25-Sep-2006	1,883,572.00
25-Sep-2006	25-Oct-2006	1,851,396.00
25-Oct-2006	25-Nov-2006	1,812,800.00
25-Nov-2006	25-Dec-2006	1,767,904.00
25-Dec-2006	25-Jan-2007	1,716,840.00
25-Jan-2007	25-Feb-2007	1,659,868.00
25-Feb-2007	25-Mar-2007	1,597,260.00
25-Mar-2007	25-Apr-2007	1,529,464.00
25-Apr-2007	25-May-2007	1,457,000.00
25-May-2007	25-Jun-2007	1,387,900.00
25-Jun-2007	25-Jul-2007	1,322,104.00
25-Jul-2007	25-Aug-2007	1,259,448.00
25-Aug-2007	25-Sep-2007	1,199,780.00
25-Sep-2007	25-Oct-2007	1,142,964.00
25-Oct-2007	25-Nov-2007	1,088,856.00
25-Nov-2007	25-Dec-2007	1,037,328.00
25-Dec-2007	25-Jan-2008	988,260.00
25-Jan-2008	25-Feb-2008	941,528.00
25-Feb-2008	25-Mar-2008	896,696.00
25-Mar-2008	25-Apr-2008	807,792.00
25-Apr-2008	25-May-2008	727,844.00
25-May-2008	25-Jun-2008	656,440.00
25-Jun-2008	25-Jul-2008	592,552.00
25-Jul-2008	25-Aug-2008	535,520.00
25-Aug-2008	25-Sep-2008	505,408.00
25-Sep-2008	25-Oct-2008	477,248.00
25-Oct-2008	25-Nov-2008	450,708.00
25-Nov-2008	25-Dec-2008	425,708.00
25-Dec-2008	25-Jan-2009	402,136.00
25-Jan-2009	25-Feb-2009	379,916.00
25-Feb-2009	25-Mar-2009	358,960.00
25-Mar-2009	25-Apr-2009	339,196.00
25-Apr-2009	25-May-2009	320,560.00
25-May-2009	25-Jun-2009	302,996.00
25-Jun-2009	25-Jul-2009	286,424.00
25-Jul-2009	25-Aug-2009	270,796.00
25-Aug-2009	25-Sep-2009	256,048.00
25-Sep-2009	25-Oct-2009	242,132.00
25-Oct-2009	25-Nov-2009	229,004.00
25-Nov-2009	25-Dec-2009	216,620.00
25-Dec-2009	25-Jan-2010	204,932.00
25-Jan-2010	25-Feb-2010	193,900.00
25-Feb-2010	25-Mar-2010	183,484.00
25-Mar-2010	25-Apr-2010	173,652.00
25-Apr-2010	25-May-2010	164,368.00
25-May-2010	25-Jun-2010	155,604.00
25-Jun-2010	25-Jul-2010	147,328.00
25-Jul-2010	25-Aug-2010	139,512.00
25-Aug-2010	25-Sep-2010	132,128.00
25-Sep-2010	25-Oct-2010	125,152.00
25-Oct-2010	25-Nov-2010	118,560.00
25-Nov-2010	25-Dec-2010	112,332.00
25-Dec-2010	25-Jan-2011	106,448.00
25-Jan-2011	25-Feb-2011	100,884.00
25-Feb-2011	25-Mar-2011	95,624.00
25-Mar-2011	25-Apr-2011	90,656.00
25-Apr-2011	25-May-2011	85,956.00
25-May-2011	25-Jun-2011	81,512.00
25-Jun-2011	Termination Date	77,308.00

With respect to the Floating Rate Payer Calculation Periods, the dates in the above schedule with the exception of the Effective Date will be subject to adjustment in accordance with the Modified Following Business Day Convention. With respect to the Fixed Rate Payer Calculation Periods, the dates in the above schedule will be subject to No Adjustment.

Fixed Amounts
Fixed Rate Payer:	Counterparty

Fixed Amount:	To be determined in accordance with the following formula: 250 * Fixed Rate * Calculation Amount * Fixed Rate Day Count Fraction

Fixed Rate:	5.60 percent per annum

Fixed Rate Day Count Fraction:	30/360

Fixed Rate Payer Payment Dates:
25 January, 25 February, 25 March, 25 April, 25 May, 25 June, 25 July, 25 August, 25 September, 25 October, 25 November and 25 December, in each year, from and including 25 August 2006, up to and including the Termination Date, subject to adjustment in accordance with the Business Day Convention specified immediately below and there shall be No Adjustment to the Calculation Period

Business Day Convention:	Modified Following

Floating Amounts
Floating Rate Payer:	UBS AG

Floating Amount:	To be determined in accordance with the following formula: 250 * Floating Rate Option * Calculation Amount * Floating Rate Day Count Fraction

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 month

Fixed Rate Day Count Fraction:	Actual/360

Spread:	None

Floating Rate Payer Period End Dates:
25 January, 25 February, 25 March, 25 April, 25 May, 25 June, 25 July, 25 August, 25 September, 25 October, 25 November and 25 December, in each year, from and including 25 August 2006, up to and including the Termination Date, subject to adjustment in accordance with the Business Day Convention specified immediately below

Floating Rate Payer Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Dates shall be two Business Days prior to each Floating Rate Payer Period End Date.

Reset Dates:	First day of each Calculation Period

Business Day Convention:	Modified Following

Compounding:	Inapplicable

Relationship Between Parties
Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (in the absence of a written Agreement between the parties which expressly imposes affirmative obligations to the contrary for this Transaction):

(a)  Non-Reliance. Each party is acting for its own account, and has made its own independent decisions to enter into this Transaction and this such Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanation relating to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(b)  Assessment and Understanding. Each party is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of this Transaction. Each party is also capable of assuming and assumes, the risks of this Transaction.

(c)  Status of the Parties. Neither party is acting as a fiduciary for or as an adviser to the other in respect of this Transaction.

(d)  Purpose. It is an “eligible swap participant” as such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowing or investments, hedging its underlying assets or liabilities or in connection with a line of business.

References in this clause to “a party” shall, in the case of UBS AG, London Branch and where the context so allows, include references to any affiliate of UBS AG, London Branch

Account Details
Currency:	USD
Correspondent Bank:	UBS AG, STAMFORD BRANCH
Swift Address:	UBSWUS33XXX
Favour:	UBS AG LONDON BRANCH
Swift Address:	UBSWGB2LXXX
Account No:	101-wa-140007-000
Further Credit To:
Swift Address:
Account No:

Offices
(a)  The office of UBS AG for the Swap Transaction is London; and
(b)  The office of the Counterparty for the Swap Transaction is New York

Contact Names at UBS AG
Payment Inquiries	Elisa Doctor	Email:
DL-USOTCRATES-SETTS@ubs.com
Pre Value Payments:	Pre Value Payment Investigations:	203.719-1110
Post Value Payments:	Post Value Payment Investigations:	203.719-1110
Confirmation Queries:	Confirmation Control:	203.719.3733
ISDA Documentation:	Legal	203.719.4747
Swift:	UBSWGB2L
Fax:	(44) 20 7567 2685/2990
Address:	UBS AG 100 Liverpool Street London EC2M 2RH

Contact Info:
Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attn: Client Manager MABS 2006-AM2, or
Attn: Graham Oglesby
(p) 410.884.2000/2309
(f) 410.715.2380

Wiring Instructions:
Wells Fargo Bank, NA
San Francisco, CA
ABA #: 121-000-248
Acct #: 3970771416
Acct Name: SAS Clearing
For Further Credit: Account # 50937001

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter or facsimile substantially similar to this letter, which letter or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms or by sending to us a return letter or facsimile in the form attached.

Yours Faithfully

For and on Behalf of

UBS AG, London Branch

By:	By:

Name: Christopher Dingle	Name: Jonathan McTernan
Title: Associate Director	Title: Associate Director

Acknowledged and agreed by Wells Fargo Bank, N.A., not individually, but solely as trustee on behalf of the Supplemental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006;AM2 as of the Trade Date specified above:

By:

Name: Graham Oglesby
Title: Associate Vice President

UBS AG London Branch, 1 Finsbury Avenue, London, EC2M 2PP
UBS AG is a member of the London Stock Exchange and is regulated in the UK by the Financial Services Authority.
Representatives of UBS Limited introduce trades to UBS AG via UBS Limited

(Multicurrency-Cross Border)
ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of July 28, 2006

UBS AG	and
WELLS FARGO BANK, N.A., not individually, but solely as trustee on behalf of the Supplemental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency.  In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purposes of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

UBS AG
WELLS FARGO BANK, N.A., not individually, but solely as trustee on behalf of the Supplemental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2

By:________________________________	By:_______________________________
Name:	Name:
Title:	Title:
Date:	Date:

By:________________________________
Name:
Title:
Date:

(Multicurrency-Cross Border)
UBS Draft: Revised July 27, 2006

SCHEDULE
to the
Master Agreement
dated as of July 28, 2006

between

UBS AG (“Party A”),
a banking corporation organized under the laws of Switzerland

and

WELLS FARGO BANK, N.A., not individually, but solely as trustee on behalf of the Supplemental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2 (“Party B”)

Part 1. Termination Provisions

In this Agreement:-

(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v), Not applicable.
Section 5(a)(vi), Not applicable.
Section 5(a)(vii), Not applicable.
Section 5(b)(iv), Not applicable.

and in relation to Party B for the purpose of:

Section 5(a)(v), Not applicable.
Section 5(a)(vi), Not applicable.
Section 5(a)(vii), Not applicable.
Section 5(b)(iv), Not applicable.

(b)	“Specified Transaction” will not apply to Party A and will not apply to Party B.

(c)	The “Breach of Agreement” provisions of Section 5(a)(ii) will not apply to Party A or Party B.

(d)	The “Credit Support Default” provisions of Section 5(a)(iii) will not apply to Party A or Party B.

(e)	The “Misrepresentation” provisions of Section 5(a)(iv) will not apply to Party A or Party B.

(f)	“Default under Specified Transaction” is not applicable to Party A or Party B for any purpose, and, accordingly, Section 5(a)(v) will not apply to Party A or Party B.

(g)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to Party A and will not apply to Party B.

(h)	The “Bankruptcy” provision of Section 5(a)(vii)(2) will not apply to Party B.

(i)	The “Merger Without Assumption” provision of Section 5(a)(viii) will not apply to Party B.

(j)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(k)	The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

(l)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement, Market Quotation and the Second Method will apply.

(m)	“Termination Currency” means United States Dollars (“USD”).

(n)	Additional Termination Event will apply to Party A and to Party B as follows:

(i) Each of the following events shall be an Additional Termination Event with respect to Party B and Party B shall be the sole Affected Party with respect thereto:

1.	The Trust, at any time, terminates;

2.
The Pooling and Servicing Agreement dated as of July 1, 2006 among Mortgage Asset Securitization Transactions, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Trust Administrator, Wells Fargo Bank, N.A., a national banking association, as Servicer, and U.S. Bank National Association, as Trustee (the “Pooling and Servicing Agreement”) or any related documents as described in the Pooling and Servicing Agreement (collectively, the “Transaction Documents”) are amended or modified without the prior written consent of Party A (where such consent is required under the Pooling and Servicing Agreement) (such consent not to be unreasonably withheld or delayed), if such amendment or modification adversely affects, in any material respect, the interests of Party A; and

3.
The majority holder of the Class CE Certificates, the Master Servicer or the NIMS Insurer, if any, exercise the option to purchase the Mortgage Loans pursuant to Section 9.01 of the Pooling and Servicing Agreement; provided, however, that notwithstanding Section 6(b)(iv) of this Agreement (i) in respect of the swap Transaction hereunder, either party may designate an Early Termination Date in respect of this Additional Termination Event and (ii) in respect of the cap Transaction hereunder, only Party B may designate an Early Termination Date hereunder; provided, further, that any such Early Termination Date shall not be prior to the final Distribution Date.

(ii) If a Rating Agency Downgrade or a Subsequent Rating Agency Downgrade has occurred and Party A has not within the applicable time frame specified below in Part 5(n) of this Schedule, complied with the applicable terms of Part 5(n) of this Schedule, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(iii)  If, upon the occurrence of a Swap Disclosure Event (as defined below in Part 5(q) of this Schedule) Party A has not, within 10 business days (after giving effect to any grace period applicable to the relevant filing) after such Swap Disclosure Event, complied with any of the provisions set forth in Part 5(q) of this Schedule, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

Part 2. Tax Representations.

(a)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:-

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6(d)(ii) and 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) and 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations.

For the purpose of Section 3(f) of this Agreement, neither Party A nor Party B makes any representations.

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-

(a) Tax forms, documents or certificates to be delivered are:-
Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A
With respect to each Transaction that is entered into under this Agreement through an Office of Party A that is located in the U.S., one duly executed and completed U.S. Internal Revenue Service Form W-8ECI (or successor thereto).

(i)  (i) Upon execution and delivery of this Agreement, with such form to be updated at the beginning of each succeeding three calendar year period beginning after execution of this Agreement, or as otherwise required under then applicable U.S. Treasury Regulations; (ii) promptly upon reasonable demand by Party B;
and (iii) promptly upon learning that any Form W-8ECI (or any successor thereto) has become obsolete or incorrect.

Party A
With respect to each Transaction that is entered into under this Agreement through an Office of Party A that is not located in the U.S., one duly executed and completed U.S. Internal Revenue Service Form W-8BEN (or successor thereto).

(i) Upon execution and delivery of this Agreement, with such form to be updated at the beginning of each succeeding three calendar year period beginning after execution of this Agreement, or as otherwise required under then applicable U.S. Treasury Regulations; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any Form W-8BEN (or any successor thereto) has become obsolete or incorrect.

Party B	Relevant completed and executed U.S. Internal Revenue Service Forms from each of the beneficial owners of the trust Counterparty.
(i) Upon execution and delivery of this Agreement, (ii) promptly upon reasonable demand by Party A, and (iii) promptly upon learning that any such Form previously provided by Party B has become obsolete or incorrect.

(b)	Other documents to be delivered are:-
Party required to deliver document	Form/Document/ Certificate	Date by which to be Delivered	Covered by Section 3(d)
Party A
Certified copy of the Board of Directors resolution (or equivalent authorizing documentation) which sets forth the authority of each signatory to the Confirmation signing on its behalf and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.
		Upon execution of this Agreement.	Yes

Party A and Party B
Incumbency Certificate (or, if available the current authorized signature book or equivalent authorizing documentation) specifying the names, titles, authority and specimen signatures of the persons authorized to execute the Confirmation which sets forth the specimen signatures of each signatory to the Confirmation signing on its behalf.
		Concurrently with the execution and delivery of the Confirmation unless previously delivered and still in full force and effect.	Yes

Party B	The Pooling and Servicing Agreement (“PSA”)	Promptly upon receipt of an execution copy of this Agreement	Yes

Party B	Any notice of default as may be required under the PSA to be delivered to Party A.	At the times specified in the PSA.	Yes

Party A and Party B	Legal opinion in respect of such Party reasonably satisfactory in form and substance to the other party.	No later than 15 days after closing	No

Part 4. Miscellaneous.

(a) Addresses for Notices. For the purpose of Section 12(a):-

Address for notices or communications to Party A (for all purposes):-

Address:             UBS AG, Stamford Branch
              677 Washington Boulevard
              Stamford, CT 06901

Attention:           Legal Affairs

Telephone No.:  (203) 719-3000

Facsimile No.:     (203) 719-0680

Address for notices or communications to Party B (for all purposes):

Address:             Wells Fargo Bank, N.A.
              9062 Old Annapolis Road
              Columbia, Maryland 21045

Attention:           Client manager - MABS 2006-AM2

Telephone No.:  410-884-2000

Facsimile No.:    410-884-2380

(b)	Process Agent. For the purpose of Section 13(c):-

Party A appoints as its Process Agent, Not applicable.

Party B appoints as its Process Agent, Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:-

Party A is a Multibranch Party and may act through its branches in any of the following territories or countries: Australia, England and Wales, Hong Kong, United States of America, Singapore and Switzerland.

Party B is not a Multibranch Party.

(e)
Calculation Agent. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction. The failure of Party A to perform its obligations as Calculation Agent shall not be construed as an Event of Default or Termination Event.

(f)	Credit Support Document. Details of any Credit Support Document:-

In the case of Party A: None, or in the event that Party A posts collateral under a Credit Support Annex pursuant to Part 5(n) below, such Credit Support Annex.

In the case of Party B: Not applicable.

(g)	Credit Support Provider.

In relation to Party A: Not applicable

In relation to Party B: Not applicable.

(h)
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than NY General Obligations law Sections 5-1401 and 5-1402).

(i)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-” and (ii) deleting the final paragraph thereof. The following shall be added at the end of Section 13(b): “Nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction.”

(j)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all of the Transactions (in each case starting from the date of this Agreement).

(k)
“Affiliate” will have the meaning specified in Section 14 of this Agreement; provided that with respect to Party B, Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5. Other Provisions.

(a)
WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION THEREUNDER, AND ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY’S ENTERING INTO THIS AGREEMENT AND EACH TRANSACTION HEREUNDER.

(b)
Definitions. This Agreement, each Confirmation, and each Transaction are subject to the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. as amended, supplemented, updated, restated, and superseded from time to time (collectively the “Definitions”), and will be governed in all respects by the Definitions. Any reference to a “Swap Transaction” in the Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement, and any reference to a “Transaction” in this Agreement is deemed to be a reference to a “Swap Transaction” for purposes of the Definitions. The Definitions, as so modified are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and such Confirmations. Subject to Section 1(b), in the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. Also, subject to Section 1(b), in the event of any inconsistency between the provisions of any Confirmation and this Agreement, or the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction. Terms capitalized but not defined herein except in the Definitions shall have the respective meanings attributed to them in the Pooling and Servicing Agreement.

(c)
Notices. For the purposes of subsections (iii) and (v) of Section 12(a), the date of receipt shall be presumed to be the date sent if sent on a Local Business Day or, if not sent on a Local Business Day, the date of receipt shall be presumed to be the first Local Business Day following the date sent.

(d)
Service of Process. The penultimate sentence of Section 13(c) shall be amended by adding the following language at the end thereof: "if permitted in the jurisdiction where the proceedings are initiated and in the jurisdiction where service is to be made."

(e)	Additional Representations. For purposes of Section 3 of this Agreement, the following shall be added, immediately following paragraph (f) thereof:

(i)	No Agency. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(ii)
Eligible Contract Participant. It is an “eligible contract participant” as that term is defined in Section 1a(12) of the U.S. Commodity Exchange Act (7 U.S.C. 1a) as amended by the Commodities Futures Modernization Act of 2000.

(iii)
No Reliance. In connection with the negotiation of, the entering into, and the execution of, this Agreement, any Credit Support Document to which it is a party, and each Transaction hereunder, each party acknowledges and agrees that: (i) it is acting for its own account and is not acting as a fiduciary for, or a financial or investment advisor to the other party (or in any similar capacity); (ii) it is not relying upon any communications (whether written or oral) from the other party as investment advice or as a recommendation to enter into this Agreement, any Credit Support Document to which it is a party and each Transaction hereunder (other than the representations expressly set forth in this Agreement and in such Credit Support Document), it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction; (iii) it has not received from the other party any assurance or guarantee as to the expected results of any Transaction; and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own independent investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(f)
No Setoff. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

(g)
Non-Petition. Party A hereby irrevocably and unconditionally agrees that it will not institute against, or join any other person in instituting against, Party B, the Supplemental Interest Trust Trustee or the trust created pursuant to the Pooling and Servicing Agreement any bankruptcy, reorganization, arrangement, insolvency, or similar proceeding under the laws of the United States, or any other jurisdiction for the non-payment of any amount due hereunder or any other reason until the payment in full of the Certificates and the expiration of a period of one year plus one day (or, if longer, the applicable preference period) following such payment.

(h)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision will not be applicable if any provision of Section 2, 5, 6 or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with, such section) is held to be invalid or unenforceable, provided, further, that the parties agree to first use reasonable efforts to amend the affected provisions of Section 2, 5, 6 or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with, such section) so as to preserve the original intention of the parties. It shall in particular be understood that this severability clause shall not affect the single agreement concept of Section 1(c) of this Agreement.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(i)            Tape Recording of Conversations. Each Party (i) consents to the recording of all telephone conversations between trading, operations and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction; (ii) agrees to give notice to such personnel that their calls will be recorded; and (iii) agrees that in any Proceedings, it will not object to the introduction of such recordings in evidence on grounds that consent was not properly given.

(j)	Amendment; Consent. Section 9(b) of the Agreement is amended by adding the following at the end of such Section:

“No amendment, modification or waiver in respect of this Agreement will be effective unless the Rating Agency Condition is satisfied. The foregoing shall not, however, create any obligation on the part of
UBS AG to provide any such written notice.”

(k)
Limitation of Liability. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by the trustee of the Supplemental Interest Trust (i) this Agreement is executed by Wells Fargo Bank, N.A., not in its individual capacity but solely as trustee of the Supplemental Interest Trust in the exercise of the powers and authority conferred upon and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of Party B is made and intended not as a personal representation, undertaking or agreement of Wells Fargo Bank, N.A. but is made and intended for the purpose of binding only the Supplemental Interest Trust; and (iii) nothing herein contained shall be construed as imposing any liability on Wells Fargo Bank N.A. individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and under no circumstances shall Wells Fargo Bank N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement. The obligations of Party B under this Agreement are limited recourse obligations, payable solely from the Swap Account, subject to and in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement.

(l)
Third Party Beneficiary. Party A shall be a third-party beneficiary of the provisions of the Pooling and Servicing Agreement and shall be entitled to any priority of payments under the Pooling and Servicing Agreement, and any other terms protecting its rights, according to the terms of the Pooling and Servicing Agreement.

(m)
Assignments or Transfers. Neither this Agreement, any interest or obligation in or under this Agreement, nor any Transaction may be transferred by Party A without the Rating Agency Condition being satisfied.

(n)           Rating Agency Downgrade. In the event of a Rating Agency Downgrade (as defined below) with respect to Party A (or any applicable Credit Support Provider), unless within thirty (30) days after the occurrence of such event, each Relevant Rating Agency has reconfirmed in writing the rating of the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2 (the “Certificates”) which was in effect immediately prior to such Rating Agency Downgrade, Party A shall, at its sole expense, and within 30 days, either:

(1)	deliver collateral subject to the Rating Agency Condition; or

(2)
assign this Agreement to, or obtain a replacement master agreement and transaction thereunder, subject to the Rating Agency Condition with any bank or financial institution (or any party providing credit support on such Person’s behalf) that meets or exceeds the Approved Rating Threshold; or

(3)	establish any other arrangement subject to the Rating Agency Condition.

If Party A elects to deliver collateral as described in clause (i) above, such collateral shall be governed by the ISDA form of Credit Support Annex (NY law form) (as amended, supplemented or otherwise modified from time to time), as such form is agreed to by Party A and Party B.

For the purposes hereof, a “Rating Agency Downgrade” will have occurred if: (i) Party A’s short-term unsecured and unsubordinated debt rating (the “Short Term Rating”) is reduced below “A-1” by S&P or, if Party A does not have a Short Term Rating from S&P, Party A’s long-term unsecured and unsubordinated debt rating (the “Long Term Rating”) is reduced below “A+” by S&P: or (ii) Party A’s Short Term Rating is reduced below “P-1” by Moody’s or Party A’s Long Term Rating is withdrawn or reduced below “A1” by Moody’s (or, if Party A’s Long Term Rating is “A1”, such Long Term Rating is on credit watch for downgrade) or, if Party A only has a Long Term Rating from Moody’s, such rating is withdrawn or reduced below “Aa3” by Moody’s (or, if Party A’s Long Term Rating is “Aa3”, such Long Term Rating is on credit watch for downgrade).

In addition, it being further understood that if (I) Party A’s short-term unsecured and unsubordinated debt rating (the “Short Term Rating”) is reduced below “A-3 ” by S&P or Party A’s long-term unsecured and unsubordinated debt rating (the “Long Term Rating”) is withdrawn or reduced below “BBB-” by S&P (referred to as a “Subsequent Rating Agency Downgrade”), then Party A shall (unless within ten (10) days after the occurrence of such Subsequent Rating Agency Downgrade, S&P has reconfirmed in writing the rating of the Certificates which was in effect immediately prior to such Subsequent Rating Agency Downgrade), at its sole expense, and within 10 business days, assign this Agreement to, or obtain a replacement master agreement and transaction thereunder, subject to the Rating Agency Condition with any bank or financial institution (or any party providing credit support on such Person’s behalf) that satisfies the Approved Rating Threshold.

The lowest rating that would not result in a Rating Agency Downgrade is referred to as the “Approved Rating Threshold”.

For the purposes hereof:

“Moody’s” means Moody’s Investors Service, Inc.

“S&P” means Standard & Poor's Rating Services, a division of The Mc-Graw Hill Companies, Inc.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder, that the party acting or failing to act has consulted with each Relevant Rating Agency then providing a rating of the Certificates and received a written confirmation that the proposed action or inaction would not cause a downgrading or withdrawal of the then-current rating of the Certificates.

“Relevant Rating Agency” means each of Moody’s and S&P.

(o) Deduction or Withholding for Tax. The provisions of Section 2(d)(i)(4) and 2(d)(ii) of the Agreement shall not apply to Party B and Party B shall not be required to pay any additional amounts referred to therein.

(p) Terms capitalized but not defined herein or in the 2000 ISDA Definitions shall have the meanings attributed to them in the Pooling and Servicing Agreement.

(q) Compliance with Regulation AB.

(i) Party A agrees and acknowledges that Mortgage Asset Securitization Transactions, Inc. (“MASTR”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding Party A, depending on the aggregate “Significance Percentage” of all Transactions under this Agreement, together with any other transactions that fall within the meaning of “derivative contracts” for the purposes of Item 1115 of Regulation AB between Party A and Party B, as calculated from time to time in accordance with the Calculation Methodology (as defined below).

(ii)  It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, MASTR notifies Party A that the Significance Percentage has reached one of the thresholds for significance of derivative contracts set forth in Item 1115 of Regulation AB (based on a reasonable determination by MASTR, in good faith and using the Calculation Methodology, of such Significance Percentage).

(iii) Upon the occurrence of a Swap Disclosure Event, Party A, at its own expense, shall provide to MASTR the applicable Swap Financial Disclosure (as defined below).

(iv) In the alternative to subparagraph (iii) above, upon the occurrence of a Swap Disclosure Event or at any time after complying with subparagraph (iii) above, Party A may, at its option and at its own expense, (a) secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to theRelevant Rating Agencies, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds (or which satisfies the Rating Agency Condition) and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (b) obtain a guaranty of the Party A’s obligations under this Agreement from an affiliate of the Party A that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by reference to or incorporation by reference from reports filed pursuant to the Exchange Act.

(v) Party A agrees that, in the event that Party A provides Swap Financial Disclosure to MASTR in accordance with paragraph (iii) above or causes its affiliate to provide Swap Financial Disclosure to MASTR in accordance with paragraph (iv)(b) above, it will indemnify and hold harmless MASTR, its respective directors or officers and any person controlling MASTR, from and against any and all losses, claims, damages and liabilities (any “Damage”) caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however that the foregoing shall not apply to any Damage caused by the negligence or any willful action of MASTR or any other party (other than Party A or any of its affiliates or any of their respective agents), including without limitation any failure to calculate the Significance Percentage according to the terms of this Agreement or to make any filing as and when required under Regulation AB.

(vi) MASTR shall be an express third party beneficiary of this Agreement as if it were a party hereto to the extent of MASTR’s rights explicity specified herein.

(vii) In the event that UBS AG provides the information referred to above, such information shall be provided on the date that is the later of (i) five (5) Business Days after the Swap Disclosure Event or (ii) 5 Business Days after the relevant Distribution Date for which the Trust Administrator will be required to file a Form 10-D.

For the purposes hereof:

“Calculation Methodology” means such method for determining maximum probable exposure of a derivative contractas mutually agreed to by MASTR and Party A.

“Swap Financial Disclosure” means the financial information specified in Item 1115 of Regulation AB relating to the applicable Significance Percentage.

The parties executing this Schedule have executed the Master Agreement and have agreed as to the contents of this Schedule.

UBS AG
WELLS FARGO BANK, N.A., not individually, but solely as trustee on behalf of the Supplemental Interest Trust for the MASTR Asset Backed Securities Trust 2006-AM2, Mortgage Pass Through Certificates, Series 2006-AM2

Party A	Party B
By:______________________________	By:______________________________
Name:	Name:
Title:	Title:
Date:	Date:
By:________________________________
Name:
Title:
Date:

EXHIBIT N

FORM OF SWAP ADMINISTRATION AGREEMENT

SWAP ADMINISTRATION AGREEMENT

This Swap Administration Agreement, dated as of July 28, 2006 (this “Agreement”), among Wells Fargo Bank, N.A. (“Wells Fargo”), as swap administrator (“Swap Administrator”) and as trust administrator and supplemental interest trust trustee (in such capacity, the “Trust Administrator” and “Supplemental Interest Trust Trustee”) under the Pooling and Servicing Agreement, as hereinafter defined, and UBS Real Estate Securities Inc (“UBSRES”).

WHEREAS, the Trust Administrator, on behalf of the holders of the MASTR Asset-Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates, is counterparty to an Interest Rate Swap Agreement (the “Swap Agreement”), a copy of which is attached hereto as Exhibit A, between the Supplemental Interest Trust Trustee and UBS AG; and

WHEREAS, it is desirable to irrevocably appoint the Swap Administrator, and the Swap Administrator desires to accept such appointment, to receive and distribute funds payable by UBS AG under the Swap Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.         Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of July 1, 2006 (the “Pooling and Servicing Agreement”), among Mortgage Asset Securitization Transactions, Inc., as depositor, Wells Fargo Bank, N.A. as master servicer and trust administrator, Wells Fargo Bank, N.A. as servicer and U.S. Bank National Association as trustee (the “Trustee”), relating to the MASTR Asset-Backed Securities Trust 2006-AM2, Mortgage Pass-Through Certificates (the “Certificates”), or in the related Indenture, as the case may be, as in effect on the date hereof.

2.	Swap Administrator.

(a)  The Swap Administrator is hereby irrevocably appointed to receive all funds paid to the Supplemental Interest Trust Trustee by USB AG, or its successors in interest (the “Swap Provider”) under the Swap Agreement (including any Swap Termination Payment) and the Swap Administrator hereby accepts such appointment and hereby agrees to receive such amounts from the Supplemental Interest Trust Trustee and to distribute on each Distribution Date such amounts in the following order of priority:

(i)  first, to the Trust Administrator for deposit into the Swap Account, an amount equal to the sum of the following amounts remaining outstanding after distribution of the Net Monthly Excess Cashflow: (A) Unpaid Interest Shortfall Amounts, (B) Net WAC Rate Carryover Amounts; (C) an amount necessary to maintain or restore the Overcollateralization Target Amount; and (D) any Allocated Realized Loss Amounts;

(ii)  second, to UBSRES, any amounts remaining after payment of (i) above, provided, however, upon the issuance of notes by an issuer (the “Trust”), secured by all or a portion of the Class CE Certificates and the Class P Certificates (the “NIM Notes”), UBSRES hereby instructs the Swap Administrator to make any payments under this clause 2(a)(ii) in the following order of priority:

(A)  to the Indenture Trustee for the Trust, for deposit into the Note Account (each as to defined in the related Indenture), and until satisfaction and discharge of the Indenture, the Floating Amount (as defined in Annex I); and

(B)  concurrently, to the Holders of the Class CE Certificates, pro rata based on the outstanding Notional Amount of each such Certificate; provided, however, that any Swap Termination Payment received by the Swap Administrator shall not be payable to the Holders of the Class CE Certificates pursuant to this clause (ii)(B) without the prior written consent of the NIMS Insurer, if any and the Rating Agencies.

(b)  The Swap Administrator agrees to hold any amounts received from the Supplemental Interest Trust Trustee in trust upon the terms and conditions and for the exclusive use and benefit of the Trustee, the Trust Administrator and the Indenture Trustee, as applicable (in turn for the benefit of the Certificateholders, the Noteholders and the NIMS Insurer, if any) as set forth herein. The rights, duties and liabilities of the Swap Administrator in respect of this Agreement shall be as follows:

(i)     The Swap Administrator shall have the full power and authority to do all things not inconsistent with the provisions of this Agreement that it may deem advisable in order to enforce the provisions hereof. The Swap Administrator shall not be answerable or accountable except for its own bad faith, willful misconduct or negligence. The Swap Administrator shall not be required to take any action to exercise or enforce any of its rights or powers hereunder which, in the opinion of the Swap Administrator, shall be likely to involve expense or liability to the Swap Administrator, unless the Swap Administrator shall have received an agreement satisfactory to it in its sole discretion to indemnify it against such liability and expense.

(ii)    The Swap Administrator shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of any party hereto or the NIMS Insurer, if any, or otherwise as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Swap Administrator or exercising any right or power conferred upon the Swap Administrator under this Agreement.

(iii)    The Swap Administrator may perform any duties hereunder either directly or by or through agents or attorneys of the Swap Administrator. The Swap Administrator shall not be liable for the acts or omissions of its agents or attorneys so long as the Swap Administrator chose such Persons with due care.

3.        Swap Administration Account. The Swap Administrator shall segregate and hold all funds received from the Supplemental Interest Trust Trustee (including any Swap Termination Payment) separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Swap Administrator one or more segregated accounts (such account or accounts, the “Swap Account”), held in trust for the benefit of the Trustee, the Trust Administrator, the Indenture Trustee and the parties to this Agreement. All amounts on deposit in the Swap Account shall remain uninvested unless the Swap Administrator receives instructions to the contrary from any party hereto, with the consent of the NIMS Insurer, if any. The Swap Administrator hereby agrees that it holds and shall hold the Swap Account and all amounts deposited therein in trust for the exclusive use and benefit of the Trustee, the Trust Administrator and the Indenture Trustee as their interests may appear.

4.	Replacement Swap Agreements.

The Supplemental Interest Trust Trustee shall, at the direction of the NIMS Insurer, if any, or, with the consent of the NIMS Insurer, if any, at the direction of UBSRES, enforce all of its rights and exercise any remedies under the Swap Agreement. In the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined therein), the Trust Administrator shall, at the direction of UBSRES, find a replacement counterparty to enter into a replacement swap agreement.

Any Swap Termination Payment received by the Swap Administrator from the Supplemental Interest Trust Trustee shall be deposited in the Swap Account and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Provider.

If the Supplemental Interest Trust Trustee is unable to appoint a successor swap provider within 30 days of the early termination of the Swap Agreement, then the Supplemental Interest Trust Trustee will establish, and will deposit any Swap Termination Payment received from the original Swap Provider into, a separate, non-interest bearing reserve account (a "Swap Termination Reserve Account") and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in the Swap Termination Reserve Account an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Provider calculated in accordance with the terms of the original Swap Agreement, and distribute such amount in accordance with this Agreement and the Pooling and Servicing Agreement.

5.	Representations and Warranties of Wells Fargo. Wells Fargo represents and warrants as follows:

(a)  Wells Fargo is duly organized and validly existing as a national banking association under the laws of the United States and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations as Swap Administrator hereunder.

(b)  The execution, delivery and performance of this Agreement by Wells Fargo as Trust Administrator have been duly authorized in the Pooling and Servicing Agreement.

(c)  This Agreement has been duly executed and delivered by Wells Fargo as Swap Administrator, Trust Administrator and Supplemental Interest Trust Trustee and is enforceable against Wells Fargo in such capacities in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

6.	Replacement of Swap Administrator.

Any corporation, bank, trust company or association into which the Swap Administrator may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Swap Administrator shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Swap Administrator, shall be the successor of the Swap Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except to the extent that assumption of its duties and obligations, as such, is not effected by operation of law.

No resignation or removal of the Swap Administrator and no appointment of a successor Swap Administrator shall become effective until the appointment by UBSRES of a successor swap administrator acceptable to the NIMS Insurer, if any. Any successor swap administrator shall execute such documents or instruments necessary or appropriate to vest in and confirm to such successor swap administrator all such rights and powers conferred by this Agreement.

The Swap Administrator may resign at any time by giving written notice thereof to the other parties hereto with a copy to the NIMS Insurer, if any. If a successor swap administrator shall not have accepted the appointment hereunder within 30 days after the giving by the resigning Swap Administrator of such notice of resignation, the resigning Swap Administrator may petition any court of competent jurisdiction for the appointment of a successor swap administrator acceptable to the NIMS Insurer, if any.

In the event of a resignation or removal of the Swap Administrator, UBSRES shall promptly appoint a successor Swap Administrator acceptable to the NIMS Insurer, if any. If no such appointment has been made within 10 days of the resignation or removal, the NIMS Insurer, if any, may appoint a successor Swap Administrator.

7.	Trust Administrator Obligations.

Whenever the Supplemental Interest Trust Trustee, as a party to the Swap Agreement, has the option or is requested in such capacity, whether such request is by the counterparty to such agreement, to take any action or to give any consent, approval or waiver that it is entitled to take or give in such capacity, including, without limitation, in connection with an amendment of such agreement or the occurrence of a default or termination event thereunder, the Supplemental Interest Trust Trustee shall promptly notify the parties hereto and the NIMS Insurer, if any, of such request in such detail as is available to it and, shall, on behalf of the parties hereto and the NIMS Insurer, if any, take such action in connection with the exercise and/or enforcement of any rights and/or remedies available to it in such capacity with respect to such request as the NIMS Insurer, if any, shall direct in writing; provided that if no such direction is received prior to the date that is established for taking such action or giving such consent, approval or waiver (notice of which date shall be given by the Supplemental Interest Trust Trustee to the parties hereto and the NIMS Insurer, if any), the Supplemental Interest Trust Trustee may abstain from taking such action or giving such consent, approval or waiver.

The Supplemental Interest Trust Trustee shall forward to the parties hereto and the NIMS Insurer, if any, on the Payment Date following its receipt thereof copies of any and all notices, statements, reports and/or other material communications and information (collectively, the “Swap Reports”) that it receives in connection with the Swap Agreement or from the counterparty thereto.

8.	Miscellaneous.

(a)  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b)  Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and the Swap Administrator irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. The Swap Administrator waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.

(c)  This Agreement may be amended, supplemented or modified in writing by the parties hereto, but only with the consent of the NIMS Insurer, if any.

(d)  This Agreement may not be assigned or transferred without the prior written consent of the NIMS Insurer, if any; provided, however, the parties hereto acknowledge and agree to the assignment of the rights of UBSRES as provided under this Agreement pursuant to the Sale Agreement, the Trust Agreement and the Indenture.

(e)  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all such counterparts taken together shall be deemed to constitute one and the same instrument.

(f)  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)  The representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement. No act or omission on the part of any party hereto shall constitute a waiver of any such representation or warranty.

(h)  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

(i)  The representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement. No act or omission on the part of any party hereto shall constitute a waiver of any such representation or warranty.

9.  Third-Party Beneficiary. Each of the Note Insurer, the Backup Note Insurer and the Indenture Trustee, if any, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

10.  Swap Administrator and Trust Administrator Rights. The Swap Administrator shall be entitled to the same rights, protections and indemnities afforded to the Trust Administrator under the Pooling and Servicing Agreement and the Indenture Trustee under the Indenture, in each case, as if specifically set forth herein with respect to the Swap Administrator.

The Trust Administrator and the Supplemental Interest Trust Trustee shall be entitled to the same rights, protections and indemnities afforded to the Trust Administrator under the Pooling and Servicing Agreement as if specifically set forth herein with respect to the Trust Administrator.

11.  Limited Recourse. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Trust Administrator, not in its individual capacity but solely as trust administrator under the Pooling and Servicing Agreement. Notwithstanding any other provisions of this Agreement, the obligations of the Trust Administrator under this Agreement are non-recourse to the Trust Administrator, its assets and its property, and shall be payable solely from the assets of the Trust Fund, and following realization of such assets, any claims of any party hereto shall be extinguished and shall not thereafter be reinstated. No recourse shall be had against any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of the Trust Administrator or any person owning, directly or indirectly, any legal or beneficial interest in the Trust Administrator, or any successors or assigns of any of the foregoing (the “Exculpated Parties”) for the payment of any amount payable under this Agreement. The parties hereto shall not enforce the liability and obligations of the Trust Administrator to perform and observe the obligations contained in this Agreement by any action or proceeding wherein a money judgment establishing any personal liability shall be sought against the Trust Administrator, subject to the following sentence, or the Exculpated Parties. The agreements in this paragraph shall survive termination of this Agreement and the performance of all obligations hereunder.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

WELLS FARGO BANK, N.A. as Swap Administrator

By:

Name: Title:

WELLS FARGO BANK, N.A. not in its individual capacity but solely as Trust Administrator and Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement

By:

Name: Title:

UBS REAL ESTATE SECURITIES INC.

By:

Name: Title:

By:

Name: Title:

EXHIBIT A

SWAP AGREEMENT

ANNEX I

The amounts paid under clause 2(a)(ii) of the Swap Administration Agreement shall be calculated as follows:

Floating Amount:

Floating Rate Payer:	UBS AG

Cap Rate:	15.0%

Floating Amount
To be determined in accordance with the following formula:

The product of: (i) 250; (ii) the Cap Rate, (iii) the Notional Amount; and (iv) the Floating Rate Day Count Fraction;

provided, however, the Swap Administrator will only be obligated to pay the Floating Amount up to the amount remaining after payments are made under clause 2(a)(i) of the Swap Administration Agreement.

The Floating Amount shall be paid to the Indenture Trustee for payment in accordance with Section 2.09(e) of the Indenture.

Floating Rate Day Count Fraction:	Actual/360.

Notional Amount:	The amount set forth for such period in the Amortization Schedule A.

SCHEDULE A TO ANNEX I

INTEREST RATE SWAP SCHEDULE

Distribution Date	Base Calculation Amount
8/25/2006	1,909,312.00
9/25/2006	1,883,572.00
10/25/2006	1,851,396.00
11/25/2006	1,812,800.00
12/25/2006	1,767,904.00
1/25/2007	1,716,840.00
2/25/2007	1,659,868.00
3/25/2007	1,597,260.00
4/25/2007	1,529,464.00
5/25/2007	1,457,000.00
6/25/2007	1,387,900.00
7/25/2007	1,322,104.00
8/25/2007	1,259,448.00
9/25/2007	1,199,780.00
10/25/2007	1,142,964.00
11/25/2007	1,088,856.00
12/25/2007	1,037,328.00
1/25/2008	988,260.00
2/25/2008	941,528.00
3/25/2008	896,696.00
4/25/2008	807,792.00
5/25/2008	727,844.00
6/25/2008	656,440.00
7/25/2008	592,552.00
8/25/2008	535,520.00
9/25/2008	505,408.00
10/25/2008	477,248.00
11/25/2008	450,708.00
12/25/2008	425,708.00
1/25/2009	402,136.00
2/25/2009	379,916.00
3/25/2009	358,960.00
4/25/2009	339,196.00
5/25/2009	320,560.00
6/25/2009	302,996.00
7/25/2009	286,424.00
8/25/2009	270,796.00
9/25/2009	256,048.00
10/25/2009	242,132.00
11/25/2009	229,004.00
12/25/2009	216,620.00
1/25/2010	204,932.00
2/25/2010	193,900.00
3/25/2010	183,484.00
4/25/2010	173,652.00
5/25/2010	164,368.00
6/25/2010	155,604.00
7/25/2010	147,328.00
8/25/2010	139,512.00
9/25/2010	132,128.00
10/25/2010	125,152.00
11/25/2010	118,560.00
12/25/2010	112,332.00
1/25/2011	106,448.00
2/25/2011	100,884.00
3/25/2011	95,624.00
4/25/2011	90,656.00
5/25/2011	85,956.00
6/25/2011	81,512.00
7/25/2011	77,308.00
Termination Date

EXHIBIT O

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE
Definitions
Primary Servicer - transaction party having borrower contact
Master Servicer - aggregator of pool assets
Trust Administrator - waterfall calculator (may be the Trustee, or may be the Master Servicer)
Back-up Servicer - named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets
Paying Agent - distributor of funds to ultimate investor
Trustee - fiduciary of the transaction

Note: The definitions above describe the essential function that the party performs, rather than the party’s title. So, for example, in a particular transaction, the trustee may perform the “paying agent” and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key: X - obligation
[X] - under consideration for obligation

Reg AB Reference	Servicing Criteria	Servicer	Wells Fargo	Custodian
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X		X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

EXHIBIT P
FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity or entities indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trust Administrator and the Depositor pursuant to Section 4.06(a)(iv).

Under Item 1 of Form 10-D: a) items marked “4.02 statement” are required to be included in the periodic Distribution Date statement under Section 4.02, provided by the Trust Administrator based on information received from the Master Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.02 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.
Form	Item	Description	Responsible Party
10-D	Must be filed within 15 days of the Distribution Date.
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	4.02 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	4.02 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.02 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.02 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
4.02 statement
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.02 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	4.02 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	4.02 statement
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
4.02 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.02 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
4.02 statement
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.
4.02 statement Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.02 statement. Form 10-D report: Depositor
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
4.02 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	4.02 statement
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Trust Administrator, Servicer, Depositor
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.02 statement
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,
[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Depositor or Servicer Form 10-D report: Depositor
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	Depositor
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:
Seller
Depositor
Trustee
Issuing entity
Master Servicer
Originator
Custodian

(i) All parties to the Pooling and Servicing Agreement (as to themselves), (ii) the Trustee, Master Servicer and Depositor as to the Issuing entity and (iii) the Depositor as to the Sponsor, any 1110(b) originator and any 1100(d)(i) party

	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	Trust Administrator
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Trustee, Trust Administrator
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Requesting required financial information or effecting incorporation by reference	Trust Administrator Depositor
Item 1115(b) - Derivative Counterparty Financial Information*
Determining current maximum probable exposure
Determining current significance percentage
Requesting required financial information or effecting incorporation by reference
Depositor Trust Administrator Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trust Administrator
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
Depositor, Sevicer, Master Servicer, Custodian, Trust Administrator
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Depositor, Sevicer, Master Servicer, Custodian, Trust Administrator
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:
Sponsor (Seller), Depositor, Master Servicer, Trustee, Cap Provicer, Custodian
Depositor, Sevicer, Master Servicer, Custodian, Trust Administrator, Trustee (as to itself)
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.
Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.02 statement
Depositor/ Trust Administrator
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Trust Administrator
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	Depositor
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 4.07]	Depositor
	6.02	Change of Master Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee. Reg AB disclosure about any new servicer or trustee is also required.
Depositor
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
Requesting Regulation AB disclosure about any new enhancement or effecting incorporation by reference
Trust Administrator Depositor
	6.04	Failure to Make a Required Distribution	Trust Administrator
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Regulation AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event, other than the Trustee
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information	N/A
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Requesting required financial information or effecting incorporation by reference	Trust Administrator Depositor
Item 1115(b) - Derivative Counterparty Financial Information
Determining current maximum probable exposure
Determining current significance percentage
Requesting required financial information or effecting incorporation by reference
Depositor Trust Administrator
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:
Seller
Depositor
Trustee
Issuing entity
Master Servicer
Originator
Custodian
Seller Depositor Trustee Master Servicer Custodian
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
Seller
Depositor
Trustee
Issuing entity
Master Servicer
Originator
Custodian
Credit Enhancer/Support Provider, if any
Significant Obligor, if any

(i) All parties to the Pooling and Servicing Agreement (as to themselves), (ii) the Depositor as to the Sponsor, Originator, Significant Obligor, Credit Enhancer/Support Provider and (iii) the Depositor as to the Issuing entity

		Item 1122 - Assessment of Compliance with Servicing Criteria	Master Servicer Trust Administrator Custodian Servicer
		Item 1123 -Servicer Compliance Statement	Master Servicer Servicer

EXHIBIT Q

ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO [XXX-XXX-XXXX] AND VIA EMAIL TO [ ] AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, N.A., as Trust Administrator
Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust Services- [DEAL NAME]—SEC REPORT PROCESSING

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Pooling and Servicing Agreement, dated as of July 1, 2006, among Mortgage Asset Securitization Transactions, Inc. as Depositor, Wells Fargo Bank, N.A. as Master Servicer and Trust Administrator, Wells Fargo Bank, N.A. as Servicer and U.S. Bank National Association as Trustee, the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                   ], phone number: [                     ]; email address: [                            ].

[NAME OF PARTY],
as [role]

By: ________________________________
Name:
Title:

EXHIBIT R-1
FORM OF DELINQUENCY REPORT
Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

EXHIBIT R-2
MONTHLY REMITTANCE ADVICE
Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

EXHIBIT R-3
FORM OF REALIZED LOSS REPORT

Exhibit : Calculation of Realized Loss/Gain Form 332- Instruction Sheet
NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
2.

3.  The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.            The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.            The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.             Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.       Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history

(to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Servicing Officer Certificate

* Unusual or extraordinary items may require further documentation.

13.          The total of lines 1 through 12.

4.  Credits:

14-21.   Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.         The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _______________
Phone: ______________________ Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale  Short Sale Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes             No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2)	Interest accrued at Net Rate	(2)
(3)	Accrued Servicing Fees	(3)
(4)	Attorney's Fees	(4)
(5)	Taxes (see page 2)	(5)
(6)	Property Maintenance	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	(7)
(8)	Utility Expenses	(8)
(9)	Appraisal/BPO	(9)
(10)	Property Inspections	(10)
(11)	FC Costs/Other Legal Expenses	(11)
(12)	Other (itemize)	(12)
	Cash for Keys	(12)
	HOA/Condo Fees	(12)
		(12)

	Total Expenses	$(13)
Credits:
(14)	Escrow Balance	$(14)
(15)	HIP Refund	(15)
(16)	Rental Receipts	(16)
(17)	Hazard Loss Proceeds	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	(18a)
HUD Part A

HUD Part B		(18b)
(19)	Pool Insurance Proceeds	(19)
(20)	Proceeds from Sale of Acquired Property	(20)
(21)	Other (itemize)	(21)
		(21)

	Total Credits	$(22)
Total Realized Loss (or Amount of Gain)		$(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

EXHIBIT S

LIST OF APPRAISAL FIRMS

[AVAILABLE UPON REQUEST]

SCHEDULE 1

MORTGAGE LOAN SCHEDULE

AVAILABLE UPON REQUEST

SCHEDULE 2

PREPAYMENT CHARGE SCHEDULE

AVAILABLE UPON REQUEST